As filed with the Securities and Exchange Commission on August 23, 2005
                                              Registration Number 333-125668


                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                 FORM SB-2/A

                           REGISTRATION STATEMENT
                                  UNDER THE
                            SECURITIES ACT OF 1933
                              (Amendment No. 1)



                      Headliners Entertainment Group, Inc.
 ___________________________________________________________________________
               (Name of Small Business Issuer in its Charter)

         Delaware                      7900                     84-1195628
________________________________________________________________________________
(State or other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer
 Incorporation or Organization) Classification Code Number)  Identification No.)


                        EDUARDO RODRIGUEZ, CHAIRMAN
                     Headliners Entertainment Group, Inc.
                           501 Bloomfield Avenue
                            Montclair, NJ 07042
                              (973) 233-1233
  __________________________________________________________________________
  (Address and telephone number of Registrant's principal executive offices, principal place of business, and agent for service of process.)

                    _________________________________

                                 Copy to

                            ROBERT BRANTL, ESQ.
                             322 Fourth Street
                            Brooklyn, NY 11215
                            Attorney for Issuer
                              (718) 768-6045
                    _________________________________

     Approximate Date of Commencement of Public Sale: As soon as practicable after the Registration Statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                      CALCULATION OF REGISTRATION FEE


                                       Proposed      Proposed
Title of Each                          Maximum       Maximum
Class of              Amount           Offering      Aggregate    Amount of
Securities To         To Be            Price Per     Offering     Registration
Be Registered         Registered       Share (3)     Price (3)    Fee (4)
------------------------------------------------------------------------------
Common Stock,
 $.001 par value      72,537,329 (1)    $1.50       $108,805,994  $12,806.47

Common Stock,
 $.001 par value     246,105,350 (2)    $0.14       $ 34,454,749  $ 4,055.33
                                                                   ---------
                                                       Total Fee  $16,861.80
                                                                   =========

(1) These 72,537,329 shares (reduced from 75,877,662 originally registered) were registered in the initial filing. They represent the sum of (a) 50,000,000 shares that may be issued to Cornell Capital Partners and then reoffered by it if it forecloses under the Pledge and Escrow Agreement dated March 21, 2005, (b) 20,408,163 shares that may be issued to Cornell Capital Partners under the Standby Equity Distribution Agreement and then reoffered by Cornell Capital Partners, (c) 66,666 shares that may be issued to Andrew Freundlich pursuant to the Convertible Debenture held by him and then reoffered by him, and (d) 2,062,500 shares offered by the other Selling Shareholders.

(2) These 246,105,350 shares represent the sum of (a) 51,223,036 shares that may be issued to Cornell Capital Partners if it converts either the Secured Convertible Debenture dated June 28, 2005 or the Secured Convertible Debenture dated August 19, 2005, (b) 193,877,551 additional shares that may be issued to Cornell Capital Partners under the Standby Equity Distribution Agreement and then reoffered by Cornell Capital Partners, (c) 647,620 additional shares that may be issued to Andrew Freundlich pursuant to the Convertible Debenture held by him and then reoffered by him, and (d) 357,143 shares that may be issued to Eric Meyer pursuant to the Convertible Debenture held by him and then reoffered by him.

(3) The proposed offering price is estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), a registration fee of $13,396.21 for the registration of 75,877,662 shares was paid on June 9, 2005 based upon $1.50, the closing price of the Common Stock reported on the OTC Bulletin Board on June 8, 2005. From that sum, $12,806.47 is being allocated to the 72,537,329
     shares that remain in this registration statement.   Pursuant to Rule
     457(c), an additional registration fee of $4,055.33 for the registration of an additional 246,105,350 shares is being paid with Amendment No. 1 based upon $0.14, the closing price of the Common Stock reported on the OTC Bulletin Board on August 19, 2005.

(4) $589.74 was paid with the initial filing to register 3,340,333 shares that have since been withdrawn from the registration statement. Pursuant to Rule 457(p), that sum is being offset against the filing fee of $4,055.33 otherwise due for registration of the 246,105,350 shares added to the registration statement with Amendment No. 1.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                   HEADLINERS ENTERTAINMENT GROUP, INC.

                               COMMON STOCK
                            315,508,750 SHARES

     Six shareholders of Headliners Entertainment Group, Inc. are offering shares of Headliners common stock to the public by means of this prospec tus. Four of the selling shareholders currently own a total of 2,069,500 of the shares. Two of the selling shareholders hold debentures that may be converted into up to 1,071,429 shares, which they may then resell to the public by means of this prospectus. One of the selling shareholders, Cornell Capital Partners LP, is party to an equity distribution agreement with Headliners, and may use this prospectus to resell up to 214,285,714 shares that it may acquire from Headliners pursuant to the equity distribu tion agreement. Cornell Capital Partners may also use this prospectus to sell up to 51,223,036 shares it may acquire on conversion of debentures issued to it by Headliners or to sell up to 50,000,000 shares it will acquire if Headliners defaults in making payments required by those debentures and Cornell Capital Partners forecloses on the shares pledged by Headliners to secure the debentures. Cornell Capital Partners will be a statutory underwriter of any shares that it sells in either of these situations.

     Headliners' common stock is quoted on the OTC Bulletin Board under the trading symbol "HLEG.OB." On August 19, 2005 the closing price of the common stock was $.14 per share.

     The six shareholders intend to sell the shares into the public market from time to time. The shareholders will negotiate with the market makers for Headliners common stock to determine the prices for each sale. They expect each sale price to be near to the market price at the time of the sale.

     PURCHASE OF HEADLINERS COMMON STOCK INVOLVES SUBSTANTIAL RISK. PLEASE SEE "RISK FACTORS," WHICH BEGINS ON PAGE 6 OF THIS PROSPECTUS.

     Neither the Securities and Exchange Commission nor any state securi ties commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

             THE DATE OF THIS PROSPECTUS IS SEPTEMBER     , 2005

                              TABLE OF CONTENTS


PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . -3-
     Summary Financial Information. . . . . . . . . . . . . -5-

RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . -6-

YOU SHOULD NOT RELY ON FORWARD LOOKING STATEMENTS. . . . . -11-

DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . -12-

CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . -12-
     Market for the Common Stock . . . . . . . . . . . . . -13-

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . -14-

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS. . . . . . . . . . . . -14-

BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . -21-

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . -27-
     Executive Compensation. . . . . . . . . . . . . . . . -28-
     Other Transactions Between Headliners and its
      Management. . . . . . . . . . . . . . . . . . . . . .-31-
     Limitation of Liability and Indemnification . . . . . -32-

PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . -32-

SELLING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . -33-
     Plan of Distribution. . . . . . . . . . . . . . . . . -38-

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . -39-

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . -39-

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . -40-

INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . -41-

                            PROSPECTUS SUMMARY

HEADLINERS ENTERTAINMENT GROUP, INC.

     Headliners Entertainment Group, Inc. is a Delaware corporation that is engaged in the business of owning and operating entertainment facili-ties: specifically comedy clubs that operate under the trade name "Rascals" and dance clubs that operate under one of the followings trade names:
"Banana Joe's,""Margarita Mama's," "Red Cheetah," "Parrot Beach" or "Cactus
Cafe."   Headliners also owns a library of comedic performances recorded in its clubs. Headliners licenses this library to distributors for replay or reprint.

     The executive offices of Headliners are located at 501 Bloomfield Avenue, Montclair, NJ 07042. Our telephone number is 973-233-1233.

THE SELLING SHAREHOLDERS

     Six shareholders are using this prospectus to sell shares of Headliners common stock to the public. They acquired the shares directly from Headliners. Included among the Selling Shareholders are:

     * G&H Management LLC, an entity owned by the families of Headliners' officers, which is offering 2,000,000 shares it acquired as compensation for their services.

     * Andrew Freundlich, who may use this prospectus to offer up to 714,286 shares that he may acquire on conversion of a debenture that Headliners issued to him in settlement of a prior claim.

     * Eric Meyer, who may use this prospectus to offer up to 357,143 shares that he may acquire on conversion of a debenture that Headliners issued to him in settlement of a prior claim.

     * Two shareholders offering a total of 62,500 shares they acquired from Headliners in settlement of contracts.

     * Cornell Capital Partners, LP may offer up to 51,223,036 shares that it may acquire by converting two debentures issued to it by Headliners.

     * Cornell Capital Partners, LP may also offer up to 50,000,000 shares it will acquire if Headliners defaults in making pay ments required by those debentures and Cornell Capital Partners forecloses on the shares pledged by Headliners to secure the note.

     * Cornell Capital Partners, LP may also use this prospectus to resell to the public up to 214,285,714 shares that it may purchase from Headliners after the date of this prospectus pursuant to the terms of a Standby Equity Distribution Agree-ment. The Standby Equity Distribution Agreement gives Headliners a conditional right to sell shares to Cornell Capital Partners at a discount to the market price, which

     * Cornell Capital Partners then resells to the public. The Agreement permits Headliners' to demand a maximum of $500,000 from Cornell Capital Partners every five trading days until the second anniversary of the date of this prospectus, up to a maximum of $30,000,000.

OUTSTANDING SHARES AND POTENTIAL DILUTION

     Headliners has issued only one class of stock: its common stock. On the date of this prospectus there were 14,793,477 shares of common stock outstanding. Two of the Selling Shareholders hold debentures that are convertible into Headliners common stock at the market price at the time of conversion. At the closing price of $.14 on August 19, 2005, the debentures could be converted into 1,071,429 common shares.

     Cornell Capital Partners LP holds two Secured Convertible Debentures issued by Headliners, one in the principal amount of $7,953,698 and one in the principal amount of $3,000,000. Principal and interest on the $7,953,698 debenture may be converted into common stock by Cornell Capital Partners at a conversion price of $.20 per share. Principal and interest on the $3,000,000 debenture may be converted into common stock by Cornell Capital Partners at a conversion price of $.55 per share. 51,223,036 shares that Cornell Capital Partners may acquire by converting the debentures have been included among the shares offered by this prospectus.

     To secure its obligations under the Secured Convertible Debentures, Headliners has pledged 100,000,000 shares of common stock to Cornell, all or a portion of which could become outstanding if Headliners defaulted in its obligations under the $7,953,698 note or the $3,000,000 note. 50,000,000 of those shares have been included among the shares offered by this prospectus.


     There are no other options, warrants or securities convertible into Headliners common stock outstanding.

FINANCIAL CONDITION

     Since becoming an SEC-reporting company in 2001, Headliners has reported significant losses each year. As a result, at June 30, 2005 Headliners had a working capital deficit of $8,032,857 and a shareholders equity deficit of $2,393,165. Its current liabilities on that date totaled $8,841,858 and its liquid assets totaled only $86,974. Headliners' independent auditors stated that Headliners' financial condition "raises substantial doubt about its ability to continue as a going concern," in the auditors' report on Headliners' financial statements for 2004.

     Headliners has committed to pay to Cornell Capital Partners $672,000 on December 1, 2005 and approximately $450,000 per month thereafter through July 2007. In order to obtain the funds needed to make those payments, Headliners will likely need to sell additional equity, either to Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement or otherwise.

SUMMARY FINANCIAL INFORMATION

     During 2003 and 2004 Headliners closed the two restaurant/club facilities which had provided over 90% of its revenues throughout
Headliners' history. Those facilities have been accounted for as "discontinued operations" and only the net income or loss from their operations and the net gain or loss from their disposal have been included in our Statements of Operations.

     We have derived the information in this table from the financial statements that are at the end of this prospectus. The information for the 1st six months of 2005 and 2004 has not been audited, but, in our opinion, we have made all adjustments necessary for a fair presentation of the financial results for those quarters.
                                                    Six Months     Six Months
STATEMENT OF            Year Ended   Year Ended   Ended 6/30/05  Ended 6/30/04
OPERATIONS               12/31/04     12/31/03    (unaudited)     (unaudited)
--------------------    ----------   ----------   -------------  -------------
Net Sales              $ 1,317,898  $   264,317  $  3,783,871    $   225,736

Cost and Expenses          582,687      145,465     1,494,713        102,015
                         ---------    ---------    ----------      ---------
Gross Profit               735,211      118,852     2,289,158        123,721

G & A Expense            9,445,982    3,469,015    40,008,297      3,046,271
                         ---------    ---------    ----------      ---------
(Loss) from Continuing
 Operations             (8,836,843)  (3,518,696)  (38,490,119)    (2,940,550)
                         ---------    ---------    ----------      ---------
Discontinued Operations    (39,342)     158,626             -       (422,662)

Net (Loss)             $(8,876,185) $(3,360,070) $(38,490,119)   $(3,363,212)
                         =========    =========    ==========      =========

Net (Loss) Per Share   $   (108.44) $ (1,137.85) $      (5.12)    $   (130.04)
                         =========    =========    ==========       =========
Weighted Average # of
 Shares Outstanding         81,858        2,953     7,512,136          25,863

BALANCE SHEET DATA        12/31/04      6/30/05
                        ------------  -----------
                                      (Unaudited)
Working Capital/
 (Deficit)             $(5,317,304) $(8,032,857)

Total Assets             4,201,727   10,490,628

Shareholders'
 Equity/(Deficit)       (1,271,135)  (2,393,165)


     On April 1, 2005 Headliners acquired ownership of six limited liability companies. The limited liability companies operate dance clubs. The information in the following table is taken from the Pro Forma Financial Statements that appear at the end of the financial statements included in this prospectus. The purpose of the pro forma statements is to indicate the effect that acquisition of the six properties would have had on Headliners' financial results. The pro forma statements of operations assume that Headliners acquired the six properties on January 1, 2003. The pro forma balance sheet assumes that Headliners owned the six properties on December 31, 2004.

                                              Year Ended
                                          December 31, 2004
                                      --------------------------
                                                      Pro Forma
     Statement of Operations            Headliners    Combined
     -----------------------           ------------  -----------

     Net Sales                        $  1,317,898  $ 12,671,725
     Gross Profit                          735,211     7,544,865
     (Loss) from Continuing
       Operations                     $ (8,836,843) $ (9,392,279)

     Balance Sheet Data
     ------------------
     Working Capital/(Deficit)        $ (5,317,304) $ (5,159,239)
     Total Assets                        4,201,727    14,532,308
     Shareholders' Equity/(Deficit)     (1,271,135)    6,028,865



                               RISK FACTORS

     You should carefully consider the risks described below before buying our common stock. If any of the risks described below actually occurs, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

             I.  RISKS ATTENDANT TO OUR BUSINESS

     WE MAY NOT BECOME PROFITABLE.

     Headliners Entertainment Group has incurred substantial operating losses during the past three years. In order to achieve profitability it will be necessary that we either expand operations to a point sufficient to cover overhead or establish new sources of revenue. Failing such developments, it is likely that we will continue to sustain net losses.

     WE MAY BE UNABLE TO SATISFY OUR CURRENT DEBTS.

     We currently owe Cornell Capital Partners over $11 million and have other debts and liabilities in excess of $2,000,000. The cash flow from our operations is not sufficient to service those debts. So we will be required to sell large amounts of our common stock in order to satisfy those debts. If we are unable to do so, our business will fail.

     CURRENT SHAREHOLDERS WILL SUFFER DILUTION AS A RESULT OF OUR
FINANCING ACTIVITIES.

     If we are able to sell equity in Headliners Entertainment Group and raise the capital we need to pay our debts, it is almost certain that the sale will occur at a price which is less than the market price for our common stock when the sale occurs. For example, our equity line of credit agreement with Cornell Capital Partners provides that we will sell shares to that entity at a price equal to 98% of the lowest daily volume-weighted average price during the five trading days after we put the shares to them. Because the market price of our shares is volatile, the price at which we sell to Cornell has to date generally been 80% to 90% of the market price on the date we made the put. In addition, we pay fees totaling 8% of the purchase price in connection with each put to Cornell, with the result that we generally obtain only 70% to 80% of the market price for shares we sell to Cornell Capital Partners.

     Other terms may be negotiated with investors which could have the effect of diluting the interest of current shareholders in the equity of Headliners Entertainment Group. For example, in May, June and July 2004, our relationship with JHF Property Holdings would have terminated if we could not obtain immediate funds to satisfy our commitment to JHF Property Holdings. The only offers we received at that time were from 31 investors who agreed to purchase shares for prices that ranged from 20% to 50% of the market price when the sales were effected. If such an urgent need for cash were to occur in the future, we might again be forced to sell our equity at below-market prices. Our Standby Equity Distribution Agreement with Cornell Capital Partners provides that Headliners is not permitted to sell its common stock at prices below the public bid. However, Cornell Capital Partners has waived that provision in the past, and may do so in the future if Headliners requires capital funds that can only be obtained by a below-market sale of equity. Such sales would dilute the equity of existing shareholders.

     COMPETITION FROM WELL-CAPITALIZED COMPANIES INVOLVED IN THE COMEDY CLUB BUSINESS COULD HINDER OUR GROWTH.

     The comedy club business is dominated by a small number of well-known, well-financed companies. As we seek advantageous locations for our clubs, we may face competition from one or more of these competitors. If one of these well-established competitors were to make a concerted effort to secure a location, it would be very difficult for us to compete effectively. This may limit our access to business opportunities.

     LIABILITY FROM LAWSUITS BASED ON "DRAM SHOP" LAWS COULD EXCEED OUR INSURANCE COVERAGE.

     In most states where Headliners locates clubs, there will be liquor liability ("dram shop") laws. These laws vary from state to state. In general, dram shop laws impose liability on the proprietor of an establishment for damage caused by a customer of the establishment, if the service of alcoholic beverages by the establishment to that customer was a cause of the damage and the establishment service was negligent or otherwise culpable. Since we will serve alcoholic beverages in all of our clubs, we will be subject to the risk that lawsuits arising under dram shop laws could produce judgments that exceed our insurance coverage and imperil our capital.

     HEADLINERS MAY BE LIABLE TO CORNELL CAPITAL PARTNERS FOR SALES OF COMMON STOCK MADE TO CORNELL CAPITAL PARTNERS IN VIOLATION OF SECTION 5 OF THE SECURITIES ACT.

     In October 2003 Headliners entered into an agreement to sell shares to Cornell Capital Partners pursuant to the private offering exemption from the registration requirement set forth in Section 5 of the Securities Act of 1933. Headliners then filed a registration statement that was declared effective in January 2004, which permitted Cornell Capital Partners to make a public offering of the shares it acquired from Headliners. In June 2004 Headliners and Cornell Capital Partners amended the agreement under which Headliners sold shares to Cornell Capital Partners. Because of that amendment, it may be determined that the private offering from Headliners to Cornell Capital Partners was not completed until June 2004. The private offering would, therefore, be integrated with the public offering that Cornell made during 2004. If Headliners' sales to Cornell Capital Partners were integrated with Cornell Capital Partners' public offering, Headliners would lose the benefit of the private offering exemption. In that event, Cornell Capital Partners would be entitled to demand rescission of the sales made to it in reliance on the private offering exemption. During 2004 Headliners sold 59,468 shares of common stock to Cornell Capital Partners in reliance on the exemption, and received $2,215,000 in payment.

             II.  RISKS ATTENDANT TO OUR MANAGEMENT

     OUR MANAGEMENT HAS NO EXPERIENCE IN OPERATING DANCE CLUBS, WHICH MAY IMPEDE OUR ABILITY TO OPERATE OUR SIX NEW DANCE CLUBS PROFITABLY.

     At the end of March 2005 we acquired ownership of six dance clubs.
The revenue from those clubs far exceeds the revenue we now realize from our comedy clubs. However, neither of our present officers has any experience in the business of operating dance clubs. We will, therefore, have to rely extensively on the skill and dedication of the onsite management of the clubs while our senior managers become familiar with the dance club industry. This diffusion of managerial responsibility may cause inefficiencies to occur that will have adverse effects on the overall financial results of the clubs.

     OUR BUSINESS DEVELOPMENT WOULD BE HINDERED IF WE LOST THE SERVICES OF OUR PRESIDENT.

     Eduardo Rodriguez is the President of Headliners Entertainment Group. Mr. Rodriguez is the only executive employed on a full-time basis by Headliners Entertainment Group. Mr. Rodriguez is responsible for strategizing not only our business plan but also the means of financing it. If Mr. Rodriguez were to leave Headliners Entertainment Group or become unable to fulfill his responsibilities, our business would be imperiled.
At the very least, there would be a delay in the development of Headliners Entertainment Group until a suitable replacement for Mr. Rodriguez could be retained.

     HEADLINERS ENTERTAINMENT GROUP IS NOT LIKELY TO HOLD ANNUAL
SHAREHOLDER MEETINGS IN THE NEXT FEW YEARS.

     Delaware corporation law provides that members of the board of directors retain authority to act until they are removed or replaced at a meeting of the shareholders. A shareholder may petition the Delaware Court of Chancery to direct that a shareholders meeting be held. But absent such a legal action, the board has no obligation to call a shareholders meeting. Unless a shareholders meeting is held, the existing directors elect directors to fill any vacancy that occurs on the board of directors. The shareholders, therefore, have no control over the constitution of the board of directors, unless a shareholders meeting is held.

     Since it became a public company in 1999, Headliners Entertainment Group has never held an annual or a special meeting of shareholders. The Board of Directors of Headliners Entertainment Group consists of the same individuals who served in 2000. Management does not expect to hold annual meetings of shareholders in the next few years, due to the expense involved. Therefore, any new members of the Board of Directors or any replacements for current members will be nominated and elected by the present members of the Board.

     RELATED PARTY TRANSACTIONS MAY OCCUR ON TERMS THAT ARE NOT FAVORABLE TO HEADLINERS ENTERTAINMENT GROUP.

     The two members of our Board of Directors, Eduardo Rodriguez and Michael Margolies, directly and through their families, control 52% of the voting power of Headliners Entertainment Group. For the foreseeable future, therefore, they will control the operations of Headliners Entertainment Group. In the past they have been the Managers of limited liability companies that were senior secured creditors of Headliners and that owned the properties where Headliners' New Jersey restaurant clubs operated. It is possible that they will engage in other transactions with Headliners Entertainment Group. It is unlikely that they will obtain independent confirmation that the terms of such related party transactions are fair. If the terms are unfair to Headliners Entertainment Group, the transactions could harm our operating results.

             III.  RISKS ATTENDANT TO THE MARKET FOR OUR COMMON STOCK.

     THE VOLATILITY OF THE MARKET FOR HEADLINERS ENTERTAINMENT GROUP COMMON STOCK MAY PREVENT A SHAREHOLDER FROM OBTAINING A FAIR PRICE FOR HIS SHARES.

     Headliners Entertainment Group at the present time has fewer than 900 shareholders and only a small number of market makers. As a result, the market price for our common stock is volatile, at times moving over 50% in one day. Unless and until the market for our common stock grows and stabilizes, the common shares you purchase will remain illiquid. A shareholder in Headliners Entertainment Group who wants to sell his shares, therefore, runs the risk that at the time he wants to sell, the market price may be much less than the price he would consider to be fair.

     THE RESALE OF SHARES ACQUIRED BY CORNELL CAPITAL PARTNERS FROM HEADLINERS ENTERTAINMENT GROUP MAY REDUCE THE MARKET PRICE OF HEADLINERS' SHARES.

     Headliners and Cornell Capital Partners are parties to a Standby Equity Distribution Agreement. The agreement provides that Headliners may sell shares to Cornell Capital Partners for up to $30,000,000. Under the terms of a prior, similar agreement, Headliners sold a total of 59,468 shares to Cornell Capital Partners and received $2,215,000. Cornell Capital Partners resold most of these shares into the public market.
During the twelve month period in which these transactions to place, the market price of Headliners' common stock fell from $500 per share (adjusted for a subsequent 1-for-1000 reverse stock split) on January 8, 2004 to $11 on January 24, 2005, a reduction of almost 97%.

     Headliners has included in this prospectus 214,285,714 shares for purchase by Cornell Capital Partners under the Standby Equity Distribution Agreement and subsequent resale. Such resales by Cornell Capital Partners may continue to reduce the market price of Headliners' common stock.

     Cornell Capital Partners may also obtain Headliners shares, if Headliners defaults under the terms of a $3,000,000 secured promissory note that it issued to Cornell Capital Partners, and Cornell Capital Partners then forecloses on the 100,000,000 shares of common stock that Headliners pledged to secure the note. Cornell Capital Partners could use this prospectus to sell up to 50,000,000 of those shares. Any such sales would be likely to severely reduce the market price of Headliners common stock.

     HEADLINERS ENTERTAINMENT GROUP WILL BE QUOTED ON THE OTC BULLETIN BOARD FOR THE IMMEDIATE FUTURE.

     Headliners Entertainment Group does not meet the eligibility requirements for listing on the NASDAQ Stock Market. Until we meet those standards and are accepted into the NASDAQ Stock Market, or unless we are successful in securing a listing on the American Stock Exchange or some other exchange, Headliners Entertainment Group common stock will be quoted only on the OTC Bulletin Board. Such a listing is considered less prestigious than a NASDAQ Stock Market or an exchange listing, and many brokerage firms will not recommend Bulletin Board stocks to their clients. This situation may limit the liquidity of your shares.

     ONLY A SMALL PORTION OF THE INVESTMENT COMMUNITY WILL PURCHASE "PENNY STOCKS" SUCH AS HEADLINERS COMMON STOCK.

     Headliners' common stock is defined by the SEC as a "penny stock" because it trades at a price less than $5.00 per share. Many brokerage firms will discourage their customers from purchasing penny stocks, and even more brokerage firms will not recommend a penny stock to its customers. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not consider a purchase of a penny stock due, among other things, to the negative reputation that attends the penny stock market. As a result of this widespread disdain for penny stocks, there will be a limited market for Headliners' common stock as long as it remains a "penny stock." This situation may limit the liquidity of your shares.

     ISSUANCE OF COMMON STOCK AND EQUIVALENTS BY HEADLINERS MAY DILUTE THE VALUE OF OUTSTANDING SHARES AND REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

     During 2005, Headliners has made a number of arrangements with its officers and directors that resulted in a total of 7,765,000 shares of our common stock being issued to them or to their affiliates. In addition, we have also during the same six month period compensated our professional advisors and others by issuing a total of 5,911,000 shares of common stock
to them.   Until we have sufficient capital resources that we can afford to settle all of our debts in cash and to pay cash for all of the services we need, we will continue to issue stock for these purposes.

     When we issue stock to affiliates or to compensate advisors, we value the stock at current market value, and we do not intend to vary from that practice in the future. When we issue stock to settle debts, we must negotiate the valuation with our creditor, and there is a risk that we may in the future be forced to issue stock at below-market value in order to settle a pressing debt. To date, however, we have been successful in negotiating a valuation at current market value. Nevertheless, any or all of these transactions could have the effect of diluting the value of our outstanding shares by reducing the per-share interest of our current shareholders in the company. In addition, the market for our shares may be adversely affected by the issuance of additional shares.

                          YOU SHOULD NOT RELY ON
                         FORWARD LOOKING STATEMENTS

     This prospectus contains a number of forward-looking statements regarding our future prospects. Among the forward-looking statements are descriptions of our plans to operate the chain of dance clubs that we recently acquired, our plans to increase the number of Rascals Comedy Clubs, and our plans to develop products using the Headliners library of comedy performances. These forward-looking statements are a true statement of our present intentions, but are neither predictions of the future nor assurances that any of our intentions will be fulfilled. Many factors beyond our control could act to thwart Headliners in its efforts to develop its business, including factors discussed in "Risk Factors" as well as
factors we have not foreseen.   In addition, changing circumstances may
cause us to determine that a change in plans will be in the best interests of Headliners.


                             DIVIDEND POLICY

     We have never declared or paid any dividends on our common stock. We expect to retain future earnings, if any, for use in the operation and expansion of our business, and do not anticipate paying any cash dividends in the foreseeable future.


                             CAPITALIZATION

     Our authorized capital stock consists of 500,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Board of Directors is authorized to issue the preferred stock with any rights and preferences that the Board of Directors decides are appropriate.

     There are 14,793,477 shares of our common stock outstanding and no shares of our preferred stock outstanding.

Common Stock

     As a holder of our common stock, you will be entitled to one vote for each share in the election of directors and in all other matters to be voted on by the shareholders. There is no cumulative voting in the election of directors. Our by-laws require that only a majority of the issued and outstanding shares of common stock must be represented to constitute a quorum and to transact business at a shareholders meeting.

     You will be entitled to receive dividends if the Board of Directors declares dividends. In the event that Headliners is liquidated or dissolved, you will receive a distribution, on a per share basis, of any assets remaining after payment of all liabilities and any preferential payments that must be made to preferred shareholders, if any. You will have no preemptive or conversion rights and you will not be subject to any calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock.

Derivative Securities

     Two of the Selling Shareholders hold debentures that are convertible into Headliners common stock at the market price at the time of conversion. At the closing price of $.14 on August 19, 2005, the debentures could be converted into 1,071,429 common shares.

     Cornell Capital Partners LP holds two Secured Convertible Debentures issued by Headliners, one in the principal amount of $7,953,698 and one in the principal amount of $3,000,000. Principal and interest on the $7,953,698 debenture may be converted into common stock by Cornell Capital Partners at a conversion price of $.20 per share. Principal and interest on the $3,000,000 debenture may be converted into common stock by Cornell Capital Partners at a conversion price of $.55 per share. 51,223,036 shares that Cornell Capital Partners may acquire by converting the debentures have been included among the shares offered by this prospectus.

     Other than the aforesaid debentures, there are no securities outstanding
which are convertible into shares of our common stock.   There are also no
options or warrants for our common stock outstanding.

Registrar and Transfer Agent

        The Registrar and Transfer Agent for the common stock is:

                       Interwest Transfer Company, Inc.
                       1981 East 4800 South, Suite 100
                           Salt Lake City, UT 84117

Market for the Common Stock

     Our common stock is listed for quotation on the OTC Bulletin Board under the trading symbol "HLEG.OB." The following table sets forth the bid prices quoted for our common stock on the OTC Bulletin Board during the two years starting January 1, 2003 and ending December 31, 2004 and the first two quarters of the current year. We have adjusted all prices to reflect the 1-for-500 reverse split of common stock effected on March 28, 2003 and the 1-for-1000 reverse split of the common stock effected on March 16, 2005.

                                           Bid
                                  ---------------------
Period:                              High        Low
                                  ---------   ---------
Jan. 1, 2003 - Mar. 31, 2003     $ 7,000.00  $ 2,000.00
Apr. 1, 2003 - June 30, 2003     $ 2,990.00  $ 1,010.00
July 1, 2003 - Sep. 30, 2003     $ 1,550.00  $   210.00
Oct. 1, 2003 - Dec. 31, 2003     $   600.00  $   140.00

Jan. 1, 2004 - Mar. 31, 2004     $   500.00  $    70.00
Apr. 1, 2004 - June 30, 2004     $   270.00  $    50.00
July 1, 2004 - Sep. 30, 2004     $   110.00  $    40.00
Oct. 1, 2004 - Dec. 31, 2004     $    45.00  $     9.00


Jan. 1, 2005 - Mar. 31, 2005     $    11.00  $     2.50
Apr. 1, 2005 - June 30, 2005     $     4.65  $      .45


     Our shareholders list contains the names of 98 registered shareholders of record. Based on recent requests for materials that we mailed to shareholders, we believe that the number of beneficial shareholders exceeds 800.


                             USE OF PROCEEDS

     Headliners will not receive any of the proceeds from the sale of the shares offered in this prospectus. Headliners will receive cash, however, whenever it sells shares to Cornell Capital Partners pursuant to the terms of the Standby Equity Distribution Agreement. Headliners intends to apply the cash that it obtains from Cornell Capital Partners to the following uses, listed in order of priority:

       $11,500,000  Satisfaction of notes payable to Cornell Capital Partners
        $1,000,000  Reduction of accounts payable

     Any cash obtained from Cornell Capital Partners in excess of the $12.500,000 allocated above will be retained as working capital and applied to further acquisitions or the development of new entertainment facilities.



                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion in conjunction with our Financial Statements and the notes to the Financial Statements, which appear at the end of this prospectus. A summary of the Financial Statements appears in the Prospectus Summary at the beginning of this prospectus.

RESULTS OF OPERATIONS

     Six Months Ended June 30, 2005 Compared to Six Months Ended June 30, 2004

     From its founding in 1984 through 2001, Headliners' business consisted entirely of the operation of stand-alone restaurant/comedy club facilities: two in New Jersey from the 1980s until 2003/2004 and one that we operated in Miami, Florida for only a year. In the years since 2002 we have substantially changed the nature of our operations. We have began to develop alternative locations for Rascals' comedy by organizing hotel-based clubs and by granting licenses to utilize the name "Rascals." We also began to develop multiple channels of distribution for the comedic entertainment produced in our clubs, such as online distribution, home video sales and pay-per-view sales.

     The most dramatic example of our expanding operations is our acquisition at the end of March 2005 of six dance clubs that operate under one of the followings trade names: "Banana Joe's,""Margarita Mama's," "Red
Cheetah," "Parrot Beach" or "Cactus Cafe."   Commencing on April 1, 2005 we
have consolidated the financial results of the clubs with our other operations on our financial statements. This has resulted in a significant increase in our revenues, as the six clubs reported $11,353,827 in revenue for 2004, although three of the clubs only commenced operations in Spring of that year.

     We have also altered our use of the Rascals trademark over the past several years, by expanding into new venues. We replaced the two restaurant-club locations that we have operated since the 1980s with a restaurant and Rascals Comedy Club that opened in Montclair NJ in June 2004. In addition, we have been actively pursuing opportunities to situate Rascals Comedy Clubs in hotels and entertainment venues, where a large, pre-existing clientele can be converted into customers of our club. Currently we own and operate three Rascals Comedy Clubs:

      - Rascals Montclair. To replace our West Orange and Ocean restaurant-clubs, in June 2004 we opened a 13,000 square foot restaurant and comedy club in Montclair, New Jersey. The restaurant and bar in our Montclair facility seats 150, and the showroom seats 400. The property is owned by a separate corporation organized by members of Headliners' management. However, that corporation has a contract with Headliners under which we manage the facility and pay all of its expenses, and in return the corporation has assigned all of the revenues from the Montclair operation to Headliners.

      - Rascals at the Palisades Center. We opened this club on May 12, 2005 in the Palisades Center, the second largest retail mall in the United States.

      - Rascals Cherry Hill. We are now realizing approximately $22,000 per month in revenue from our Cherry Hill hotel-based operation, which commenced operations in December 2002. Although this sales level is far lower than the levels we maintained in West Orange or Ocean, we generate it with only one full-time and three part-time employees (compared to dozens at our restaurant-club combinations). So we are realizing an average monthly profit in Cherry Hill of approximately $13,000.

      While we have been undertaking these capital intensive efforts to increase the number of our clubs, we have also been offering licensing arrangements that will increase the numbers of Rascals Comedy Clubs with minimal capital commitment by Headliners. Our first such licensing arrangement permitted our licensee to open a 300-seat "Rascals Comedy Club" in Jersey City, New Jersey during the first quarter of 2004. Headliners provides the group with its plans and designs for the club, consulted with the group during the development stage, and is providing bookings for a fee. In return, the licensee pays a monthly royalty to Headliners equal to five percent of its gross receipts throughout the ten-year term of the license. During 2004 the Jersey City club had paid us only $12,500, and we anticipate that our revenue from this arrangement will remain modest. However, almost all of the revenue flows through to our bottom line, since we have no operational responsibility for the club, and it has been achieved with no capital commitment.

     Recently we have renewed our efforts to utilize the Rascals Library of Comedy Classics as a revenue source. The Library contains over 300 hours of live recordings of well-known comedians when they appeared at a Rascals Comedy Club. At times during our history we have broadcast portions of the Library on pay-per-view television, sold home video recordings of shows in the Library, and made shows available for download on the Internet. These efforts were substantially laid aside during 2004, as management focused its attention on the acquisition of the six dance clubs. However, during the second quarter of 2005 we obtained modest revenue from broadcasts of our comedy on XM radio and Audible.com, each of which now offers the Rascals Comedy Classics in its menu of on-demand media. In our financial reports for the third quarter we will also realize revenue from our position as the exclusive stand-up comedy channel on Microsoft MSN Video, Windows Media Entertainment, and TVNet. Similar to our club licensing arrangements, these media distribution channels currently provide only limited revenue, but it is revenue obtained with almost no marginal expense, thus flowing directly into earnings.

     In June 2005 we further expanded our entertainment assets by investing in the production and distribution of two general distribution movies: "Beer League" and "TV The Movie." Headliners will own "participation rights" in these movies, which are being produced by a well-established team of movie industry figures. The participation rights entitle Headliners to receive from the gross revenues produced by the movies (net of certain "top line deductions") the full amount of its investment plus 20% - i.e the principal amount of the Debenture sold to Cornell Capital Partners to fund our investment. After that payment is achieved, then Headliners will be entitled to receive approximately 6.8% of the adjusted gross revenues generated by each movie.

     The effect of our expansion is evident in the results reported in our Statement of Operations. During the first quarter of 2005, when our operations including the Montclair restaurant and club, we reported net sales of $446,703, compared to $34,551 in the first quarter of 2004, when our only club operation was at the Hilton in Cherry Hill. In the second quarter of 2005, when we added the six dance clubs and the Rascals at the Palisades Center, our net sales grew to $3,337,168, compared to $191,185 in the second quarter of 2004. Similarly our expanded operations produced gross profit in the quarter ended June 30, 2005 of $1,995,145, compared to gross profit of only $107,354 in the second quarter of 2004. We also incurred a net loss of $415,125 in the quarter ended June 30, 2004 from the final months of operations of our club and restaurant in Ocean Township NJ. The loss realized in Ocean Township has been reported as a "Loss from Discontinued Operations" on our Statement of Operations for 2004.

     The transitions in our business plan have resulted in a marked disparity between revenues and expenses. In the first quarter of 2005 we incurred general and administrative expenses totaling $37,583,971.
However, this included only $801,571 in expenses that were or will be settled in cash. The remaining $36,782,400 in first quarter expenses were settled by issuance of stock. In the second quarter of 2005 we incurred an additional $284,301 in expenses from the issuance of stock to consultants. This large expense for stock-based compensation arises from our efforts to implement growth strategies for the future. Our lack of cash requires us to pay with stock both our executives and the network of individuals who are assisting us in developing and implementing our business plan, which results in a large expense for "stock issued for consulting services."

     A portion of the common stock issued to consultants during the first six months of 2005 was compensation under two year contracts. The market value of those shares has been recorded as a reduction to equity identified as "prepaid consulting." The aggregate of $2,735,199 in prepaid consulting on Headliners' balance sheet at June 30, 2005 will be expensed in future periods when Headliners expects to realize the benefit of the consulting services.

     Headliners incurred an "interest expense" of $784,313 during the first half of 2005, most of which was attributable to three notes payable to Cornell Capital Partners in the aggregate principal amount of $10,500,000.
In addition to the stated interest at 12% per annum that accrued under the notes, $451,272 of the interest expense was attributable to amortization of the discounts given to Cornell Capital Partners when it purchased the notes from Headliners. The remaining $1,596,228 of the discount will be similarly expensed over the lives of the notes. In August 2005 two of the notes were consolidated into a Secured Convertible Debenture in the principal amount of $7,953,698. $1,096,228 of the unamortized discount at June 30 is now associated with that Debenture, which is scheduled to terminate on July 1, 2007. The $3,000,000 Debenture issued in June, on which the unamortized discount on June 30 was $500,000, is scheduled to terminate on December 31, 2006.

     Our expenses remain disproportionate to our revenue, primarily due to interest expense and consulting fees. As a result, we realized a net loss of $929,971 in the quarter ended June 30, 2005 and $38,490,119 for the six months ended June 30, 2005. However, the new directions in our operations bode well for the future. The acquisition of the six dance clubs, the opening of the Rascals at the Palisades Center, and our new ventures in media distribution of the Rascals Library will combine to result in a many-fold increase in our revenue. Our focus in 2005 will be on achieving financial stability, which can serve as a platform for profitable operations in 2006. We believe that is an achievable goal.

     Year Ended December 31, 2004 compared to Year Ended December 31, 2003

     In 2003 86% of our revenue came from the two New Jersey restaurant-clubs that we had operated since the 1980s. However we closed our restaurant-club in West Orange NJ in the summer of 2003, and closed our restaurant-club in Ocean NJ in May 2004. On our statement of operations for 2004 and 2003, therefore, the results of the operations of these two facilities have been summarized as "Discontinued Operations." The "Continuing Operations" reflected on our Statement of Operations for 2004 consists only of:

     * our hotel-based club in Cherry Hill NJ, which has been contributing to revenue since December 2002;
     * our restaurant and club in Montclair NJ in June, which has been contributing to revenue since June 2004; and
     * our video licensing activities, which have made a modest contribution to revenue since 2002.

     The discontinuance of the operations of our principal clubs in 2003 resulted in marked differences in the results of operations for 2004 compared to the results for 2003. The $1,317,898 in net sales and $582,687 in cost of sales reported for 2004 are attributable to the operations of both the new Montclair club and restaurant and our club at the Cherry Hill Hilton. The $264,317 in net sales and $145,465 in cost of sales reported for 2003 were contributed by the Cherry Hill club only.

     The transitions in our business plan resulted in a marked disparity between revenues and expenses. In 2004 we incurred general and administrative expenses totaling $9,445,982, including $3,650,133 in expenses that were or will be settled in cash and $5,795,849 in expenses that we settled by issuance of stock. The dramatic increase in general and administrative expenses reflects, in part, the fact that in the second quarter of 2004 we received cash from loans and private sales of stock totaling $4,740,000. A portion of the general and administrative expense for 2004 represents expenses we incurred in obtaining these funds that are not capital expenses. Another, larger portion of the general and administrative expenses occurred as we promptly utilized a portion of the funds we had raised to implement growth strategies for the future. Finally, our lack of cash requires us to pay with stock both our executives and the network of individuals who are assisting us in developing and implementing our business plan, which results in a large expense for "stock issued for consulting services."

     During 2004 we realized revenue from our Montclair and Cherry Hill operations only, but incurred expenses aimed at the expanded operations we have realized in 2005. Primarily because of that disjunction, our expenses far exceeded our revenue, yielding a net loss for 2004 of $8,970,185. We expect the foundation that we built in that loss year to reward us in the future.

LIQUIDITY AND CAPITAL RESOURCES

     In order to obtain the funds necessary to acquire our six new dance clubs and construct our facilities in Montclair and the Palisades Center, we have borrowed nearly $10 million from Cornell Capital Partners. In addition, in June 2005 we incurred an additional $3,000,000 debt to Cornell Capital Partners in order to invest in the production and distribution of two movies. The agreements made in June provide that after we fully repay Cornell Capital Partners from our share of the net revenues of the movies, we will retain a 6.8% interest in the net revenues. If, however, the cash we receive from the movies is less than $3,000,000, then we will be required to pay the balance of the debt to Cornell on December 28, 2006.

     At December 31, 2004, we owed Cornell Capital Partners $3,025,000. During 2005 that debt was consolidated into one note, and we sold one additional note and a debenture to Cornell Capital Partner, so that three debt instruments with an aggregate principal of $10,500,000 were outstanding on June 30, 2005. Then, in August, we combined the two notes plus accrued interest into a convertible debenture. Thus, today the debt totals $10,953,698, consisting of two debentures:

     - A Secured Convertible Debenture dated August 19, 2005 for $7,953,698 requires Headliners to make monthly payments of $400,000 plus interest, commencing on December 1, 2005. Cornell Capital Partners is entitled to convert the Debenture into common stock at a conversion price of $.20 per share.

     - A Secured Convertible Debenture dated June 28, 2005, which we sold in order to fund our investment in the two movies. The Debenture provides that we will pay to Cornell Capital Partners all of the distributions we receive from the movies until it is satisfied. Any amount that remains unpaid on December 28, 2006 will be payable from our general assets. Cornell Capital Partners is entitled to convert the note into Headliners common stock at a conversion price of $.55 per share. If Headliners commits a default under the Debenture, the conversion price is reduced to $.10 per share. Headliners obligation under the note is guaranteed by Ckrush Entertainment, Inc., the promoter of the movies.

     In order to satisfy our debt to Cornell Capital Partners we have entered into a "Standby Equity Distribution Agreement" with Cornell Capital Partners. The Standby Equity Distribution Agreement becomes effective when we provide Cornell Capital Partners with a prospectus that will permit it to resell to the public any shares it acquires from Headliners. During the two years after the Securities and Exchange Commission declares that prospectus effective, Headliners may demand that Cornell Capital Partners purchase shares of common stock from Headliners. Headliners may make a demand no more than once every seven trading days. The maximum purchase price on each demand is $500,000. The Standby Equity Distribution Agreement recites that Headliners may demand from Cornell Capital Partners up to $30,000,000 during its term. The number of shares that Cornell

Capital Partners will purchase after a demand will be determined by dividing the dollar amount demanded by a per share price. The per share price used will be 98% of the lowest daily volume-weighted average price during the five trading days that follow the date a demand is made by Headliners. Cornell Capital Partners is required by the Agreement to pay each amount demanded by Headliners, unless (a) there is no prospectus available for Cornell Capital Partners to use in reselling the shares, (b) the purchase would result in Cornell Capital Partners owning over 9.9% of Headliners outstanding shares, or (c) the representations made by Headliners in the Agreement prove to be untrue.

     We plan to meet most of our debt service obligations to Cornell Capital Partners by selling it common stock under the terms of the Standby Equity Distribution Agreement. This will result in a significant increase in our outstanding common stock. At the market price of $.14 per share on August 19, 2005, satisfaction of our entire debt to Cornell Capital Partners would require that we issue approximately 80,000,000 shares. However, the influx of shares in that quantity into the market is likely to result in a reduction in the market price for our common stock. Therefore it is likely that considerably more shares will have to be sold in order to satisfy our obligations to Cornell Capital Partners.

     With the proceeds of our sale of notes to Cornell Capital Partners, we have substantially alleviated our capital commitments. Nevertheless, in addition to the ongoing expenses of operating its business, Headliners faces the following cash commitments:

     1. We are committed to pay $793,435 between August 10, 2005 and March 15, 2006 to settle our obligations to the prior owners of our six new dance clubs.

     2. We had almost $2.2 million in accounts payable on June 30, 2005, not including the notes payable to Cornell Capital Partners. We do not expect that cash flow from operations will, in the near term, effect any significant reduction in our accounts payable. Therefore we will either need to obtain extended payment terms from our creditors or we will have to obtain additional capital to pay those creditors whose debts are most pressing.

     Once we have passed the current period of rapid expansion, our capital requirements will be much easier to control. Once clubs are established, they either operate profitably or they are closed. So the capital requirements of ongoing operations should not be significant. Our plan is to continue to expand, but at a pace commensurate with available capital and capital commitments, either from equity sources or secured lending sources that should become available once we have a portfolio of assets to offer as collateral.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     In preparing our financial statements we are required to formulate working policies regarding valuation of our assets and liabilities and to develop estimates of those values. In our preparation of the financial statements for 2004, there were two estimates made which were (a) subject to a high degree of uncertainty and (b) material to our results. One was our determination, detailed in Note 11 to the Consolidated Financial Statements, that we should record a valuation allowance for the full value of the deferred tax asset created by our net operating loss carryforward. The primary reason for the determination was our lack of certainty as to if and when Headliners would commence profitable operations. A second was our determination, detailed in Note 4 to the Consolidated Financial Statements, that we should write-off $1,958,510 in prepaid consulting at December 31, 2004. The primary reason for that determination was our uncertainty as to whether we would continue to receive economic benefit from the consulting contracts.

     We made no material changes to our critical accounting policies in connection with the preparation of financial statements for 2004.

OFF-BALANCE SHEET ARRANGEMENTS

         We do not have any "off-balance sheet arrangements," as defined in the Regulations of the Securities and Exchange Commission.


                                 BUSINESS

     The Business Plan

     Headliners Entertainment Group, Inc. is the successor to a business operation commenced in 1983. Until June 1, 2004, Headliners' corporate name was "Rascals International, Inc." Headliners began with a comedy club and restaurant in West Orange, New Jersey that operated under the trade name "Rascal Comedy Club." Until 2003 the West Orange "Rascals" and a sister club/restaurant of the same name in the New Jersey resort area of Ocean Township were the source of substantially all of Headliners' revenue. Nevertheless the success of those clubs in booking and promoting both headliners and rising stars in the field of stand-up comedy made Rascals a name known throughout the comedy industry. Many of today's stars of comedy were helped on their way to fame by appearing at a Rascals Comedy Club. They include talents such as Rosie O'Donnell, Tim Allen, Ray Romano, Chris Rock and Andrew Dice Clay.

     In recent years Headliners has acquired new management, a new business plan, and a new determination to exploit the value of the "Rascals" name as leverage for the growth of our company. Our first effort involved the establishment of a "Rascals Comedy Club" in the Miami area, which copied in essence the operations of our two New Jersey clubs. The expense, however, involved in outfitting a new facility and pushing traffic to a new site exceeded the capacity of our financial resources, and the Miami club was closed in 2000. Spurred on by that experience, however, we have formulated a business plan designed to give Rascals a nationwide presence with a minimum of capital investment. The plan contemplates that we will develop a network of "partners" who recognize the value of the "Rascals" name and our enter-tainment offerings in attracting consumers of comedy. In exchange for the opportunity to market to these consumers, our "partners" will provide the other resources necessary to business success.

     The plan to "go national" with the "Rascals" name can be understood in four discernable, albeit interrelated, aspects:

          EMBEDDED CLUBS. Recently we expanded our focus to explore the advantages of locating a Rascals Comedy Club in a destination location where there is a pre-established clientele. For example, in May 2005 we opened a Rascals Comedy Club in the Palisades Center in West Nyack, New York, which is the second largest shopping mall in the U.S.

          HOTEL-BASED CLUBS. We are underway with a program of establishing "Rascals Comedy Clubs" in premier hotels throughout the U.S. During 2001 we opened a Rascals in the Crowne Plaza Hotel in Phoenix, and another in the Sheraton Springfield at Monarch Place in Springfield, MA. Both of those clubs have since closed. However, since December 2002 we have operated a Rascals Comedy Club in the Hilton Hotel in Cherry Hill, NJ. We are currently in negotiation with a hotel in Asbury Park. In each of these arrangements the hotel will provide the facility (rent-free) and operate the food and beverage service. We provide the show and the promotion only, keep all admission proceeds, and receive a share of the food and beverage gross revenue.

          LICENSED CLUBS. We have granted a license to an investment group that opened a Rascals Comedy Club in Jersey City, New Jersey in the second quarter of 2004. The Jersey City licensee pays us a five percent of its gross revenue for use of our trade name and assistance in organizing the club, and also pays us fees if we book entertainment for their club. We intend to pursue similar arrangements nationally.

          THE LIBRARY. Headliners owns a library of over 200 hours of recorded performances by major comedic entertainers, such as Tim Allen, Rosie O'Donnell and Drew Carey, made before the comedians became famous. In exchange for the opportunity to appear at Rascals Comedy Club, these entertainers yielded to Headliners the right to market video recordings of their performances at Rascals. This library of videotapes provides Headliners the raw materials from which we can manufacture a limitless supply of comedy products in every audio-visual medium. For example, "The Rascals Comedy Hour" was offered in 35 million homes on pay-per-view television during 2002. As another example, in the Summer of 2003 a major distributor to the home video market commenced marketing three VHS titles containing comedy performances recorded at Rascals. Recently we contracted with Microsoft to provide "Rascals Comedy Classics" for broadcast on Microsoft's new mobile-based Portable Media Center.

     In each of these aspects, our goal is to leverage the "brand-equity" of our Rascals trade name by joining forces with another entity which will underwrite the capital-intensive aspects of marketing comedy, such as site construction, publicity or distribution. We believe that in this way we can achieve a national presence for the Rascals name with a modest capital investment.

     EMBEDDED CLUBS

     The concept of the "embedded club" is aimed at attracting customers for our comedy by offering them a richer entertainment experience. The combined restaurant and comedy club facilities that we operated for most of our history represented a first level of the embedded club. Today we are exploring a broad variety of environments in which a Rascals Comedy Club would achieve marketing synergy with other entertainment venues.

     During 2004 we opened four new facilities representing embedded clubs: our restaurant and comedy club in Montclair NJ and two of the entertainment complexes we developed during 2004: in Jackson MS and Louisville KY. In May of this year we opened a comedy club in the Palisades Center in West Nyack NJ. The Rascals Comedy Club in the Palisades Center is located amid a complex of restaurants, so we provide beverage service only.

     Comedy shows at our clubs generally consist of three performers: one nationally-known headliner, a featured act and a comic master of ceremonies. Our ticket prices range from $8.00 to $35.00, and are determined by the fees we commit to pay the entertainers. Those fees may on occasion include a percentage of our ticket revenues.

     Entertainers are booked for our clubs by independent booking agents. Most of our bookings at present are made by Top Draw Entertainment. Our relationship with Top Draw is at will. Our fees to Top Draw are based on services provided. As the number of our clubs increases, Rascals should become even more attractive to entertainers due to our ability to offer "block booking." In a block booking arrangement, we commit to multiple dates at multiple locations in exchange for a reduced fee per show.

     We market our shows through traditional local media: newspaper and radio advertisements, local cable TV commercials, and radio promotions, often involving the performers that will be appearing. In addition, tickets to all of our club locations can be purchased at our Website: www.Rascalscomedyclub.com.

     HOTEL-BASED CLUBS

     In December 2002 we opened the Rascals Comedy Club at the Hilton
Hotel in Cherry Hill, New Jersey. It consists of a comedy room with a seating capacity of 308 in which we produce six shows per week. Our plan is to develop more hotel-based clubs, as opportunities and resources become available.

     Our agreements with the hotels which host our clubs allocate to Headliners the responsibility for booking, marketing and producing the comedy shows, and allocate to the hotel the responsibility for food and beverage service. Headliners promotes the shows through local media, sells the tickets, and retains 100% of the revenue from ticket sales, from which it pays fees to the entertainers and to the Headliners personnel involved in producing the show. The hotel collects payment for food and beverage service, and is responsible for supervising the kitchen and wait staff, who are hotel employees. The hotel is also responsible for compliance with liquor laws. Our agreements provide for a percentage of food and beverage revenue to be paid by the hotel to Headliners.

     The primary advantage of a hotel-based club for Headliners is the efficiency of initiating the club's operations. Since we are moving into an established facility, we are required to make only the minimal capital investment necessary to outfit the comedy room in Rascals' trademark decor. In addition, since the hotels in which we locate are already known as entertainment locations in their communities (even if only as a restaurant location), the expense incurred in "attracting traffic" to the site is generally not much greater than the expense we incur in promoting shows at our established sites. Our estimate is that our capital commitment to a new hotel-based facility, including the working capital required until the club achieves positive cash flow, will generally not exceed $130,000. Occasionally, however, a particular site will be appropriate for a higher quality build-out, which will require a larger investment. This was the case with our club in Cherry Hill, where we installed cherrywood paneling and a state-of-the-art sound system.

     DANCE CLUBS

     At the end of March 2005 we purchased six dance club operations. The clubs are located in Jackson MS, Omaha NE, Louisville KY, Tucson AZ, Cincinnati OH and Kansas City MO. Each operates under one of the followings trade names: "Banana Joe's,""Margarita Mama's," "Red Cheetah," "Parrot Beach" or "Cactus Cafe." Three of the businesses were developed jointly by Headliners and JHF Property Holdings during 2004. The other three were developed by JHF Property Holdings in 2003. In July 2005 we severed all relations with JHF Property Holdings, but retained ownership of the six clubs.

     The audited financial statements for the six clubs that we purchased in March 2005 indicate that during 2004 they generated the following revenue and net income:

                                                     Net
                                     Revenue     Income/(Loss)
                                  ------------   ------------
                Jackson MS (1)    $  2,849,612   $    56,472
                Omaha NE (2)         1,339,334        11,727
                Louisville KY (3)    3,069,247       399,302
                Tucson AZ              817,941       (26,420)
                Cincinnati OH        2,265,743       (14,103)
                Kansas City MO       1,011,850       (11,061)
                                    ----------     ---------
                            Total $ 11,353,827    $  415,917
                                    ==========     =========
                _________________________________________

                (1) Commenced operations in March 2004.
                (2) Commenced operations in April 2004.
                (3)      Commenced operations in June 2004.

     RASCALS COMEDY LIBRARY

     Between 1985 and 1992 Headliners developed a library of videotapes of the comedy performances at its West Orange club. The performers on the videotapes include many who achieved stardom: Denis Leary, Drew Carey, Jeff Foxworthy, Rosie O'Donnell, Tim Allen, Ray Romano and others. In exchange for the opportunity to appear at Rascals Comedy Club, each of these performers signed a release giving Headliners the right to reproduce and market the videotapes. Until 2002 the videotapes were co-owned by Headliners and Rob Perna d/b/a Stand and Deliver. In 2002 we divided the library, with Headliners retaining over 200 hours of performances. These videotapes comprise the Rascals Library of Comedy Classics, an inventory of raw material that Headliners can use to develop products and content in a variety of media.

     A considerable portion of our energies during 2002 were devoted to developing outlets for marketing Rascals' comedy outside of our clubs. As a result we entered into an arrangement under which Razor & Tie Direct LLC advanced to Headliners $50,000 in exchange for our agreement to produce three home videos of performances in the Rascals library, which Razor & Tie marketed in 2003. In addition, in the Fall of 2001 we entered into a marketing agreement with iN-DEMAND L.L.C. to market up to 12 programs produced by Headliners on pay-per-view television. Each of those relationships became dormant late in 2003, primarily because we lacked the personnel required to sustain the relationships.

     In 2004, however, we entered into a relationship with Brian Sheil, a media producer and promoter based in California. Mr. Sheil is supervising an expansion of the Rascals Library. We are again videotaping performances at our club in Montclair as well as producing the "Rascals on the Road"
series of performances.   At the same time, Mr. Sheil has been actively
developing distribution outlets for the Rascals Library in a variety of media. Within the past few months we have initiated relationships with several broadcasters:

     - Microsoft MSN Video Downloads and Windows Media Entertainment. Rascals Comedy Classics is currently the exclusive stand-up comedy channel available on these outlets.

     - TVNet. This broadcaster makes Rascals Comedy videos available to cell phones with wireless video capabilities.

     - XM Satellite Radio. We recently contracted to have the Rascals Comedy Hour distributed through this service, which, with over
          4.4 million subscribers, is the largest satellite radio service in the U.S.

     - RipeTV. This download service has a client base of 20 million. Rascals Comedy became available on its menu recently.

     - SmartVideo Technologies. In June 2005 we contracted to add Rascals Comedy to the programming lineup that this service makes available for mobile video devices. Currently there are more than 50 million smart phones and mobile video devices in use. The segmented nature of our comedy, which can be enjoyed in 30 second or 30 minute intervals, makes it ideal for this audience.

     Each of these relationships was formed only recently, and revenues to date fromour use of the Library have been minimal. We intend, however, to continue to expand this fertile opportunity to generate additional revenue streams from our existing assets.

     Employees

     The Company currently employs 329 individuals, of whom 75 are full-time employees. The other 254 employees are primarily hosting staff, wait staff, bartenders, and kitchen employees. Of these 9 full-time employees and 38 part-time employees work during the evenings at our Montclair restaurant and club, one full-time employee and two part-time employees work during the performances at our club in Cherry Hill, and sixty full-time employees and 210 part-time employees work at our dance clubs. None of our employees is represented by a union. We believe that our relations with our employees are good.

     Insurance

     As a dispenser of alcoholic beverages, Headliners is subject to state liquor liability ("dram shop") laws. These laws vary from state to state. In general, dram shop laws impose liability on the proprietor of an establishment for damage caused by a customer of the establishment, if the service of alcoholic beverages by the establishment to that customer was a cause of the damage and the establishment service was negligent or otherwise culpable. Since alcoholic beverages are served in all of our clubs, it is particularly important that we maintain insurance against liability.

     At the present time, Headliners is insured by a policy which provides $2,000,000 general aggregate liability coverage. as well as a $10,000,000 commercial umbrella policy. The annual premium for our insurance, which includes this liability insurance, is $102,700.

     Properties

     Since February 2004 the executive offices of Headliners Entertainment Group, Inc. have been located in the building in Montclair, New Jersey adjacent to our new restaurant and Rascals Comedy Club. The offices and the restaurant/club facility is leased to Rascals Montclair, Inc. for a term ending in 2014. Rascals Montclair pays $19,000 and a percentage of its gross receipts as monthly rent. It is also responsible for an allocated portion of the landlord's taxes and operating costs. Pursuant to the terms of a management agreement between Rascals Montclair and Headliners, Headliners reimburses Rascals Montclair for its rental expenses.

     Our space in the Palisades Center is held by our subsidiary, Palisades Comedy LLC pursuant to a ten year lease. Headliners guarantees the obligations of Palisades Comedy LLC under the lease. The lease requires us to pay an annual rental equal to $119,000 (increasing to $132,000 in the sixth year) plus 8% of our gross receipts plus an allocated portion of the landlord's taxes and expenses attributable to common areas.

     Our Cherry Hill comedy club is located in the Hilton Hotel, which provides the comedy room to us free of charge.

     Legal Proceedings

     Rascals International, Inc. v. iCapital Finance Inc., Randall Letcavage and Rosemary Nguyen (Court of Common Pleas, Philadelphia County, Pennsylvania). This action commenced in August 2003. Headliners alleged that the defendants signed investment banking and consulting agreements with Headliners, in which they undertook to perform certain services for Headliners. Headliners further alleges that the defendants failed to perform the services, as a result of which Headliners suffered damages in excess of $1,000,000. The defendants failed to answer the complaint, and a default judgment was entered against them in October 2003. Headliners does not know to what extent, if any, it will be able to enforce the judgment.


                                 MANAGEMENT

     This table identifies our directors and executive officers. Directors serve until the next annual meeting of shareholders and until their successors are elected and qualify. Officers serve at the pleasure of the Board of Directors.

                                                                 Director
     Name                  Age   Position with the Company         Since

     Eduardo Rodriguez      43   Chairman, Chief Executive         1998
                                  Officer, Chief Financial
                                  Officer

     Michael Margolies      77   Secretary, Director               2001


     EDUARDO RODRIGUEZ has served as Chief Executive Officer of Headliners since 1998. Immediately prior to joining Headliners, Mr. Rodriguez served as President of Lancaster Consultants, Inc., a company involved in financial management and consulting. Since March 2005 Mr. Rodriguez has also served as Chief Executive Officer of Global Concepts, Ltd. (OTCBB:
GCCP), a conglomerate primarily involved in providing warehousing and transportation services in France.

     MICHAEL MARGOLIES became Vice Chairman and Secretary of Headliners in January 2002, after having served on our Board of Directors for the prior year. Mr. Margolies resigned from his position as Vice Chairman in March 2005. From 1998 until March 2005 Mr. Margolies was employed as Chief Executive Officer of Global Concepts, Ltd.

     Audit Committee

     The Board of Directors does not have an audit committee financial expert. The Board of Directors has not been able to recruit an audit committee financial expert to join the Board of Directors because of the Company's poor financial condition.

     Code of Ethics

     The Company does not have a written code of ethics applicable to its executive officers. The Board of Directors has not adopted a written code of ethics because there are so few members of management.

     EXECUTIVE COMPENSATION

     This table itemizes the compensation we paid to Eduardo Rodriguez, who served as our Chief Executive Officer during 2004, and to Michael Margolies, our Vice Chairman during that year. There was no other officer whose salary and bonus for services rendered during the year ended December 31, 2004 exceeded $100,000.
                                                           Other
                                 Year       Salary      Compensation
                                ------    ---------     ------------

     Eduardo Rodriguez.......    2004     $  22,000      $ 572,654(1)
                                 2003       145,228(2)      10,800(3)
                                 2002        40,000         10,800(3)

     Michael Margolies.......    2004     $  27,500      $ 562,564(1)
                                 2003       145,228(2)           0
                                 2002             0              0
______________________

(1) In April 2004 the Board of Directors waived the vesting conditions applicable to 1,000 shares of stock issued to each of the executives. $560,000, the market value of the shares that vested, is included in "Other Compensation." The remaining "Other Compensation" represents premiums paid for health insurance.
(2) Represents shares acquired in lieu of salary under the Employee Stock Purchase Plan.
(3) Represents paid for health insurance and payments made to supply Mr. Rodriguez with an automobile.

     Employment Agreements

     On March 7, 2005 Headliners entered into a "Joint Management Agreement" with Global Concepts, Ltd., Eduardo Rodriguez, Michael Margolies, The Rodriguez Family Trust and The Margolies Family Trust. The Joint Management Agreement contained the following provisions relevant to Headliners:

     - The Rodriguez Family Trust and The Margolies Family Trust agreed to organize a limited liability company: G&H Management, L.L.C.. The Trusts, as well as Rodriguez and Margolies, contributed their Headliners shares to the Trust on August 15, 2005. Headliners will pay a fee of $5,000 per month to the limited liability company in compensation for the services of Rodriguez and Margolies.

     - Headliners entered into five year Employment Agreement with Rodriguez.

     - Margolies resigned from his position as Vice Chairman of Headliners.

     - Headliners entered into a five year advisory agreement with Margolies.

     - Rodriguez and Margolies agreed that they would each serve as members of Headliners' Board of Directors. They also agreed to elect a third member, to be nominated by Rodriguez.

     - Headliners, Rodriguez and Margolies agrees that until the death of Rodriguez or Margolies, the compensation and benefits paid by Headliners to Rodriguez will exceed the compensation and benefits paid by Headliners to Margolies by $175,000.

     Headliners' Employment Agreement with Rodriguez provides that he will serve as President. His compensation will be $200,000 per annum plus an automobile allowance of $1,000 per month. The fee payable to Rodriguez will continue for the term of the agreement, notwithstanding Rodriguez' death or disability. The agreement terminates on January 31, 2010, except that Rodriguez covenanted that for one year after termination he will not engage in activities that are competitive with Headliners.

     Headliners' Advisory Agreement with Margolies provides that he will consult with the Board of Directors and the President on matters of business development, investor relations public relations and finance. Headliners will pay Margolies a fee of $25,000 per annum and provide him the same benefits as are provided to Headliners' executive officers. The fee payable to Margolies will continue for the term of the agreement, notwithstanding Margolies' death or disability. The agreement terminates on January 31, 2010, except that Margolies covenanted that for one year after termination he will not engage in activities that are competitive with Headliners.

     Stock Options

     None of our officers or directors holds any options to purchase Headliners securities.

     Equity Compensation Plan Information

     The information set forth in the table below regarding equity compensation plans (which include individual compensation arrangements) was determined as of December 31, 2004.


                           Number of          Weighted      Number of
                           securities to      average       securities
                           be issued          exercise      remaining
                           upon exercise      price of      available
                           of                 outstanding   for future
                           outstanding        options,      issuance
                           options,           warrants      under equity
                           warrants and       and           compensation
                           rights             rights        plans
------------------------------------------------------------------------
Equity compensation plans
approved by security
holders..........                 0               --            0

Equity compensation plans
not approved by security
holders*.........           165,000           $90.00            0
                           --------           ------         ----
Total............           165,000           $90.00            0


* In May 2004 the Board of Directors granted warrants to the Company's two officers to purchase a total of 165,000 shares at an exercise price of $90.00 per share. The warrants were terminated in February 2005, at which time the Board of Directors awarded 165,000 shares to the two officers in compensation for prior services.

     Compensation of Directors

     Our directors are reimbursed for out-of-pocket expenses incurred on our behalf, but receive no additional compensation for service as directors.

OTHER TRANSACTIONS BETWEEN HEADLINERS AND ITS MANAGEMENT

     Rascals Montclair, Inc.

     In June 2003 Headliners' lease for the property in West Orange, New Jersey on which Headliners operated a club and restaurant terminated. For several months, Headliners' management looked for a location where the club and restaurant could be reopened. However, because of Headliners' lack of capital, landlords were unwilling to rent space to Headliners on favorable terms and contractors were unwilling to extend credit to Headliners for construction of the new facility. Therefore Eduardo Rodriguez and Michael Margolies, Headliners' officers, organized Rascals Montclair, Inc., which is owned by The Margolies Family Trust, the Rodriguez Family Trust and Jerry Pontones, Headliners' Director of Operations. Rascals Montclair, Inc. then entered into a lease for space in Montclair, New Jersey and proceeded to develop a replacement for the West Orange club and restaurant. The Montclair club and restaurant opened in June 2004.

     The development of Headliners' financing relationship with Cornell Capital Partners led to a change in the plan for development of the Montclair facility. It had originally been contemplated that Rascals Montclair, Inc. would provide most of the funds needed to build the new facility. However, during 2004 Cornell Capital Partners agreed to advance significant sums to Headliners as loans to be amortized through the put procedure set forth in the Standby Equity Distribution Agreement. With these funds, therefore, Headliners provided most of the cash required to complete the Montclair facility - approximately $1.1 million. Accordingly, on October 1, 2004 the owners of Rascals Montclair, Inc. transferred their interests in that entity to Headliners for no consideration.

     Subsequently, however, Headliners found that the landlord who leased the Montclair facility to Rascals Montclair had a lien on the stock of Rascals Montclair that could not be removed. For that reason, Headliners returned ownership of Rascals Montclair to its founders. At the same time, however, Rascals Montclair engaged Headliners to manage the restaurant and club in Montclair. The contract provides that Headliners will receive all of the revenue from the business and will pay all of the expenses of the business. The contract extends for the term of the lease, except that it will terminate if the landlord ever forecloses on its lien on the stock of Rascals Montclair.

     Loan to Global Concepts, Ltd.

     Global Concepts, Ltd. it a public company whose board of directors consists of Eduardo Rodriguez and Michael Margolies, who are also the members of Headliners board of directors. In March 2005 Global Concepts, Ltd. borrowed $400,000 from Headliners Entertainment Group, Inc., and used the proceeds primarily to fund the operations of one of its subsidiaries. Global Concepts gave a promissory note in the principal amount of $400,000 to Headliners. The note calls for interest at 10% per annum to be paid on the first day of each month, commencing in April 2005, and for the principal to be paid in eleven monthly installments of $33,333 and a final installment of $33,337. Payment of the principal is scheduled to commence on June 1, 2006.

     In August 2005 Global Concepts repaid $350,000 of the loan to Headliners.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Our bylaws provide that we will indemnify our directors and officers against liabilities arising from their service as directors and officers. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provision or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


                           PRINCIPAL SHAREHOLDERS

     The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of the date of this prospectus by the following:

     * each shareholder known by us to own beneficially more than 5% of our common stock;

     *  Eduardo Rodriguez, our Chief Executive Officer

     *  each of our directors; and

     *  all directors and executive officers as a group.

     Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below have sole voting power and investment power with respect to their shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

     In computing the number of shares beneficially owned by a person and the percent ownership of that person, we include shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days. We do not, however, include these "issuable" shares in the outstanding shares when we compute the percent ownership of any other person.

                                 Amount and
                                 Nature of
     Name and Address            Beneficial        Percentage
     of Beneficial Owner (1)     Ownership (2)     of Class (3)
     -----------------------     --------------    -------------
     Eduardo Rodriguez           7,637,061 (4)      51.6%

     Michael Margolies           7,637,061 (4)      51.6%

     All Officers and Directors
     As a Group (2 persons)      7,637,061 (4)      51.6%

     Kevin Waltzer               2,441,427          16.5%
     17 Larkspur Lane
     Newtown, PA 18940
     ____________________________________

     (1)  Except as noted, the address of all shareholders is c/o
          Headliners Entertainment Group, Inc., 501 Bloomfield
          Avenue, Montclair, NJ 07042
     (2) All shares are owned of record unless otherwise indicated.
     (3) In determining Percentage of Class, all options and warrants currently exercisable by the Owner are deemed to have been exercised and all convertible securities are deemed to have been converted at current market price.
     (4) The shares beneficially owned by Messrs. Rodriguez and Margolies each include 7,637,061 shares owned of record by G&H Management LLC. Mr. Rodriguez is the Manager of
          G&H Management. The Rodriguez Family Trust owns 51% of the equity in G&H Management LLC. The Trustee of The
          Rodriguez Family Trust is Mr. Rodriguez' spouse, and the beneficiaries of the Trust are his wife and children.
          The remaining 49% of the equity in G&H Management LLC is owned by The Margolies Family Trust. The Trustee of the Margolies Family Trust is Mr. Margolies' spouse, and the beneficiaries of the Trust are Mr. Margolies' spouse and children.

                             SELLING SHAREHOLDERS

     The table below lists the selling shareholders and other information regarding the beneficial ownership of our common stock by each of the selling shareholders.

     The selling shareholders acquired the shares that they are offering by means of this prospectus directly from Headliners. The transactions in which they acquired the shares may be categorized as follows:

     * The shares identified as "Foreclosure Shares" are those which Cornell Capital Partners may acquire if it becomes entitled to foreclose on the shares pledged by Headliners to secure its Secured Convertible Debentures.

     * The shares identified as "Shares Put by Headliners" are those which Headliners may sell to Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement.

     * The shares offered by G&H Management LLC are shares issued to it by Headliners as compensation for the management services of Eduardo Rodriguez and Michael Margolies.

     * The shares offered by Andrew Freundlich are shares that he can acquire upon conversion of the Convertible Debenture that Headliners issued to him in settlement of a litigation.

     * The shares offered by Mark Iacono and Thomas Parker are shares issued to them in settlement of certain contract claims.

                                               Shares Owned
                              ---------------------------------------------
                                              Shares Put by                                  Shares Owned
                               Foreclosure    Headliners                       Shares        After Offering
Name                           Shares         Per SEDA        Other            Offered       Is Complete
----------------------------   -------------  --------------  -------------    -----------   --------------

Cornell Capital Partners, LP   50,000,000(1)  214,285,714(2)  51,223,036(3)              -              -
G&H Management LLC                      -               -      7,637,061         2,000,000      5,637,061
Andrew Freundlich                       -               -        714,286(4)        714,286              -
Eric Meyer                              -               -        357,143(5)        357,143              -
Mark Iacono                             -               -         53,333            50,000          3,333
Thomas Parker                           -               -         13,333            12,500            833

_______________________________

(1) Represents shares that Cornell Capital Partners may acquire and reoffer if Headliners defaults under the terms of either of the Secured Convertible Debentures.

(2) Represents the maximum number of shares that Headliners may sell to Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement.

(3) Includes (a) 45,768,490 shares that Cornell Capital Partners may obtain on conversion of the $7,953,698 Secured Convertible Debenture and (b) 5,454,546 shares that Cornell Capital Partners may obtain on conversion of the $ 3,000,000 Secured Convertible Debenture.

(4) Represents shares that Mr. Freundlich may acquire upon conversion of his Convertible Debenture.

(5) Represents shares that Mr. Meyer may acquire upon conversion of his Convertible Debenture.

     Standby Equity Distribution Agreement

     On March 16, 2005 Headliners signed a Standby Equity Distribution Agreement with Cornell Capital Partners, LP. The Standby Equity Distribution Agreement provides that, during the two years commencing on the date when the Securities and Exchange Commission declared this prospectus effective, Headliners may demand that Cornell Capital Partners purchase shares of common stock from Headliners. Headliners may make a demand no more than once every five trading days. The maximum purchase price on each demand is $500,000.
The aggregate maximum that Headliners may demand from Cornell Capital Partners is $30,000,000. The number of shares that Cornell Capital Partners will purchase after a demand will be determined by dividing the dollar amount demanded by a per share price. The per share price used will be 98% of the lowest daily volume-weighted average price during the five trading days that follow the date a demand is made by Headliners. Cornell Capital Partners is required by the Agreement to pay each amount demanded by Headliners, unless
(a) there is no prospectus available for Cornell Capital Partners to use in reselling the shares, (b) the purchase would result in Cornell Capital Partners owning over 9.9% of Headliners outstanding shares, or (c) the representations made by Headliners in the Agreement prove to be untrue.

     The Standby Equity Distribution Agreement requires that we register the shares for resale by the Cornell Capital Partners. Accordingly we have included 214,285,714 shares in this prospectus for purchase and resale by Cornell Capital Partners. We will pay the registration and filing fees, printing expenses, listing fees, blue sky fees, if any, and fees and disbursements of our counsel in connection with this offering. Cornell Capital Partners will pay the fees and disbursements of its own counsel, as well as any underwriting discounts, selling commissions, and similar expenses relating to the sale of the shares. We have agreed to indemnify Cornell Capital Partners and some of its affiliates against certain liabilities, including liabilities under the Securities Act, in connection with this offering. In turn, Cornell Capital Partners has agreed to indemnify us and our directors and officers, as well as any person who controls us, against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors and officers, or persons that control us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Other Relationships with Headliners Entertainment Group

     None of the selling shareholders had any relationship with Headliners within the past three years, except as follow:

     Cornell Capital Partners, LP.   Headliners has engaged in a number of
financing transactions with Cornell Capital Partners during the past two years:

     * On October 8, 2003 Headliners signed an "Equity Line of Credit Agreement"with Cornell Capital Partners. Headliners issued 2,900 shares to Cornell Capital Partners on that date to compensate it for entering into the Agreement. Headliners also issued 12 shares to David Gonzalez, Esq., who serves as legal counsel to Cornell Capital Partners, to compensate Mr. Gonzalez for his services in connection with the preparation and implementation of the Agreement. During 2004 Headliners sold 59,468 shares of common stock to Cornell Capital Partners under the terms of the Equity Line of Credit Agreement, and received $2,215,000 in payment. The parties terminated the Equity Line of Credit Agreement in March 2005.

     * On June 2, 2004 Headliners and Cornell Capital Partners entered into a Standby Equity Distribution Agreement. It had the same terms as the Equity Line of Credit Agreement, but increased the maximum purchase price for shares sold by Headliners to Cornell Capital Partners under the Agreement from $10,000,000 to $30,000,000. Headliners did not sell any shares to Cornell Capital Partners LP under the Standby Equity Distribution Agreement signed on June 2, 2004. The Agreement was terminated in March 2005.

     * Beginning in January 2004 and from time to time thereafter, Cornell Capital Partners loaned money to Headliners, and Headliners gave unsecured, non-interest-bearing promissory notes to Cornell Capital Partners. The most recent of these loans was for $475,000, made on January 25, 2005. Cornell Capital Partners had no contractual obligation to make those loans, but did so in order to assist Headliners in meeting its capital requirements. The total amount borrowed in this fashion was $5,715,000. Headliners satisfied $2,215,000 of those loans with the proceeds from sale of shares under the Equity Line of Credit Agreement.

     * On January 25, 2005, in connection with funding of the most recent promissory note, Cornell agreed to exchange all of the promissory notes, totaling $3,500,000, for a Promissory Note in the principal amount of $4,500,000. The Note required Headliners to make monthly payments of $750,000 plus interest, commencing on August 25, 2005.

     * On March 21, 2005 Headliners sold to Cornell Capital Partners, LP a Promissory Note in the principal amount of $3,000,000. In exchange for the Promissory Note, Cornell Capital Partners paid $2,500,000. The Promissory Note provided that Headliners would make monthly principal payments of $100,000 plus accrued interest commencing on May 23, 2005. Headliners' obligation was secured by a pledge of all of its assets. Headliners also pledged 100,000,000 shares of its common stock to secure its obligations under the Note.

     * On June 28, 2005 Headliners sold to Cornell Capital Partners, LP a Secured Convertible Debenture in the principal amount of $3,000,000. In exchange for the Debenture, Cornell Capital Partners paid $2,500,000. The Debenture requires Headliners to assign to Cornell Capital Partners all of the proceeds of the two movies in which Headliners until the Debenture is satisfied. Any amount due under the Debenture on December 28, 2006 will be payable by Headliners on that date. Headliners' obligation was secured by a pledge of all of its assets. Headliners also pledged 100,000,000 shares of its common stock to secure its obligations under the Note. The Debenture has no stated interest rate; however because of the $500,000 discount given to Cornell Capital Partners, the implicit interest rate is approximately 13.5%.

     * On August 19, 2005 Headliners and Cornell Capital Partners exchanged the January 25 Promissory Note and the March 21 Promissory Note plus the interest accrued on those notes for a Secured Convertible Debenture in the principal amount of $7,953,698. The Debenture requires that Headliners make monthly payments of $400,000 plus accrued interest commencing on December 1, 2005. The Debenture may be converted by Cornell Capital Partners into Headliners common stock at a conversion price of $.20 per share. However, at any time when Headliners is in default under the terms of the Debenture, the conversion price will be $.02 per share. At any time when the market price for Headliners common stock is less than the conversion price, Headliners may redeem the Debenture by paying a 10% premium. Headliners' obligation under the Debenture is secured by a pledge of all of Headliners' assets and by a pledge of 100,000,000 shares of Headliners common stock. The stated interest rate on the Debenture is 12% per annum. However, the cash paid by Cornell Capital Partners for the instruments that were exchanged for the Debenture totaled only $6,000,000. Therefore the implicit interest rate on the obligation is approximately 22%.

     G&H Management LLC is owned by the families of Eduardo Rodriguez and Michael Margolies, who are the officers and directors of Headliners. In March 2005 Headliners issued 7,600,000 shares to G&H Management LLC in compensation for the services of Messrs. Rodriguez and Margolies.

     Andrew Freundlich. Mr. Freundlich commences a legal action against Headliners and its officers in 2003 claiming default under the terms of a debenture that Headliners sold to him in 2000. In 2005 the parties settled the litigation. Headliners issued a Convertible Debenture in the principal amount of $100,000, convertible into common stock at the market price. Headliners also gave Mr. Freundlich a two year option to purchase 100,000 shares of Headliners common stock at $3.00 per share.

     Eric Meyer. Mr. Meyer purchased a $50,000 convertible debenture from Headliners in May 2005. The debenture was due on September 30, 2004, and Headliners defaulted in payment. In compensation for the default, Headliners in July 2005 issued to Mr. Meyer a convertible debenture in the principal amount of $67,289. Mr. Meyer is entitle to convert the debenture into Headliners common stock at market price.

     Mark Iacono and Thomas Parker purchased common stock from Headliners in May 2004. The subscription agreements they made with Headliners required Headliners to include the shares they purchased (Iacono - 3,333; Parker - 833) in a registration statement. Headliners did so, but withdrew the registration statement in March 2005. To settle any claims of these investors, Headliners issued them the shares offered in this prospectus.

Plan of Distribution

     The selling shareholders may sell shares from time to time in public transactions, on or off the OTC Bulletin Board, or in private transactions, at prevailing market prices or at privately negotiated prices, including, but not limited to, one or more of the following types of transactions:

     *  ordinary brokers' transactions;
     *  transactions involving cross or block trades
     * purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
     * "at the market" to or through market makers or into an existing market for our common stock;
     * in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
     * through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise);
     *  in privately negotiated transactions; or
     *  to cover short sales.

     In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in the resales. The selling shareholders may enter into hedging transactions with broker-dealers, and in connection with those transactions, broker-dealers may engage in short sales of the shares. The selling shareholders may also sell shares short and deliver the shares to close out the short position. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery to the broker-dealers of the shares, which the broker-dealer may resell using this prospectus. The selling shareholders may also pledge the shares to a broker-dealer and, upon a default, the broker or dealer may effect sales of the pledged shares using this prospectus.

     Brokers, dealers or agents may receive compensation in the form of commissions, discounts, or concessions from selling shareholders in amounts to be negotiated in connection with the sale. The selling shareholders and any participating brokers or dealers will be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commission, discount or concession may be deemed to be underwriting compensation.

     Information as to whether underwriters whom the selling shareholders may select, or any broker-dealer, is acting as principal or agent for the selling shareholders, the compensation to be received by underwriters that the selling shareholders may select or by any broker or dealer acting as principal or agent for the selling shareholders, and the compensation to be paid to other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchases any of the shares from or through such broker or dealer.

     We have advised the selling shareholders that, during any time when they are engaged in a distribution of the shares, they are required to comply with Regulation M promulgated under the Securities Exchange Act. With certain exceptions, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common stock.

     We will not receive any of the proceeds from the selling shareholders' sale of their common stock.

                               LEGAL MATTERS

     The validity of the common stock which the selling shareholders are selling by means of this prospectus has been passed upon by our counsel, Robert Brantl, Esq., 322 Fourth Street, Brooklyn, New York 11215.

                                 EXPERTS

     The financial statements of Headliners Entertainment Group, Inc. for the year ended December 31, 2004 included in this prospectus and in the registration statement have been audited by Bagell, Josephs & Company, L.L.C., independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere in this prospectus and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     The financial statements of Headliners Entertainment Group, Inc. for the year ended December 31, 2003 included in this prospectus and in the registration statement have been audited by Rosenberg Rich Baker Berman & Company P.A., independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere in this prospectus and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     The financial statements of 6107 Ridgewood Road LLC, 1299 Farnam, LLC, JP 4th Street Line, LLC, 1133 Sycamore Street, LLC, 4115 Mill Street, LLC, and 296 Stone Street, LLC included in this prospectus and in the registration statement have been audited by Couchot Hogenkamp & Associates, Inc., indepen-dent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere in this prospectus and in the registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.


                            ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits and schedules, under the Securities Act with respect to the shares to be sold in the offering. This prospectus does not contain all the information set forth in the registration statement. In particular, the statements in this prospectus regarding the contents of contracts, agreements or other documents are not necessarily complete. You can find further information about us in the registration statement and the exhibits and schedules attached to the registration statement. In addition, we file annual, quarterly and current reports, proxy statements and other information with the Commission, which may assist you in understanding our company.

     You may read and copy the registration statement or any reports, statements or other information that we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our Commission filings, including the registration statement, are also available to you on the Commission's Web site at http://WWW.SEC.GOV.

     We do not currently send annual reports to our shareholders, due to the expense involved. Until our resources permit, we do not expect to send annual reports unless we are soliciting proxies for an annual meeting of shareholders. You may, however, obtain a copy of our annual or our quarterly report to the Commission by writing to us at our executive offices.

                       INDEX TO FINANCIAL STATEMENTS

I.    HEADLINERS ENTERTAINMENT GROUP, INC.

1.  Audited Financial Statements for the Years Ended
     December 31, 2004 and 2003
                                                                     Pages
   Report of Independent Registered Public Accounting Firm           F-1
   Report of Independent Registered Public Accounting Firm           F-2
   Balance Sheet                                                     F-3
   Statements of Operations                                          F-4
   Statements of Stockholders' Equity (Deficit)                      F-5
   Statements of Cash Flows                                          F-6
   Notes to Financial Statements                                     F-8

2. Unaudited Financial Statements for the Six Months Ended
    June 30, 2005 and 2004

   Balance Sheet                                                     F-21
   Statements of Operations                                          F-22
   Statements of Cash Flows                                          F-23
   Notes to Financial Statements                                     F-24

II.   PROPERTIES ACQUIRED BY HEADLINERS ON MARCH 31, 2005

   a. 1133 Sycamore Street, LLC - audited financial statements
      for the year ended December 31, 2004                           F-28
   b. 4115 Mill Street, LLC - audited financial statements
      for the year ended December 31, 2004                           F-38
   c. 296 N. Stone, LLC - audited financial statements for
      the year ended December 31, 2004                               F-49
   d. 6107 Ridgewood Road, LLC - audited financial statements
      for the year ended December 31, 2004                           F-59
   e. 1299 Farnam, LLC - audited financial statements for
      the year ended December 31, 2004                               F-69
   f. JP 4th Street Live LLC - audited financial statements
      for the year ended December 31, 2004                           F-79

III.  PRO FORMA FINANCIAL STATEMENTS

   Introduction                                                      F-89
   Balance Sheet - December 31, 2004                                 F-91
   Statements of Operations - Year Ended December 31, 2004           F-93

          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders
and Board of Directors
Headliners Entertainment Group, Inc.
Montclair, New Jersey

We have audited the accompanying consolidated balance sheet of Headliners Entertainment Group, Inc. and Subsidiaries (the "Company") as of December 31, 2004 and the related consolidated statement of operations, changes in stockholders' equity (deficit), and cash flows for the year ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying consolidated financial statements for the year ended December 31, 2004 has been prepared assuming that the Company will
continue as a going concern.   As discussed in Note 1 to the
consolidated financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Headliners Entertainment Group, Inc. and Subsidiaries as of December 31, 2004, and the consolidated results of its operations, changes in stockholders' equity (deficit), and cash flows for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ BAGELL, JOSEPHS & COMPANY, L.L.C.
-------------------------------------
BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey

April 13, 2005

MEMBER OF:	AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
   		NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
		PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

            Report of Independent Registered Public Accounting Firm

    To the Stockholders and Board of Directors of Headliners Entertainment Group, Inc. and Subsidiaries

    We have audited the accompanying consolidated balance sheet of Headliners Entertainment Group, Inc. and Subsidiaries as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Headliners Entertainment Group, Inc. and Subsidiaries as of December 31, 2003, and the consolidated results of their operations, stockholders' equity (deficit) and their cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

    The accompanying consolidated financial statements have been prepared assuming Headliners Entertainment Group, Inc. and Subsidiaries will continue as a going concern. As discussed in Note 1, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

    As discussed in Note 19 to the consolidated financial statements, the accompanying consolidated balance sheet as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended have been restated.

                                         Rosenberg Rich Baker Berman & Co.
                                         ---------------------------------
                                         Rosenberg Rich Baker Berman & Co.
    Bridgewater, New Jersey
    April 10, 2004, except for Note 19 as
    to which the date is August 5, 2004

                                                                F-2

          Headliners Entertainment Group, Inc. and Subsidiaries
                         Consolidated Balance Sheet
                             December 31, 2004


Assets

Current Assets
 Cash (Note 1)                              $   29,058
 Assets to be disposed of (Note 16)            125,000
 Other assets                                    1,500
                                             ---------
 Total Current Assets                          155,558

Property and equipment, net (Notes 1 and 5)  1,202,293
Construction in progress (Note 6)              558,876
Investment in limited liability companies
 at cost (Notes 2 and 19)                    2,275,000
Security deposit                                10,000
                                             ---------
 Total Assets                                4,201,727
                                             =========
Liabilities and Stockholders' Deficit

Current Liabilities
 Accounts payable and accrued expenses       1,595,247
 Notes payable (Note 7)                        852,615
 Promissory notes (Note 8)                   3,025,000
                                             ---------
 Total Current Liabilities                   5,472,862
                                             ---------

Commitments and Contingencies (Note 12)              -

Stockholders' Deficit
 Common stock, authorized 500,000,000
  shares, $.001 par value, 189,978
  shares issued and outstanding
  (Notes 1, 4 and 19)                              190
 Additional paid-in capital                 16,232,891
 Accumulated deficit                       (17,504,216)
                                            ----------
 Total Stockholders' Deficit                (1,271,135)
                                            ----------
 Total Liabilities and Stockholders'
  Deficit                                   $4,201,727
                                             =========








See notes to the consolidated financial statements.
                                                               F-3

           Headliners Entertainment Group, Inc. and Subsidiaries
                   Consolidated Statements of Operations

                                       Year Ended December 31,
                                                        2003
                                          2004      As Restated
                                      -----------   -----------

Net Sales                             $ 1,317,898   $   264,317
                                        ---------    ----------
Costs and Expenses
 Cost of sales                            582,687       145,465
                                        ---------    ----------
Gross Profit                              735,211       118,852
                                        ---------    ----------
General and Administrative expenses
 General and administrative expenses    3,650,133     1,069,972
 Stock based compensation (Note 15)     5,795,849     2,399,043
                                        ---------     ---------
Total General and Administrative
 Expenses                               9,445,982     3,469,015
                                        ---------     ---------
Other Income (Expense)
 Interest expense                        (126,812)     (167,057)
 Other income                                 740             -
 Loss on disposal of fixed assets               -        (1,040)
                                        ---------     ---------
Total Other Expense                      (126,072)     (168,097)
                                        ---------     ---------
Loss From Continuing Operations
 Before Income Tax Provision           (8,836,843)   (3,518,260)

Provision for Income Taxes
 (Note 1 and 11)                                -           436
                                        ---------     ---------
Loss From Continuing Operations        (8,836,843)   (3,518,696)
                                        ---------     ---------
Discontinued Operations
 (Loss) Income from discontinued
  operations (net of tax effect of $0)    (21,267)      239,947
 Loss on disposal of operations
  (net of tax effect of $0)               (18,075)      (81,321)
                                        ---------     ---------
Income From Discontinued Operations       (39,342)      158,626
                                        ---------     ---------
Net Loss                              $(8,876,185)  $(3,360,070)
                                        =========     =========
Earnings (Loss) Per Share From
 Continuing Operations                $   (107.96)  $ (1,191.57)
 Earnings (Loss) Per Share From
  Discontinued Operations                   (0.48)        53.72
                                        ---------      --------
 Earnings (Loss) Per Share            $   (108.44)  $ (1,137.85)
                                        =========      ========
Weighted Average Number of Common
 Shares Outstanding                        81,858         2,953


See notes to the consolidated financial statements.
                                                                F-4

            Headliners Entertainment Group, Inc. and Subsidiaries
          Consolidated Statements of Stockholders' Equity (Deficit)
                                 As Restated

                                                                                                     Total
                        Common Stock       Additional                                             Stockholders'
                     -------------------    Paid-in     Accumulated   Prepaid       Deferred         Equity
                     Shares       Amount    Capital      (Deficit)   Consulting   Compensation     (Deficit)
---------------------------------------------------------------------------------------------------------------

Balance -
 December 31, 2002       60,787   $    61  $3,680,001   $(5,267,961) $         -   $        -    $(1,587,899)
Issuance of common
 stock                  120,000       120      59,880             -            -            -         60,000
Stock issued for
 services               895,944       895     843,478             -            -            -        844,373
Stock issued for
 conversion of debt
 and accrued expenses 4,771,500     4,772     893,342             -            -            -        898,114
Stock issued under
 employee stock
 purchase plan          500,000       500     267,367             -            -            -        267,867
Stock issued for
 officer compensation 2,000,000     2,000   1,398,000             -            -   (1,400,000)             -
Amortization of
 deferred officer
 compensation                 -         -           -             -            -      280,000        280,000
Shares issued for
 consultant services
 to be provided       2,383,500     2,384   2,121,023             -   (2,123,407)           -              -
Amortization of
 consultant services          -         -           -             -      393,558            -        393,558
Net Loss                      -         -           -    (3,360,070)           -            -     (3,360,070)
                      ----------------------------------------------------------------------------------------
Balance -
 December 31, 2003
 (As Restated)       10,731,731   $10,732  $9,263,091   $(8,628,031) $(1,729,849) $(1,120,000)   $(2,204,057)

Issuance of stock    68,975,697    68,975   1,400,586             -            -            -      1,469,561
Stock issued for
 services            17,850,000    17,850   1,128,650             -            -            -      1,146,500
Stock issued for
 deposit              7,000,000     7,000      (7,000)            -            -            -              -
Stock issued for
 consultant services
 to be provided      20,800,000    20,800   1,741,200             -   (1,762,000)           -              -
Stock issued for
 conversion of debt
 and accrued
 expenses            64,370,534    64,371   2,479,326             -            -            -      2,543,697
Stock issued to
 employees              250,000       250      37,250             -            -            -         37,500
Amortization
 deferred
 compensation                 -         -           -             -            -    1,120,000      1,120,000
Amortization of
 prepaid consulting           -         -           -             -    1,533,339            -      1,533,339
Write-off of prepaid
 consulting for which
 no future benefit
 will be received             -         -           -             -    1,958,510            -      1,958,510
Effect of 1:1,000
 reverse stock
 split             (189,787,984) (189,788)    189,788             -            -            -              -
Net loss                      -         -           -    (8,876,185)           -            -     (8,876,185)
                   -----------------------------------------------------------------------------------------
Balance -
 December 31, 2004      189,978 $     190 $16,232,891  $(17,504,216) $         -   $        -   $ (1,271,135)
                   =========================================================================================


See notes to consolidated financial statements.                 F-5

            Headliners Entertainment Group, Inc. and Subsidiaries
                    Consolidated Statements of Cash Flows

                                              Year Ended December 31,
                                             -------------------------
                                               2004             2003
                                                                 As
                                                              Restated
                                           ------------     -------------
Cash Flows From Operating Activities
 Continuing Operations
  Loss From Continuing Operations          $ (8,836,843)    $(3,518,260)

Adjustments to Reconcile Loss to Net
 Cash Used in Operating Activities
 Depreciation                                    51,531          12,188
 Stock issued for employee compensation          37,500               -
 Stock issued for services                    1,146,500       1,154,670
 Amortization of deferred compensation        2,653,339       1,259,104
 Write-off of prepaid consulting              1,958,510               -
 Decrease (Increase) in Assets
  Deferred charges                                    -         221,327
  Security deposit                              (10,000)              -
  Prepaid expenses                                    -          10,021
  Other assets                                   (1,500)              -
 Increase (Decrease) in Liabilities
  Accounts payable and accrued expenses        (334,465)        306,762
                                              ---------       ---------
  Cash Used in Continuing Operations         (3,335,428)       (554,188)
                                              ---------       ---------
Discontinued Operations
 (Loss) Income from discontinued operations     (39,342)        158,626
Adjustments to Reconcile Income to Net Cash
 Provided by Operating Activities
 Decrease in net assets of discontinued
  operations                                     61,815         259,144
                                              ---------       ---------
 Cash Provided by Discontinued Operations        22,473         417,770
                                              ---------       ---------
 Net Cash Used in Operating Activities       (3,312,955)      (136,418)
                                              ---------       --------
Cash Flows From Investing Activities
 Cash paid for investment in LLC's           (2,275,000)             -
 Purchase of property and equipment          (1,223,859)        (4,526)
 Cash paid for construction in progress        (558,876)             -
                                              ---------       --------
 Net Cash Used in Investing Activities       (4,057,735)        (4,526)
                                              ---------       --------
Cash Flows From Financing Activities
 Repayment of notes payable                           -         (2,000)
 Proceeds from notes payable                    605,260              -
 Repayment on officer loans                     (15,143)       (38,700)
 Proceeds from common stock issued            1,469,561         60,000
 Proceeds from related party                          -         90,639
 Proceeds from equity line of credit          5,340,000              -
                                              ---------       --------
 Net Cash Provided by Financing Activities    7,399,678        109,939
                                              ---------       --------
Net Increase (Decrease) in Cash
 and Equivalents                                 28,988        (31,005)
Cash and Equivalents at Beginning of Year            70         31,075
                                              ---------       --------
Cash and Equivalents at End of Year        $     29,058     $       70
                                              =========       ========

                                                                F-6
See notes to consolidated financial statements.

        Headliners Entertainment Group, Inc. and Subsidiaries
                  Consolidated Statements of Cash Flows

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

 Cash paid during the year for:
  Interest                                 $          -     $   15,357
                                              =========       ========

  Income taxes                             $          -     $      430
                                              =========       ========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

  During the year ended December 31, 2004, the Company issued 20,800 shares of common stock for $1,762,000 of prepaid consulting services.

  During the year ended December 31, 2004, the Company converted $159,052 of accrued expenses into 2,000 shares of common stock.

  During the year ended December 31, 2004, the Company converted $69,645 of notes payable into 1,000 shares of common stock.

  During the year ended December 31, 2004, the Company converted $2,315,000 of its equity line of credit into 61,371 shares of common stock.

  During the year ended December 31, 2003, the Company converted a related party debt of $890,549 into 2,281 shares of common stock.

  During the year ended December 31, 2003, the Company converted $16,053 of accrued expenses into 15 shares of common stock.

  During the year ended December 31, 2003, the Company issued 2,384 shares of common stock for $2,123,407 of prepaid consulting services.




                                                                F-7
See notes to consolidated financial statements.



            Headliners Entertainment Group, Inc. and Subsidiaries
               Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (NOTE 1)

Basis of Presentation and Business

     Headliners Entertainment Group, Inc. (formerly Rascals International, Inc.) was organized as a Delaware corporation in 1992. It is currently engaged in the business of operating comedy clubs in the State of New Jersey. Each club is owned and operated by one of four subsidiaries of Headliners Entertainment Group, Inc.: Rascals Stage Door Grill, Inc., D.E.M., Inc., Rascals Montclair, Inc. and Rascals Cherry Hill, Inc.
     The club operating under D.E.M., Inc. was closed in 2003 and the club operating under Rascals Stage Door Grill, Inc. was closed in 2004.

     These financial statements are presented on a consolidated basis and include the results of operations of the parent corporation, Headliners Entertainment Group, Inc., the four subsidiaries aforementioned, Palisades Comedy, LLC, formed in 2004 to own and operate a comedy club in Nyack, NY and Rascals Kendall, Inc., a 75%-owned subsidiary which owned and operated a now-closed club in Kendall, Florida.

     Going Concern

     The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As reflected in the consolidated financial statements, the Company has incurred recurring net losses from operations, an accumulated deficit, and recurring negative cash flows from operations. Further, at December 31, 2004, current liabilities exceed current assets by $5,317,304 and total liabilities exceed total assets by $1,271,135.
     These factors all raise substantial doubt about the ability of the Company to continue as a going concern.

     Management's plan in regard to the going concern issues it to raise capital through the sale of the Company's stock via the equity line of credit that has been established. In addition, the Company is focusing on developing a significant number of clubs to achieve an efficient level of operations.

     Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

     Cash and Cash Equivalents

     Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased. At December 31, 2004, the Company had no cash equivalents.

     Property and Equipment, Depreciation and Amortization

     Property and equipment is presented at cost. Depreciation is computed utilizing the straight-line method over the estimated useful lives of the assets: 5-15 years for Machinery and Equipment and Furniture and Fixtures. Amortization of leasehold improvements is computed utilizing the straight-line method over the lesser of the remaining lease term or the useful life of the leasehold.

     Advertising

     The Company expenses advertising costs as incurred. Advertising costs for the years ended December 31, 2004 and 2003 were $99,259 and $53,739, respectively.

     Concentrations

     The Company maintains cash balances at financial institutions in New Jersey. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. All cash balances were fully insured at December 31, 2004.

            Headliners Entertainment Group, Inc. and Subsidiaries
                Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (NOTE 1), Continued

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Earnings (Loss) Per Share

     Earnings (Loss) per common share represents the amount of earnings
     (loss) for the period available to each share of common stock outstanding during the reporting period. Diluted earnings (loss) per share reflects the amount of earnings (loss) for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as common shares that could result from the potential exercise or conversion of securities into common stock. The computation of diluted earnings (loss) per share does not assume conversion, exercise, or contingent issuance of securities that would have an antidilutive effect on earnings (loss) per share.

     Potential future dilutive securities include 165,001 shares issuable under outstanding warrants as of December 31, 2004.

     Income Taxes

     The Company accounts for income taxes using the liability method.
     Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using tax rates and laws expected to be in effect when the differences are expected to reverse. Valuation allowances are provided against deferred tax assets for which it has been determined the assets will not be realized.

     Revenue Recognition

     Revenue from restaurants are recognized when services are provided. Revenues from the comedy clubs are recognized when the show is performed. The Company is paid by cash or credit card when services are provided, therefore, there are no accounts receivable or allowance for doubtful accounts at the date of these financial statements.

     The Company accounts for revenue from license agreements by amortizing the up-front license fee over the life of the agreement. Revenues from royalties are recognized upon the sale by the licensee with whom the Company has licensing agreements. As of December 31, 2004, the Company recognized $12,500 of any revenue from license agreements.

     The Company accounts for the revenue from its VIP Platinum memberships by deferring the up-front fee and recognizing the revenue ratably over the membership term, generally one year. As of December 31, 2004, the Company did not recognize any revenue from its VIP Platinum membership.

             Headliners Entertainment Group, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (NOTE 1), Continued

     Stock Based Compensation

     Financial Accounting Statement No. 123 ("SFAS No. 123), Accounting for Stock Based Compensation, encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied

     As required by Statement No. 123 the Company accounts for stock issued for services to non-employees by reference to the fair market value of the Company's stock on the date of issuance as it is the more readily determinable value.

     Reclassification

     Certain amounts in the 2003 financial statements have been reclassified to conform with 2004 financial statement presentation. The reclassification had no effect on the net loss reported for the year ended December 31, 2003.

INVESTMENT IN LIMITED LIABILITY COMPANIES (NOTE 2)

     At December 31, 2004 the Company has a 33 1/3% interest in three limited liability companies. The investment is from an informal arrangement with JHF Properties (JHF), whereby, the Company committed to contribute $2.9 million to JHF, who committed to use the funds to develop "mega-entertainment complexes," generally consisting of a Rascals comedy club and one or more dance clubs. Through December 31, 2004, the Company has contributed $2,275,000 to the project, and three mega-entertainment complexes have been built and commenced operations. Each is owned by one of the limited liability companies in which the Company holds its 33 1/3% interest. The Company acquired the 33 1/3% interest as a means of becoming affiliated with JHF and its operations.

     On June 23, 2004 the Company formalized its agreement with JHF pursuant to which the Company will acquire 100% of the equity of the three limited liability companies. The June 2004 agreement has subsequently terminated, and on March 29, 2005, the Company entered into a modified agreement. See "Subsequent Event Note".

     Under the agreement in effect prior to March 29, 2005, until the Company purchased the remaining interest the Company's interest would not exceed 33 1/3%. Until such time, JHF would be the managing member of each project and the agreement provided for no control features by the Company. In addition, the Company would not share in any income or loss generated from the limited liability companies until the closing. As such, the investment in the limited liability companies at December 31, 2004 has been accounted for under the cost method. The Company entered into the agreement without ensuring customary protections and investor rights because it expected the relationship to be modified as soon as JHF could obtain audit reports for the entities that the Company intended to acquire.

DEFERRED CHARGE (NOTE 3)

     In August 2002, the Company entered into an agreement for their location in Cherry Hill, New Jersey. As part of the agreement the Company was responsible for renovating the existing club. The agreement calls for the owners of the club to reimburse the Company, for their "investment cost" at 10% of monthly beverage revenues generated in the showroom during scheduled shows. The agreement is for five years. This deferred charge is being amortized over the five year period and will be decreased by reimbursement. The collections are being held by the hotel, as the Company never fully paid the contractors for the renovation. In 2003, the entire deferred charge was reserved to $0.
                                                                F-10

            Headliners Entertainment Group, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

PREPAID CONSULTING (NOTE 4)

     During 2004 the Company issued 38,650 fully vested, non-forfeitable shares of common stock to various consultants for services. 20,800 of the shares issued were for $1,762,000 of services that extend in to the future and are amortized monthly over the period of the agreement, ranging from one to five years. 17,850 of the shares issued were for $1,146,500 of services performed in 2004 and expensed in 2004. All shares issued were valued at the fair market value at the date of the agreement, as there was no readily determinable value for the consulting services provided or to be provided.

     In 2003 the Company issued 3,279 fully vested, non-forfeitable shares of common stock to various consultants for services. 2,384 of the shares issued were for $2,123,407 of services that extend into the future and are amortized monthly over the period of the agreement, ranging from one to four years. 896 of the shares issued were for $844,373 of services performed in 2003 and were expensed in 2003. All shares issued were valued at the fair market value at the date of the agreement, as there was no readily determinable value for the consulting services provided or to be provided.

     The Company accounted for the prepaid value of consulting services in accordance with EITF 00-18, "Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees". However, due to factors that may lead to uncertainty regarding the future economic benefit of the prepaid consulting services the asset has been written-off as of December 31, 2004.

     PROPERTY AND EQUIPMENT (NOTE 5)

     A summary of property and equipment is as follows:

     Leasehold Improvements            $  790,181
     Machinery and Equipment              355,256
     Furniture and Fixtures               150,943
                                        ---------
     Total                              1,296,380

     Less:  Accumulated Depreciation       94,087
                                        ---------
                                       $1,202,293
                                        =========
     Depreciation expense was $51,531 and $12,188 for the years ended December 31, 2004 and 2003, respectively.

CONSTRUCTION IN PROGRESS (NOTE 6)

     Construction in progress, totaling $558,876 at December 31, 2004, include costs accumulated to date for the construction of a new comedy club in the Palisades Center in Nyack, NY, which will be depreciated upon the opening of the comedy club. The comedy club is expected to be completed in the second quarter of 2005 at a projected completion cost of $750,000.

     A summary of construction in progress is as follows:

     Leasehold Improvements            $  458,000
     Machinery and Equipment               62,111
     Furniture and Fixtures                38,765
                                         --------
     Total                                558,876
                                         ========
                                                                F-11

          Headliners Entertainment Group, Inc. and Subsidiaries
             Notes to the Consolidated Financial Statements

NOTES PAYABLE (NOTE 7)

     Note payable of $119,000 at 16% interest per annum. This note is currently in litigation.

     Note payable, at 12% interest. In December of 2004, the Company issued 2,000 common shares to the creditor. The issuance of the 2,000 shares have been recorded at par value with a corresponding decrease to paid-in capital. Upon the sale of the shares by the note holder, the note will be reduced by the amount of the proceeds with a corresponding increase to paid-in capital. The Company will still be liable for any shortfall from the proceeds realized by the note holder. The ultimate amount to be recorded in satisfaction of the debt will not exceed the balance of the debt recorded. As of December 31, 2004 the creditor did not sell any of these shares.

     During 2003, the Company issued 1,000 shares to the creditor. The 1,000 shares were recorded similarly to the shares issued in 2004. During 2004, the 1,000 shares were sold by the creditor resulting in a decrease in the note payable of $69,645. The balance of the note at December 31, 2004 is $236,115 and includes $32,760 of accrued interest.

     During 2004, a shareholder loaned the Company $497,500. This loan is due on demand and bears no interest.

STANDBY EQUITY DISTRIBUTION AGREEMENT (NOTE 8)

     During 2004, the Company was party to a Standby Equity Distribution Agreement ("SEDA") with Cornell Capital Partners. Pursuant to the SEDA, the Company was entitled to "put" shares of its common stock to Cornell Capital Partners at 98% of the market price, defined in the SEDA as the lowest daily volume weighted average price during the five consecutive trading days after an advance is made by the Company. Cornell Capital Partners was required by the SEDA to pay each advance demanded by the Company, unless (a) there is no prospectus available for Cornell Capital Partners to use in re-selling the shares, (b) the purchase would result in Cornell Capital Partners owning over 9.9% of the Company's outstanding shares or (c) the representations made by the Company in the SEDA proved to be untrue. During 2004 Cornell Capital Partners made a number of loans to the Company, totaling $5,340,000.

     During 2004 the Company sold 61,371 shares of common stock to Cornell Capital Partners pursuant to the SEDA, and the proceeds of $2,315,000 were offset against the Company's debt to Cornell Capital Partners. The 2% discount to the market price of the shares sold to Cornell Capital Partners under the SEDA amounted to $94,055 and was recorded as interest expense. The outstanding balance due to Cornell Capital Partners at December 31, 2004 was $3,025,000.

CONVERSION OF DUE TO RELATED PARTIES (NOTE 9)

     During the year ended December 31, 2003, payables due to related parties in the amount of $890,459 were converted into 2,280 shares of the Company's common stock.

TRANSACTIONS WITH RELATED PARTIES (NOTE 10)

     Facilities Rental

     In 2003, the Company leased their facilities from two entities owned by the families of the Company's executive officers. Total rent expense to the entities during the year ended December 31, 2003 was $114,477.
                                                                F-12

           Headliners Entertainment Group, Inc. and Subsidiaries
               Notes to the Consolidated Financial Statements

INCOME TAXES (NOTE 11)

     Provision for income taxes consist of the following:

                                               December 31,
                                           -------------------
                                            2004         2003
      Currently Payable
       Federal                               $    -     $   -
       State                                      -       436
                                             ------    ------
       Total                                 $    -     $ 436
                                             ======    ======

      The components of the Company's deferred tax asset is as follows:

       Federal and State Net Operating
        Losses                              $ 4,730,000
        Less:  Valuation Allowance           (4,730,000)
                                             ----------
       Net Deferred Tax Asset               $         -
                                             ==========

     Due to the uncertainty of profitable operations, and the restrictions and limitations on the usage of the Company's net operating losses, a valuation allowance for the full amount of the deferred tax asset has been recorded. At December 31, 2004, the valuation allowance decreased $376,000 over the preceding period.

     A reconciliation of the federal statutory tax amount to the Company's actual tax amount for the year ended December 31, 2004 and 2003 is as follows:
                                               December 31,
                                          --------------------
                                           2004          2003
                                          ------        ------

     Statutory Benefit                      40%           40%
     Loss for Which No Benefit was
      Received                             (40%)         (38%)
     Non Deductible Expenses                 -            (2%)
                                          ----          ----
     Effective Rate                          -             -
                                          ====          ====

     The Company has available at December 31, 2004, unused net operating loss carryforwards that may be applied against future federal and state income tax and that expire as follows.

                                                         Amount of Unused
                                                          Operating Loss
                                                           Carryforward
                                                     -----------------------
                                                     Federal           State
                                                     -------           -----

Expiration during year ending December 31,
                                          2007     $         -    $    22,138
                                          2009               -        585,621
                                          2010               -      2,953,244
                                          2011               -      8,255,185
                                          2020          22,138              -
                                          2022         587,213              -
                                          2023       2,553,124              -
                                          2024       8,255,185              -
                                                    ----------     ----------
                                                   $11,417,660    $11,816,188
                                                    ==========     ==========

                                                                F-13

             Headliners Entertainment Group, Inc. and Subsidiaries
                Notes to the Consolidated Financial Statements

COMMITMENTS AND CONTINGENCIES (NOTE 12)

     Operating Leases

     The Company leases its corporate offices and Montclair Comedy Club under operating leases which expire on December 31, 2013.

     Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of 1 year as of December 31, 2004 for each of the next 5 years and in the aggregate are:

                                    Year Ending

                                             2005    $   342,000
                                             2006        342,000
                                             2007        342,000
                                             2008        342,000
                                             2009        342,000
                                       Thereafter      1,368,000
                                                       ---------
                                                     $ 3,078,000
                                                       =========

     The Montclair Comedy Club lease also contains a provision for contingent rental payments of 10% of monthly gross revenues between $108,333 and $166,666 and 5% of monthly revenues in excess of $166,666.

     Total rent expense for year ended December 31, 2004 was $79,915.

     Employment Contracts

     The Company has employment contracts with two of its executive officers which terminate on December 31, 2006. The agreements provide for annual salaries of $250,000 for the Company's President and $150,000 for the Company's Vice Chairman and Secretary. In the event that either agreement is terminated by reason of the Presidents' or Vice Chairman and Secretary's death or disability, then their estate shall receive twelve monthly payments equal to their respective annual salaries. On March 7, 2005, these contracts have been replaced. See Subsequent Event Note.

     Litigation

     The Company is party to the following legal proceedings:

     Rascals International, Inc. v. iCapital Finance Inc., Randall
     Letcavage and Rosemary Nguyen (Court of Common Pleas, Philadelphia County, Pennsylvania). This action commenced in August 2003. Headliners alleged that the defendants signed investment banking and consulting agreements with Headliners, in which they undertook to perform certain services for Headliners. Headliners further alleges that the defendants failed to perform the services, as a result of which Headliners suffered damages in excess of $1,000,000. The defendants failed to answer the complaint, and a default judgment was entered against them in October 2003. Headliners does not know to what extent, if any, it will be able to enforce the judgment.

     Andrew Freundlich v. Eduardo Rodriguez, Rascals International,
     Inc., Robert Jaffe, John Doe and Richard Roe. (Superior Court, Union County, State of New Jersey). The plaintiff claims that moneys are owed to him under the terms of a debenture that Headliners sold to him several years ago. We have included $119,000 in "notes payable" on our balance sheet as our estimate of Headliners' potential liability in this action.


FAIR VALUE OF FINANCIAL INSTRUMENTS (NOTE 13)

     The carrying amount of cash, inventory, prepaid expenses, accounts payable and deferred income and credits approximates fair value because of the short maturity of these instruments. The fair value of the Company's capital lease obligations approximates its carrying value and is based on the current rates offered to the Company for debt of the same remaining maturities with similar collateral requirements.

LIMITATIONS (NOTE 14)

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial statement. These estimates are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.
                                                                F-14

            Headliners Entertainment Group, Inc. and Subsidiaries
                Notes to the Consolidated Financial Statements

STOCK BASED COMPENSATION PLANS (NOTE 15)

     In July 2003, the Company's Board of Directors adopted the 2003 Employee Stock Purchase Plan, (the "Plan"). The Plan was established to provide employees with an opportunity to acquire a proprietary interest in the Company through the purchase of stock. The Plan qualifies under Section 423 of the Internal Revenue Code. Eligible employees are able to purchase up to an aggregate 500 shares of the Company's common stock at 85% of the lesser of (a) the fair market value on the first date of the purchase period consisting of two calendar weeks, each commencing on a Sunday and ending on a Saturday, or b the fair market value on the purchase date.
     In accordance with APB opinion No. 25, Accounting for Stock Issued to Employees, the Company did not recognize compensation expense for the difference between the employees' purchase price and the fair value of the stock. No shares were issued under the plan in 2004. During 2003, 209 shares were issued at $990.00 and 291,500 shares were issued at $160.00 under the Plan. Had the Company accounted for the Plan under the fair value method of SFAS 123, additional compensation expense of $47,342 would have been recognized.

     On May 21, 2004, the Company issued common stock purchase warrants to its President and Vice Chairman. An aggregate of 165,000 warrants were issued. Each warrant entitles its holder to purchase 1 common share at an exercise price of $90.00 per share. The Company accounted for the warrants under APB Opinion No. 25, Accounting for Stock Issued to Employees. No stock-based employee compensation cost in reflected in the net loan, as the warrants had an exercise price equal to the market value of the underlying common stock on the date of the grant. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, "Accounting for Stock Based Compensation" to Stock Based Employee Compensation. Subsequent to December 31, 2004, the President and Vice Chairman surrendered the warrants to the Company. See Subsequent Event Note.
                                                Year Ended
                                               December 31,
                                                  2004
                                              --------------
         Net loss, as reported                 $ (8,876,185)

         Deduct: Total stock-based employee
          compensation expense determined
          under fair value based method         (12,540,000)
                                                -----------
                                               $(21,416,185)
                                                ===========

          Loss Per Share - as reported         $    (108.44)
                                                ===========

          Proforma                             $    (261.63)
                                                ===========

     The Company has estimated the fair value of the warrants using the Black-Scholes option-pricing model. The following assumptions were used:

          Interest rate        2.57%
          Dividend yield       0.00%
          Expected volatility   200%
          Expected life        2 years
                                                                F-15

            Headliners Entertainment Group, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

STOCK BASED COMPENSATION PLANS (NOTE 15)

     A summary of the status of the Company's warrants as of December 31, 2004 and changes during the year then ended is presented below:

                                                          Weighted
                                                          Average
                                                          Exercise
                                          Warrants        Price
                                       -------------    ------------
     Outstanding at beginning of year           2       $ 193,000.00
     Granted                              165,000              90.00
     Exercised                                  -
     Expired                                    1          43,000.00
                                          -------         ----------
     Outstanding at end of year           165,001       $      90.00
                                          =======         ==========

     On August 5, 2003, Rascals' Board of Directors adopted a Restricted Stock Grant Program (the "Program") pursuant to which 2,000 shares of Common Stock were reserved, in August 2003 the restricted shares were issued.
     Upon issuance of the restricted shares, deferred compensation, equivalent to the fair value of the shares at the date of grant, was charged to equity and is being amortized over the vesting period. Forfeited shares will return to treasury.

     The shares issued under the Program are subject to the following restrictions:

     1. After 2003 and each of the following four fiscal years (2004 through 2007) one-fifth of the shares granted (the "At-Risk Shares") will be forfeited if Rascals' revenue during the year does not exceed the following thresholds:

       2003 - $ 1,000,000
       2004 - $ 1,500,000
       2005 - $ 2,000,000
       2006 - $ 2,500,000
       2007 - $ 3,000,000

     2. All shares held by a Grantee shall be forfeited if his employment by Rascals and his membership on the Board terminates prior to the date the restrictions lapse.

     During 2004, the Company lifted all restrictions on the stock grants and the shares became 100% vested. This resulted in compensation expense of $1,120,000 being recognized in 2004.

     DISCONTINUED OPERATIONS (NOTE 16)

     During 2004, the Company decided to cease operations at its Ocean, NJ location, effective in the first quarter of 2004. The decision to cease operations was based on the decline in sales and major renovations needed for the building. The prior years operating activities of the Ocean, NJ location have been reclassified to discontinued operations in the accompanying Statement of Operations. The discontinued operations generated sales of $294,750 and $818,853 in 2004 and 2003, respectively and an operating loss of $21,267 in 2004 and operating income of $47,511 in 2003.

     During 2003, the Company ceased operations at its West Orange, NJ location. The decision to cease operations was based on the expiration of the lease and the landlord's decision to sell the property. The 2003 operating activities of the West Orange, NJ location have been reclassified to discontinued operations in the accompanying Statement of Operations. In 2003, the discontinued operations generated sales of $1,206,750 and operating income of $192,436.

     Assets to be disposed of at December 31, 2004 consist of a liquor license that the Company expects to dispose of it during 2005.
                                                               F-16

              Headliners Entertainment Group, Inc. and Subsidiaries
                  Notes to the Consolidated Financial Statements

NEW ACCOUNTING PRONOUNCEMENTS (NOTE 17)

     SFAS 123 (revised 2004) "Share-Based Payment" (SFAS 123R)

     In December 2004, the FASB issued SFAS 123R, "Share-Based Payment." SFAS 123R requires entities to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees. The statement eliminates the alternative to use the intrinsic value method of accounting previously available under Accounting Principles Board (APB) Opinion No. 25. The statement is effective as of the first interim or annual period beginning after June 15, 2005, with early implementation permitted. A cumulative effect of a change in accounting principle is recorded for the effect of initially applying the statement.

     The Company will implement SFAS 123R in the third quarter of 2005 using the modified prospective method. This method requires us to record compensation expense for all awards we grant after the time of adoption and to recognize the unvested portion of previously granted awards that remain outstanding at the time of adoption as the requisite service is rendered. The compensation cost will be based on the grant date fair value of the equity award. As of the issuance of these financial statements, the Company has not determined the impact of the adoption of SFAS 123R.

RESTATEMENT OF PRIOR PERIOD RESULTS (NOTE 18)

     The Company restated its financial statements for the year ended December 31, 2003. The restated financial results reflect the following errors:

     - the closing of the West Orange, NJ and Ocean, NJ Clubs as discontinued operations.

     - a reclassification of prepaid consulting expense to a contra equity in the statement of Stockholders' Equity.

     - a revision to Note 15, STOCK BASED COMPENSATION PLANS, to describe the accounting for the 500,000 shares issued under the 2003 Employee Stock Purchase Plan.

     - NOTE 1, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, has been revised to reflect managements plan with respect to the Company's ability to overcome its financial difficulties.

     - NOTE 1, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, has been revised to disclose the Company's policy for accounting for stock based compensation.

     - an adjustment to correct the accounting for our liquor license which was being amortized. In accordance with SFAS 142, the liquor license should not have been amortized.

     -  an expansion of the revenue recognition disclosure.

     - an expansion to NOTE 7, NOTES PAYABLE, to further explain the Company's accounting treatment for the 1,000,000 shares issued in consideration of debt.

     The impact of these adjustments on the Company's financial results as originally reported are summarized below:

                                                 Year Ended
                                             December 31, 2003
                                             -----------------
                                          As Reported   As Restated
                                          -----------   -----------
     Net Sales                            $ 2,352,800   $   264,317
     Accumulated deficit                  $(9,739,578)  $(8,628,031)
     Net Loss                             $(4,471,617)  $(3,360,070)
     Earnings (Loss) Per Share From
      Continuing Operations               $ (1,510.00)  $ (1,191.57)
     Earnings (Loss) Per Share From
      Discontinued Operations             $         -   $     53.72

         Headliners Entertainment Group, Inc. and Subsidiaries
              Notes to the Consolidated Financial Statements

SUBSEQUENT EVENTS (NOTE 19)

     Acquisition

     On March 29, 2005, the Company entered into an acquisition agreement with JHF Properties, LLC and Paul Butler, (collectively, "JHF"). The agreement terminated all prior agreements (formal and informal) made among the Company, JHF and Butler. On March 31, 2005, pursuant to the acquisition agreement, the Company acquired ownership of five limited liability companies and acquired the right to receive the net income of a sixth limited liability company. The acquisition agreement provides that the Company will acquire ownership of the sixth limited liability company at a second closing, which will occur after JHF has obtained $2,300,000 from its resale of the Company's common stock.

     Each of the limited liability companies owns and operates a dance club under one of the following trademarks "Banana Joe's," "Margarita Mama's," "Red Cheetah," "Parrot Beach" or "Cactus Cafe". Three of the limited liability companies were 33 1/3% owned by the Company as of December 31, 2004. See Note 2. In exchange for the six limited liability companies, the Company issued two convertible debentures aggregating $5,000,000. The Company had paid $2,275,000 prior to December 31, 2004 to purchase its initial interest in the limited liability companies, an amount accounted for as an Investment in LLC's in the accompanying financial statements.

     The acquisition agreement also provided that the Company will pay JHF for management services until the second anniversary of the second closing date. As compensation for the management services, the Company will issue to JHF from time to time sufficient common shares (the "Management Shares") so that the proceeds realized by JHF from its sale of the shares equals $2,300,000. Additionally, JHF will receive a weekly cash fee equal to the net cash flow of the six limited liability companies less $32,500, but limited to the greater of $11,538 or 200% of the average weekly salary and bonus paid in cash to the Company's chief executive officer. The Company will also pay $3,500 per week to reimburse JHF for its office staff and a monthly car allowance of $3,600.

     In accordance with the agreement the Company and JHF have also commenced development of a project in Hampton, Va. (the "Virginia Project"). The Virginia Project will include a comedy club utilizing the Rascals
     trademark.   JHF will be responsible for supervising the development and construction of the Virginia Project. The fee charged by JHF for the design and development of the Virginia Project is the sum of (a) $1,400,000 paid in cash by the Company on March 31, 2005 and (b) the value of the 7,000 shares issued by the Company to JHF in June 2004.
     The 7,000 shares have been recorded as an increase in common stock at par value and a corresponding decrease in paid-in capital in the accompanying financial statements. Upon the sale of the shares by JHF, the Company will increase the asset with a corresponding increase to paid-in capital. The fee charged by JHF includes all costs and expenses of bringing the Virginia Project to its opening. JHF has organized an Ohio limited liability company, "JEP, Power Plant Way, LLC" ("JEP") and owns all of the equity in the LLC. The equity interest in JEP will transfer to the Company upon JHF realizing $1,300,000 from the sale of the management shares.
                                                                F-18

           Headliners Entertainment Group, Inc. and Subsidiaries
              Notes to the Consolidated Financial Statements

SUBSEQUENT EVENTS (NOTE 19), Continued

     Common Stock

     In March 2005, the Board of Directors authorized a 1for 1000 reverse common stock split. The reverse split became effective on March 16, 2005. Per-share amounts in the accompanying financial statements have been adjusted for the split.

     On February 9, 2005, the Company issued 90,000 common shares to its President and 75,000 shares to its Vice Chairman in consideration of services and upon the surrender of the 165,000 warrants issued to them in May 2004. The value of the shares issued to the Company's President and Vice Chairman on February 2, 2005 was $1,320,000.

     On March 22, 2005 the Company issued 7,600,000 shares of common stock to G & H Management, LLC, a limited liability company in which the Company's President and Vice Chairman are the members. The shares were issued in compensation for the services of the Company's President and Vice Chairman. The shares were valued at $22,800,000 which represents the fair market value of the shares on the date they were issued.

     On various dates subsequent to year-end the Company issued an aggregate 4,250,000 shares to various consultants for services provided. The shares were valued at $5,100,000 which represents the fair market value of the shares on the dates they were issued.

     On March 30, 2005, the Company issued 100,000 common shares to an employee as compensation. The shares were valued at $300,000 which represents the fair market value of the shares on the date they were issued.

     Joint Management Agreement

     On March 7, 2005 the Company entered into a joint management agreement with Global Concepts, Ltd., Eduardo Rodriguez, Michael Margolies, The Rodriguez Family Trust and the Margolies Family Trust. Global Concepts, Ltd is a publicly traded company of which Michael Margolies is the President. The joint management agreement has replaced the employment contracts previously entered into with the Company's President and Vice Chairman and Secretary.

     Per the joint management agreement, the Rodriguez Family Trust and the Margolies Family Trust organized a limited liability company. The Trusts, as well as Rodriguez and Margolies, will contribute their shares of the Company to the trust on August 15, 2005. The Company will pay a fee of $5,000 per month to the limited liability company in compensation for the services of Rodriguez and Margolies. Also, the Company entered into a five year employment agreement with Rodriguez, a five year advisory agreement with Margolies, Margolies resigned from his position as Vice Chairman and Margolies and Rodriguez agreed to serve as members of the Company's board of directors.
                                                                F-19

    Headliners Entertainment Group, Inc. and Subsidiaries
                Notes to the Consolidated Financial Statements

SUBSEQUENT EVENTS (NOTE 19), Continued

     Joint Management Agreement, Continued

     The Company's employment agreement with Rodriguez provides that he will serve as President for an annual compensation of $200,000 and an automobile allowance of $1,000 per month. The employment agreement terminates on January 31, 2010.

     The Company's advisory agreement with Margolies provides that he will consult with the board of directors and the President on matters of business development, investor relations, public relations and finance. The Company will pay Margolies an annual fee of $25,000 for his services. The advisory agreement terminates on January 31, 2010.

     Promissory Notes

     On January 6, 2005 the Company issued a $4,500,000 promissory note to Cornell Capital Partners in exchange for $427,500 cash and retirement of $3,025,000 in prior debt. On March 21, 2005 the Company gave a $3,000,000 note to Cornell in exchange for $2,500,000 in cash.

           Headliners Entertainment Group, Inc. and Subsidiaries
                   Condensed Consolidated Balance Sheet
                              June 30, 2005

        Assets

Current Assets
 Cash                                            $     86,974
 Assets to be disposed of                             125,000
 Inventory                                            210,458
 Employee advances                                     18,586
 Deposit                                               31,923
 Prepaid insurance                                    228,239
 Interest receivable                                   13,333
 Note receivable                                       36,364
 Other current assets                                  58,124
                                                   ----------
   Total Current Assets                               809,001
                                                   ----------
Property and equipment, net                         4,781,999
                                                   ----------
Other Assets
 Intangible assets                                  4,510,500
 Note receivable, net of current portion              363,636
 Security deposits                                     25,492
                                                   ----------
   Total Other Assets                               4,899,628
                                                   ----------

   Total Assets                                    10,490,628
                                                   ==========

        Liabilities and Stockholders' Deficit

Current Liabilities
 Accounts payable and accrued expenses              2,190,829
 Deferred rent                                         82,203
 Promissory note, net of unamortized
  discount of $644,615                              3,855,385
 Notes payable                                      1,671,050
 Deferred income                                       35,939
 Current portion of long-term debt, net
  of unamortized discount of $193,548               1,006,452
                                                   ----------
   Total Current Liabilities                        8,841,858

Convertible debenture, net of unamortized
 discount of $500,000                               2,500,000
Long-term debt, net of current portion,
 net of unamortized discount of $258,065            1,541,935
                                                   ----------
   Total Liabilities                               12,883,793
                                                   ----------
Stockholders' Deficit
 Common stock, authorized 500,000,000
  shares, $.001 par value, 14,793,478
  shares issued and outstanding                        14,794
 Additional paid-in capital                        56,321,753
 Accumulated deficit                              (55,994,513)
 Prepaid consulting                                (2,735,199)
                                                   ----------
   Total Stockholders' Deficit                     (2,393,165)
                                                   ----------
   Total Liabilities and Stockholders' Deficit   $ 10,490,628
                                                   ==========

See notes to the condensed consolidated financial statements.
                                                                F-21

          Headliners Entertainment Group, Inc. and Subsidiaries
             Condensed Consolidated Statements of Operations


                                  Three Months Ended             Six Months Ended
                                       June 30,                     June 30,
                             ---------------------------  --------------------------
                                2005           2004          2005            2004
                             -----------    ----------    -----------    -----------
                             (Unaudited)    (Unaudited)   (Unaudited)    (Unaudited)
                             -----------    ----------    -----------    -----------

Net Sales                     $ 3,337,168   $  191,185  $  3,783,871   $    225,736
Cost of Sales                   1,342,023       83,831     1,494,713        102,015
                               ----------   ----------    ----------     ----------
Gross Profit                    1,995,145      107,354     2,289,158        123,721
                               ----------   ----------    ----------     ----------
General and Administrative
 expenses
 General and administrative
  expenses                      2,140,025    1,750,239     2,941,596      2,094,544
 Stock based compensation               -       70,000    24,420,000        140,000
 Stock issued for consulting
  services                        284,301      490,619    12,646,701        811,727
                               ----------   ----------    ----------     ----------
    Total General and
     Administrative Expenses    2,424,326    2,310,858    40,008,297      3,046,271
                               ----------   ----------    ----------     ----------
Other Income (Expenses)
 Interest expense                (514,123)      (9,000)     (784,313)       (18,000)
 Interest income                   13,333            -        13,333              -
                               ----------   ----------     ---------     ----------
    Total Other Expense          (500,790)      (9,000)     (770,980)       (18,000)
                               ----------   ----------    ----------     ----------

Loss From Continuing Operations  (929,971)  (2,212,504)  (38,490,119)    (2,940,550)
                               ----------   ----------    ----------     ----------
Discontinued Operations
 Loss from discontinued
  operations (net of tax effect
  of $0)                                -     (415,125)            -       (439,588)
 Gain on disposal of operations
  (net of tax effect of $0)             -            -             -         16,926
                               ----------   ----------    ----------     ----------
 Loss From Discontinued
  Operations                            -     (415,125)            -       (422,662)
                               ----------   ----------    ----------     ----------

    Net Loss                  $  (929,971) $(2,627,629) $(38,490,119)  $ (3,363,212)
                               ==========   ==========    ==========     ==========

Earnings (Loss) per share     $      (.07) $   (68.38)  $      (5.12)  $   (130.04)
Earnings (Loss) Per Share
 From Continuing Operations   $      (.07) $   (57.58)  $      (5.12)  $   (113.70)
Earnings (Loss) Per Share
 From Discontinued Operations $         -  $   (10.80)  $          -   $    (16.34)

Weighted Average Number of
 Common Shares Outstanding     13,528,730      38,423      7,512,136        25,863



See notes to the condensed consolidated financial statements.
                                                                F-22

           Headliners Entertainment Group, Inc. and Subsidiaries
             Condensed Consolidated Statements of Cash Flows



                                                Six Months Ended
                                                    June 30,
                                          ---------------------------
                                               2005          2004
                                            ---------     ---------
Cash Used in Operating Activities
 Continued Operations                      $  (951,624)   $(2,819,316)
 Discontinued Operations                             -         44,947
                                            ----------     ----------
   Net Cash Used in Operating Activities      (951,624)    (2,774,369)
                                            ----------     ----------
Cash Flows from Investing Activities
 Purchase of investment                              -     (2,125,000)
 Issuance of note receivable                  (400,000)             -
 Purchase of fixed assets                     (217,160)      (550,083)
 Proceeds from sale of liquor license                -         60,000
 Purchase of LLC's, net of $74,200
  cash acquired                             (1,325,800)             -
                                            ----------     ----------
   Net Cash Used in Investing Activities    (1,942,960)    (2,615,083)

Cash Flows From Financing Activities
 Borrowings on line of credit                        -      3,575,000
 Proceeds from promissory notes              2,927,500              -
 Issuance of common stock                            -      2,122,500
 Proceeds from notes payable                    50,000         75,000
 Repayment of note payable                     (25,000)             -
                                            ----------     ----------
   Net Cash Provided by Financing
    Activities                               2,952,500      5,772,500
                                            ----------     ----------

Net Increase in Cash and Equivalents            57,916        383,048

Cash and Equivalents at Beginning of Period     29,058             70
                                            ----------     ----------
Cash and Equivalents at End of Period      $    86,974    $   383,118
                                            ==========     ==========


See notes to the condensed consolidated financial statements.
                                                                F-23

            Headliners Entertainment Group, Inc. and Subsidiaries
               Condensed Consolidated Statements of Cash Flows

SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

During the six months ended June 30, 2005, the Company issued a $4,500,000 promissory note in exchange for $427,500 in cash and the extinguishment of an outstanding obligation of $3,025,000. Additionally, a discount on the note of $1,047,500 was recorded.

During the six months ended June 30, 2005, the Company issued a $3,000,000 promissory note in exchange for $2,500,000 in cash and a discount of $500,000.

During the six months ended June 30, 2005, the Company acquired all of the rights, title and interest in six limited liability companies. In connection with the acquisition, the Company, assumed $337,549 of accounts payable and accrued expenses, issued notes payable aggregating $793,435 and issued common stock valued at $301,565.

During the six months ended June 30, 2005, the Company issued 1,700,000 shares of common stock for $2,877,000 of prepaid consulting services.

On June 28, 2005, the Company issued a convertible debenture in the amount of $3,000,000 in exchange for $2,500,000. The debenture was discounted by $500,000. The net proceeds of $2,500,000 were disbursed directly to a movie production company, pursuant to a subscription agreement dated June 28, 2005, in exchange for movie participation rights.


See notes to the condensed consolidated financial statements.
                                                                F-24

          Headliners Entertainment Group, Inc. and Subsidiaries
         Notes to the Condensed Consolidated Financial Statements
                      Six Months Ended June 30, 2005
                                (Unaudited)

1.     BASIS OF PRESENTATION

       The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. The unaudited condensed financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 2004.

2.     GOING CONCERN

       The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As reflected in the condensed consolidated financial statements, the Company has incurred recurring net losses from operations, an accumulated deficit, and recurring negative cash flows from operations. Further, at June 30, 2005, current liabilities exceed current assets by $8,032,857 and total liabilities exceed total assets by $2,393,165. These factors all raise substantial doubt about the ability of the Company to continue as a going concern.

       Management's plan in regard to the going concern issues is to raise capital through the sale of the Company's stock via the equity line of credit that has been established. In addition, the Company is focusing on developing a significant number of clubs to achieve an efficient level of operations.

3.     INTANGIBLE ASSETS

       Intangible assets at June 30, 2005 consist of the following:

       Excess purchase price of the net assets assumed
        of six limited liability companies acquired
        (See note 4)                                      $ 2,010,000
       Movie participation rights                           2,500,000
                                                           ----------
                                                          $ 4,510,000
                                                           ==========

       On June 28, 2005, the Company entered into a subscription agreement with a movie production company. The Company paid $2,500,000 in exchange for participation rights in two movies. The participation rights entitle the Company to receive from the adjusted gross revenues of the movies the full amount of its investment plus 20%. After that payment is achieved, the Company will be entitled to receive 6.8% of the adjusted gross revenues generated by each movie in perpetuity.
       As the participation rights do not have a finite life, they will not be amortized; however, in accordance with FASB Statement No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets", the Company will test the participation rights annually for impairment.

                                                                F-25

             Headliners Entertainment Group, Inc. and Subsidiaries
           Notes to the Condensed Consolidated Financial Statements
                        Six Months Ended June 30, 2005
                                (Unaudited)

4.     BUSINESS COMBINATIONS

       On March 29, 2005, the Company entered into a Consolidated Acquisition Agreement with Paul Butler and JHF Property Holdings, LLC ("JHF"). Pursuant to the Consolidated Acquisition Agreement, effective March 31, 2005, the Company acquired all of the rights, title and interest in five limited liability companies and the right to receive the net income of a sixth limited liability company. The Consolidated Acquisition Agreement provided for the Company to acquire ownership of the sixth limited liability company at a future date. Each of the limited liability companies operates an entertainment complex consisting of a dance club and other facilities, one each in Cincinnati, Kansas City, Tucson, Jackson, Louisville and Omaha.

       In accordance with the Consolidated Acquisition Agreement, the Company and JHF commenced development of a comedy club utilizing the Rascals trademark in Hampton, VA. JHF was responsible for supervising the development and construction of the club for a fee and the Company was to retain all of the rights, title and interest in the club.

       The consideration paid to JHF for the acquisition of the five limited liability companies, the right to receive the net income of the sixth limited liability company and the development and construction of the Hampton, VA comedy club consisted of $3,675,000 in cash payments, a 0% convertible debenture due on March 31, 2008 in the principal amount of $5,000,000 and 7,000 shares of the Company's common stock.

       Additionally, the Consolidated Acquisition Agreement contained provisions under which JHF would manage the seven properties. In consideration for the management services, the Company issued common stock with a market value of $2,300,000 to JHF. The Company committed that if the proceeds realized by JHF from selling the shares were less than $2,300,000, the Company would issue additional shares until JHF realized $2,300,000. Additionally, the Company agreed to make weekly cash payments to JHF for their management services.

       On July 22, 2005, the Company entered into a Settlement Agreement with JHF Property Holdings, LLC, Paul Butler, Jon B. Field and Jon H. Field (collectively, "JHF"). The Settlement Agreement settled a lawsuit that the Company had brought against JHF alleging fraud and breach of contract. The Settlement Agreement contained the following provisions, which amended the terms under which the Company acquired the six limited liability companies. The acquisition has been recorded in the accompanying financial statements, effective April 1, 2005, in accordance with these amended terms:

       1. The Company's ownership of the limited liability companies that own the six dance clubs has been acknowledged.

       2. The Company assigned to JHF all of its interest in the comedy club built in Hampton, VA.

       3. JHF surrendered the $5,000,000 convertible debenture issued to them pursuant to the Consolidated Acquisition Agreement.

       4. The Company's agreement with JHF to manage the clubs has been terminated.

       5. All of the Company's payment obligations under the Consolidated Acquisition Agreement have been terminated. In lieu thereof, the Company agreed to pay to JHF: (a) five weekly payments of $74,687 totaling $373,435), commencing on August 3, 2005; and (b) twenty-eight weekly payments of $15,000 (totaling $420,000) commencing on September 7, 2005.
                                                                F-26

            Headliners Entertainment Group, Inc. and Subsidiaries
           Notes to the Condensed Consolidated Financial Statements
                        Six Months Ended June 30, 2005
                               (Unaudited)

4. BUSINESS COMBINATIONS, Continued

   The aggregate acquisition price for the six clubs was $4,770,000, which included cash in the amount of $3,675,000, 777,000 shares of the Company's common stock valued at $301,565 (which represents the proceeds realized by JHF from the sale of stock issued to them) and issuance of notes payable to JHF aggregating $793,435.

   The Results of Operations of the six acquired limited liability companies for the period after April 1, 2005 are included in the Company's consolidated financial statements. Following are pro forma amounts assuming that the acquisition was made on January 1, 2005:

                                                For the Six Months Ended
                                                      June 30, 2005
                                                ------------------------
    Net Sales                                        $   6,388,190
    Net Loss                                         $ (38,397,145)
    Loss Per Share From Continuing Operations                (5.11)


   The transaction was accounted for as an acquisition of the six limited liability companies under the purchase method of accounting in accordance with Statement of Financial Accounting Standards. No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price is allocated to the net tangible and intangible assets acquired by the Company in connection with the transaction, based on their fair values as of the completion of the transaction. The excess cost over the net tangible and identifiable intangible assets is allocated to goodwill. The preliminary purchase price allocation is subject to finalization of the intangible asset.

5. CONVERTIBLE DEBENTURE

   On June 28, 2005, the Company issued a convertible debenture in the principal amount of $3,000,000, bearing interest at 12% per annum.
   In exchange for the debenture, the Company received $2,500,000. The debenture was discounted by $500,000. The discount on the debenture is being amortized on a straight line basis, with the amortization being recognized as interest expense. The unamortized discount on the debenture at June 30, 2005 was $500,000. The Company used the proceeds from the debenture to invest in the production and distribution of two movies pursuant to a subscription agreement dated June 28, 2005. The subscription agreement entitles the Company to receive participation rights in each movie. ( See Note 3.)

   The debenture provides that the first $3,000,000 in receipts from the Company's participation rights pursuant to the subscription agreement will be paid to satisfy the debenture. Any portion of the debenture that remains unpaid on December 31, 2006 will be payable by the Company on that date. The debenture is secured by (a) the Company's rights under the subscription agreement, (b) all of the Company's assets, and (c) 100,000,000 shares of the Company's common stock.

   The debenture is convertible into shares of the Company's common stock at the option of the debenture holder at a conversion price of $0.55 per share.

6. NOTE RECEIVABLE

   In March of 2005, the Company loaned $400,000 to another publicly traded entity whose Chief Executive Officer is also the Chief Executive Officer of Headliners Entertainment Group, Inc. The loan bears interest at the rate of 10% per annum. The interest is to be paid on the first day of each month, commencing April 2005. The note is to be repaid in eleven monthly installments of $33,333 commencing on June 1, 2006. A final payment in the amount of $33,337 is due on May 1, 2007.
                                                                F-27

           Headliners Entertainment Group, Inc. and Subsidiaries
          Notes to the Condensed Consolidated Financial Statements
                       Six Months Ended June 30, 2005
                               (Unaudited)

7. PROMISSORY NOTE

   On January 25, 2005, the Company issued a promissory note in the amount of $4,500,000, bearing interest at 12% per annum. In exchange for the promissory note, the note holder paid the Company $427,500 and surrendered other notes due from the Company in the principal amount of $3,025,000. Additionally, the Company discounted the note by $1,047,500. The discount on the note is being amortized on the straight line basis, with the amortization being recognized as interest expense. The unamortized discount on the note at June 30, 2005 was $644,615. The note is to be repaid in monthly principal payments of $750,000 plus accrued interest commencing on August 25, 2005. The note is secured by substantially all of the Company's assets.

   In the event of a default, the note holder will have the option to convert the principal and accrued interest into common stock of the Company. The conversion rate will be the lesser of $12 or 80% of the average of the lowest three closing bid prices during the thirty days preceding conversion.

8. LONG-TERM DEBT

   On March 21, 2005, the Company issued a promissory note in the amount of $3,000,000, bearing interest at 12% per annum. In exchange for the promissory note, the note holder paid the Company $2,500,000. The note was discounted by $500,000. The discount on the note is being amortized on the straight line basis, with the amortization being recognized as interest expense. The unamortized discount on the note at June 30, 2005 was $451,613. The note is to be repaid in thirty monthly installments of $100,000 plus accrued interest, commencing
   May 23, 2005. As collateral for the note, the Company has pledged 100,000,000 shares of its common stock. As of June 30, 2005, the current portion due under the note is $1,006,452, net of $193,548 unamortized discount and the long-term portion due under the note is $1,541,935, net of $258,065 unamortized discount. The Company is currently in default under this note, as no payments have been made.

9. JOINT MANAGEMENT AGREEMENT

   On March 7, 2005 the Company entered into a joint management agreement with Global Concepts, Ltd., Eduardo Rodriguez, Michael Margolies, The Rodriguez Family Trust and the Margolies Family Trust. Global Concepts, Ltd is a publicly traded company of which Michael Margolies is the President. The joint management agreement has replaced the employment contracts previously entered into with the Company's President and Vice Chairman and Secretary.

   Per the joint management agreement, the Rodriguez Family Trust and the Margolies Family Trust organized a limited liability company. The Trusts, as well as Rodriguez and Margolies, will contribute their shares of the Company to the trust on August 15, 2005. The Company will pay a fee of $5,000 per month to the limited liability company in compensation for the services of Rodriguez and Margolies. Also, the Company entered into a five year employment agreement with Rodriguez and a five year advisory agreement with Margolies, Margolies resigned from his position as Vice Chairman, and Margolies and Rodriguez agreed to serve as members of the Company's board of directors.

   The Company's employment agreement with Rodriguez provides that he will serve as President for an annual compensation of $200,000 and an automobile allowance of $1,000 per month. The employment agreement terminates on January 31, 2010.

   The Company's advisory agreement with Margolies provides that he will consult with the board of directors and the President on matters of business development, investor relations, public relations and finance. The Company will pay Margolies an annual fee of $25,000 for his services. The advisory agreement terminates on January 31, 2010.

                                                                F-28

Couchot, Hogenkamp & Associates, Inc.
Certified Public Accountants
818-A East Franklin Street
Centerville, Ohio 45459
937.436.1400

Independent Auditor's Report

To the Board of Directors
1133 Sycamore Street, LLC
Dublin, Ohio


We have audited the accompanying balance sheet of 1133 Sycamore Street, LLC (an Ohio Single Member Limited Liability Company) as of December 31, 2004 and the related statements of income, member's equity, and cash flows for the year ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on the audit.

We conducted the audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable, but not absolute, assurance whether the financial statements are free from material misstatement due to fraud or error. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The audit procedures selected depend on our assessment of the risks of material misstatements in the financial statements. In making those risk assessments, we consider internal control relevant to the entity's preparation of the financial statements as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control; and an audit also includes evaluating the appropriateness of the accounting policies used, the reasonableness of significant accounting estimates made by management, as well as the overall financial statement presentation and disclosures.

We believe that the audit evidence that was obtained is sufficient and appropriate to provide a reasonable basis for our opinion on the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1133 Sycamore Street, LLC. as of December 31, 2004, and the results of its operations and its cash flows for the year ended December 31, 2004 in conformity with generally accepted accounting principles generally accepted in the United States of America.

Couchot, Hogenkamp & Associates, Inc.

March 28, 2005
                                                                F-28


                          1133 Sycamore Street, LLC
                                BALANCE SHEET
                              December 31, 2004

ASSETS, LIABILITIES, AND MEMBER'S EQUITY

CURRENT ASSETS
 Cash                                  $  9,111
 Inventory                               20,241
 Prepaid expenses                         6,257
                                        -------
Total current assets                     35,609

PROPERTY AND EQUIPMENT-at cost
 Leasehold improvements                $105,000
 Equipment & fixtures                    60,866
                                        -------
                                        165,866
 Less accumulated depreciation          (28,332)
                                        -------
                                        137,534

OTHER ASSETS
 Deposits                                 6,612
 Organization and startup cost
  net of amortization of $712             7,632
                                        -------
                                         14,244
                                        -------
                                       $187,387
                                        =======
CURRENT LIABILIITES
 Bank overdraft                        $ 36,231
 Accounts payable                         4,983
                                        -------
                                       $ 41,214

Accrued liabilities
 Payroll taxes                            4,621
 Sales tax                               48,774
                                        -------
                                         53,395
                                        -------
Total current liabilities                94,609

COMMITMENT                                    -

MEMBER'S EQUITY                          92,778
                                        -------
                                       $187,387
                                        =======

See accompanying notes and independent auditors report

                                                                F-29
                             1133 Sycamore Street, LLC

                                STATEMENT OF INCOME
                            Year Ended December 31, 2004


                                         Amount

SALES                                  $2,265,743

COST OF SALES                             770,174
                                        ---------
Gross profit                            1,495,569

OPERATING EXPENSES
 Wages                                    230,188
 Management Fee                           636,304
 Advertising                              123,759
 Bank charges and merchant fees            44,449
 Depreciation                              22,831
 Insurance                                 24,938
 Rent                                     187,255
 Repairs & maintenance                     78,101
 Office expense                            19,071
 Payroll taxes                             38,486
 Supplies                                  30,648
 Travel & lodging                          11,164
 Utilities                                 62,478
                                        ---------
                                        1,509,672
                                        ---------

NET INCOME (LOSS)                      $  (14,103)
                                        =========


See accompanying notes and independent auditors report

                                                                F-30


                            1133 Sycamore Street, LLC
                           STATEMENT OF MEMBER'S EQUITY
                           Year Ended December 31, 2004



Member's equity at beginning of year     $246,300

Capital contributed                         6,070

Capital distributions                    (145,489)

Net income (loss)                         (14,103)
                                          -------
Member's equity at December 31, 2004     $ 92,778
                                          =======










See accompanying notes and independent auditors report

                                                                F-31

                         1133 Sycamore Street, LLC
                           STATEMENT OF CASH FLOW
                        Year Ended December 31, 2004


CASH FLOW FROM OPERATING ACTIVITIES
 Net income (loss)                         $ (14,103)

Adjustments to reconcile net income to
 net cash used by operating activities
 Depreciation and amortization expense        22,831
 (Increase) decrease in:
  Prepaid expenses                             6,460
  Inventory
 Increase (decrease) in:
  Accounts payable                             1,044
  Bank overdraft                              15,609
  Accrued liabilities                         20,763
                                            --------
 Net cash provided by operating activities    52,604
                                            --------
CASH FLOW FROM INVESTING ACTIVITIES
 Acquisition of property and equipment             -
                                            --------
 Net cash used by investing activities             -
                                            --------
CASH FLOW FROM FINANCING ACTIVITIES
 Member contributions                          6,070
 Member distributions                        (55,489)
 Increase in short-term note-net              (7,956)
                                            --------
 Net cash provided by financing activities   (57,375)
                                            --------

Net increase in cash                          (4,771)

CASH AT Beginning of Year                     13,882
                                            --------
CASH AT DECEMBER 31, 2004                  $   9,111
                                            ========



The company adjusted the cost of leasehold improvements and equipment it previously capitalized from an affiliate in the amount of $90,000. To recognize this non-cash transaction the sole member recorded a distribution to member of $90,000.


See accompanying notes and independent auditors report

                                                                F-32

                         1133 SYCAMORE STREET, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                             December 31, 2004


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of 1133 Sycamore Street, LLC is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform with accounting principles accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

1.	Nature of Operations

The Company is established as a single member Limited Liability Company engaged in the night club business and doing business as "Red Cheetah" in Cincinnati, Ohio. The Company is set up as a Limited Liability Company to take advantage of the limited liability protection. The sole member has limited liability; that is, he is not personally liable for the LLC's debts or liabilities except to the extent of his investment and any remaining commitment to the LLC. The management of 1133 Sycamore Street, LLC is held in an affiliated Limited Liability Company that is compensated through management fees designed to strip the operating LLC of all excess cash.

2.	Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.


3.	Inventories

Inventories are valued at the lower cost (first-in, first-out) or market.
 Inventories consist of liquor, beer, wine, and assorted non-alcoholic beverages, and assorted drink mixes.
                                                                F-33
                         1133 SYCAMORE STREET, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                             December 31, 2004



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

4.	Property and Equipment

Amortizable and depreciable assets are reported at original cost less accumulated amortization and depreciation. Amortization and depreciation is provided for in amounts sufficient to relate the cost of such assets to operations over their estimated service lives by the straight-line method.
 For federal income tax purposes, amortization and depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. The cost of assets sold or retired and the accumulated amortization or depreciation are removed from the accounts in the year of disposal and any gain or loss is included in operations. Maintenance, repairs and minor improvements are charged to operations as incurred while betterment's which substantially extend service lives are capitalized.

5.	Income Taxes

The Company is a single member limited liability company under the laws of the State of Ohio. Under those provisions, the Company does not pay federal, state or city corporation income taxes on its taxable income and is not permitted a net operating loss carryover or carryback. Instead, the member is individually liable for federal, state, and city income taxes on the Company's taxable income and receives the tax benefits resulting from any Company net operating losses to the extent he has basis for its deductibility.

6.	Revenue Recognition

The Company is a cash business that maintains its accounting records on the accrual basis of accounting. Accordingly, revenues are recognized as income when the product has been sold and cash is received.

7.	Advertising Expense

The Company expenses advertising costs as incurred. Advertising expenses for the year ended December 31, 2004 were $123,759.

8.	Intangibles

Intangible assets are made up of organizational and startup costs that are amortized over a period of sixty months.
                                                                F-34
                         1133 SYCAMORE STREET, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                             December 31, 2004


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

9.	Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

10.	Concentrations of Credit Risk Arising from Cash Deposits in Excess in
Insured Limits

The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2004, the Company's uninsured cash balance is - 0-. The Company's cash position throughout the year rarely exceeds $100,000.

11.	 Accounting Period

The Company reports on a calendar year ending December 31.


NOTE B - RELATED PARTY TRANSACTIONS

The Company has an informal management agreement with an affiliated company. That affiliate provides management expertise in exchange for the excess cash profits of the entity. During 2004 the Company paid management fees totaling $636,304 to an affiliate.

The Company contracted with a related affiliate to design, build and install leasehold improvements and equipment in order to open the business. The net amount for store buildouts was $160,000. $80,434 was paid by the company to the affiliate and the balance capitalized into the equity of the member.
                                                                F-35
                         1133 SYCAMORE STREET, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                             December 31, 2004



NOTE C - FACILITY LEASE COMMITMENTS

The Company conducts its operations from facilities that are leased under a five year noncancellable operating lease expiring in July, 2008. On August 7, 2003, the Company entered into this lease agreement with an unrelated Limited Liability Company. The first two months are rent free, the next six months require monthly payments of $12,500 for base rent, the following six months require monthly payments of $13,500 for lease rent and the remaining forty-six months require monthly payments of $14,000 in base rent. In addition to the base rent the Company pays a CAM charge to cover common areas. The current CAM charge is $2,727 per month. Rental expenses charged to operations in 2004 amount to $159,000 and $28,255 for base rent and executory rent, respectively.

The Company has the option, during the 61st and 62nd months, to purchase the premises, the equipment, furniture, fixtures and liquor license for $1,700,000. Additionally, the Company has the option to extend the lease for up to two additional five year terms. Rent would be adjusted to an amount computed using the change in the consumer price index.

Future minimum lease payments at December 31, 2004 are as follows:



        Year ending December    Minimum Amount      Executory Cost Amount

        2005                       $168,000              $32,725
        2006                        168,000               32,725
        2007                        168,000               32,725
        2008                         98,000               19,090
        2009                              -                    -
        Thereafter                        -                    -
                                    -------              -------
                                   $762,500             $117,265
                                    =======              =======



NOTE D - EQUIPMENT OPERATING LEASES

The Company leases credit card equipment under a 36 month operating lease beginning September, 2003 requiring monthly payments of $240. Equipment lease payments charged to operations in 2004 was $2,880. The lease is guaranteed by the sole member.
                                                                F-36
                         1133 SYCAMORE STREET, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                             December 31, 2004

NOTE E - COMPENSATED ABSENCES

Full time employees of the Company are entitled to paid holiday, sick, and personal days off, depending on the job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

NOTE F - CAPITAL CONTRIBUTIONS

Capital Contributions include $160,000 of leasehold improvements and equipment cost incurred to open the business.

NOTE G- SUBSEQUENT EVENT

Effective March 29, 2005 this entity was sold as part of a consolidated acquisition agreement to an unrelated party. The current management group will continue to manage the operations for the benefit of the buyers in exchange for a management fee and other consideration.

                                                                F-37

Couchot, Hogenkamp & Associates, Inc.
Certified Public Accountants
818-A East Franklin Street
Centerville, Ohio 45459
937.436.1400

Independent Auditor's Report

To the Board of Directors
4115 Mill Street, LLC
Dublin, Ohio


We have audited the accompanying balance sheet of 4115 Mill Street, LLC (an Ohio Single Member Limited Liability Company) as of December 31, 2004 and the related statements of income, member's equity, and cash flows for the year ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on the audit.

We conducted the audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable, but not absolute, assurance whether the financial statements are free from material misstatement due to fraud or error. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The audit procedures selected depend on our assessment of the risks of material misstatements in the financial statements. In making those risk assessments, we consider internal control relevant to the entity's preparation of the financial statements as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control; and an audit also includes evaluating the appropriateness of the accounting policies used, the reasonableness of significant accounting estimates made by management, as well as the overall financial statement presentation and disclosures.

We believe that the audit evidence that was obtained is sufficient and appropriate to provide a reasonable basis for our opinion on the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 4115 Mill Street, LLC. as of December 31, 2004, and the results of its operations and its cash flows for the year ended December 31, 2004 in conformity with generally accepted accounting principles generally accepted in the United States of America.

Couchot, Hogenkamp & Associates, Inc.

March 28, 2005

                                                                F-38
                          4115 MILL STREET, LLC
                             BALANCE SHEET
                            December 31, 2004

                 ASSETS, LIABILITIES, AND MEMBER'S EQUITY

CURRENT ASSETS
 Cash                                  $  7,078
 Advances to affiliates                   4,500
 Inventory                               14,154
 Prepaid expenses                         4,511
                                        -------
 Total current assets                    30,243

PROPERTY AND EQUIPMENT-at cost
 Leasehold improvements                $ 61,000
 Equipment & fixtures                    60,270
                                        -------
                                        121,270
 Less accumulated depreciation          (18,388)
                                        -------
                                        102,882

OTHER ASSETS
 Deposits                                 3,725
 Organization cost net of amortization
  of $258                                   742
                                        -------
                                          4,467
                                        -------
                                       $137,592
                                        =======

CURRENT LIABILIITES
 Bank overdraft                        $ 47,523
 Accounts payable                         1,269
                                        -------
                                       $ 48,792
 Accrued liabilities
  Payroll taxes                           1,075
  Sales tax                              17,478
                                        -------
                                         18,553
                                        -------
  Total current liabilities              67,345

COMMITMENT                                    -

MEMBER'S EQUITY                          70,247
                                        -------
                                       $137,592
                                        =======


See accompanying notes and independent auditor's report         F-39

                          4115 MILL STREET, LLC
                           STATEMENT OF INCOME
                       Year ended Decmeber 31, 2004


                                        Amount

SALES                                $1,011,850

COST OF SALES                           370,343
                                      ---------
Gross profit                            641,507

OPERATING EXPENSES
 Wages                                  120,623
 Management fee                         124,590
 Advertising                             64,621
 Bank charges and merchant fees          18,552
 Depreciation and amortization           14,910
 Insurance                               30,918
 Rent                                   150,201
 Repairs & maintenance                   24,212
 Office expense                          12,621
 Payroll taxes                           17,074
 Supplies                                 4,473
 Travel & lodging                        21,662
 Utilities                               48,111
                                      ---------
                                        652,568
                                      ---------

NET INCOME (LOSS)                    $  (11,061)
                                      =========


See accompanying notes and independent auditor's report         F-40

                          4115 MILL STREET, LLC
                      STATEMENT OF MEMBER'S EQUITY
                      Year ended December 31, 2004



Member's equity at beginning of the year         $209,080

Prior period depreciation correction                2,264

Capital contributions                                   -

Capital distributions                            (130,036)

Net income                                        (11,061)
                                                  -------
Member's equity at December 31, 2004             $ 70,247
                                                  =======






See accompanying notes and independent auditor's report         F-41

                           4115 MILL STREET, LLC
                           STATEMENT OF CASH FLOW
                        Year ended December 31, 2004


CASH FLOW FROM OPERATING ACTIVITIES
 Net income (loss)                               $ (11,061)

 Adjustments to reconcile net income to
  net cash used by operating activities
  Depreciation and amortization expense             14,910
  (Increase) decrease in:
   Prepaid expenses                                 13,063
  Increase (decrease) in:
   Accounts payable                                 (2,838)
   Bank overdraft                                   37,494
   Accrued liabilities                               8,578
                                                   -------
  Net cash provided by operating activities         60,146
                                                   -------
CASH FLOW FROM INVESTING ACTIVITIES
 Acquisition of property and equipment                   -
 Advances to affiliate                              (4,500)
 Decrease in deposits                                4,360
                                                   -------
  Net cash used by investing activities               (140)
                                                   -------
CASH FLOW FROM FINANCING ACTIVITIES
 Member's contributions                                  -
 Member's distributions                            (43,736)
 Decrease in short-term note-net                   (15,373)
                                                   -------
  Net cash provided by financing activities        (59,109)
                                                   -------
Net increase in cash                                   897
                                                   -------

CASH AT BEGINNING OF YEAR                            6,181
                                                   -------
CASH AT DECEMBER 31, 2004                         $  7,078
                                                   =======

The Company adjusted the cost of leasehold improvements and equipment it previously capitalized from an affiliate in the amount of $86,300. To recognize this non-cash transaction the sole member recorded a distribution to member capital of $86,300 to offset a prior year contribution of the item.


See accompanying notes and independent auditor's report         F-42

                          4115 MILL STREET, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of 4115 Mill Street, LLC is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform with accounting principles accepted in the United States of America and have been consistently applied in the preparation of the financial statements.


1.	Nature of Operations

The Company is established as a single member Limited Liability Company engaged in the night club business and operating under the name "Cactus Cafe," to take advantage of the limited liability protection. The sole member has limited liability; that is, he is not personally liable for the LLC's debts or liabilities except to the extent of his investment and any remaining commitment to the LLC. The management of 4115 Mill Street, LLC is held in an affiliated Limited Liability Company that is compensated through management fees designed to strip the operating LLC of all excess cash.

2.	Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

3.	Inventories

Inventories are valued at the lower cost (first-in, first-out) or market. Inventories consist of liquor, beer, wine, and assorted non-alcoholic beverages, and assorted drink mixes.

                                                                F-43
                          4115 MILL STREET, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

4.	Property and Equipment

Amortizable and depreciable assets are reported at original cost less accumulated amortization and depreciation. Amortization and depreciation is provided for in amounts sufficient to relate the cost of such assets to operations over their estimated service lives by the straight-line method. For federal income tax purposes, amortization and depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. The cost of assets sold or retired and the accumulated amortization or depreciation are removed from the accounts in the year of disposal and any gain or loss is included in operations. Maintenance, repairs and minor improvements are charged to operations as incurred while betterment's which substantially extend service lives are capitalized.

5.	Income Taxes

The Company is a single member Limited Liability Company under the laws of the State of Ohio. Under those provisions, the Company does not pay federal, state or city corporation income taxes on its taxable income and is not permitted a net operating loss carryover or carryback. Instead, the member is individually liable for federal, state, and city income taxes on the Company's taxable income and receives the tax benefits resulting from any Company net operating losses to the extent he has basis for its deductibility.

6.	Revenue Recognition

The Company is a cash business that maintains its accounting records on the accrual basis of accounting. Accordingly, revenues are recognized as income when the product has been sold and cash is received.

7.	Advertising Expense

The Company expenses advertising costs as incurred. Advertising expenses for the year ended December 31, 2004 were $64,621.

8.	Intangibles

Intangible assets are made up of organizational costs that are amortized over a period of sixty months.

                                                                F-44
                          4115 MILL STREET, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

 NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

9.	Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

10.	Concentrations of Credit Risk Arising from Cash Deposits in Excess in Insured Limits

The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2004, the Company's uninsured cash balance is -0-. The Company's cash position throughout the year rarely exceeds $100,000.

11.	 Accounting Period

The Company reports on a calendar year ending December 31.


NOTE B - RELATED PARTY TRANSACTIONS

The Company has an informal management agreement with an affiliated company. That affiliate provides management expertise in exchange for the excess cash profits of the entity. During 2004 the Company paid management fees totaling $124,590 to an affiliate.

The Company contracted with a related affiliate to design, build and install leasehold improvements and equipment in order to open the business. The net amount for store buildouts was $113,700. $43,736 was paid by the Company to the affiliate and the balance capitalized into the equity of the member.

                                                                F-45
                          4115 MILL STREET, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE C - FACILITY LEASE COMMITMENTS

On September 8, 2003, the Company entered into a sublease agreement with an unrelated sublandlord corporation. The Company conducts its operations from facilities that are subleased under a five year noncancellable operating sublease expiring in April, 2008.

The initial sublease term (September 8, 2003 through April 30, 2008) requires the sub tenant to pay rent of $8,740 on the 15th of each month for the entire term of the sublease agreement. The subtenant has the option to renew the sublease for an additional five year term at the monthly rate of $10,057 provided written notice has been given on or before December 1, 2007. As additional rent the subtenant pays common area maintenance, association dues, insurance, property taxes and special assessments. The monthly amount for executory cost rent is $2,995. Rental expense charged to operations in 2004 amounts to $104,880 and $45,321 for base rent and executory rent, respectively.

The following is a schedule of future minimum sublease payments required under the above operating sublease as of December 31, 2004:

Year ending December   Minimum Amount  Executory Cost Amount
--------------------   --------------  ---------------------
                2005     $104,880          $ 35,940
                2006      104,880            35,940
                2007      104,880            35,940
                2008       34,960            11,980
                2009            -                 -
          Thereafter            -                 -
                         --------           -------
                         $349,600          $119,800
                          =======           =======

NOTE D - EQUIPMENT OPERATING LEASES

The Company leases credit card equipment under a 36 month operating lease beginning September, 2003 requiring monthly payments of $144. Equipment lease payments charged to operations in 200 was $1,728. The lease is guaranteed by the sole member.
                                                                F-46
                          4115 MILL STREET, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE E - COMPENSATED ABSENCES

Full time employees of the Company are entitled to paid holiday, sick, and personal days off, depending on the job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.


NOTE F - SUBSEQUENT EVENTS

Effective March 29, 2005 this entity was sold as part of a consolidated acquisition agreement to an unrelated party. The current management group will continue to manage the operations for the benefit of the buyers in exchange for a management fee and other consideration.

Additionally, beginning April 18 through May 18, 2005 the operation will be closed to remodel facilities and train management for the summer business.

The Company is in negotiations with building owners to resolve deficient rent pursuant to the original lease. The Company paid its rent to the lessee pursuant to the sublease agreement. However, unbeknownst to the Company, the sublessor did not pay the rent to the owner. The owner has pursued certain legal actions in order to collect his rent. Company counsel is working with owner counsel to resolve the deficiency and eliminate the sublease arrangement.

                                                                F-47

Couchot, Hogenkamp & Associates, Inc.
Certified Public Accountants
818-A East Franklin Street
Centerville, Ohio 45459
937.436.1400

Independent Auditor's Report

To the Board of Directors
296 N. Stone, LLC
Dublin, Ohio


We have audited the accompanying balance sheet of 296 N. Stone, LLC (an Ohio Single Member Limited Liability Company) as of December 31, 2004 and the related statements of income, member's equity, and cash flows for the year ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on the audit.

We conducted the audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable, but not absolute, assurance whether the financial statements are free from material misstatement due to fraud or error. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The audit procedures selected depend on our assessment of the risks of material misstatements in the financial statements. In making those risk assessments, we consider internal control relevant to the entity's preparation of the financial statements as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control; and an audit also includes evaluating the appropriateness of the accounting policies used, the reasonableness of significant accounting estimates made by management, as well as the overall financial statement presentation and disclosures.

We believe that the audit evidence that was obtained is sufficient and appropriate to provide a reasonable basis for our opinion on the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 296 N. Stone, LLC. as of December 31, 2004, and the results of its operations and its cash flows for the year ended December 31, 2004 in conformity with generally accepted accounting principles generally accepted in the United States of America.

Couchot, Hogenkamp & Associates, Inc.

March 28, 2005                                                  F-48


                            296 N. STONE, LLC
                              BALANCE SHEET
                            December 31, 2004

ASSETS, LIABILITIES, AND MEMBER'S EQUITY

CURRENT ASSETS
 Cash                                      $   4,496
 Inventory                                    16,821
 Prepaid expenses                              5,044
                                             -------
Total current assets                          26,361

PROPERTY AND EQUIPMENT-at cost
 Leasehold improvements                    $  46,000
 Equipment & fixtures                         54,000
                                             -------
                                             100,000
 Less accumulated depreciation               (15,707)
                                             -------
                                              84,293

OTHER ASSETS
 Deposits
 organization cost net of amoritization
  of $171                                        315
                                                 829
                                             -------
                                               1,144
                                             -------
                                           $ 111,798
                                             =======
CURRENT LIABILIITES
 Bank overdraft                            $  28,516
 Note payable affiliate                       19,607
                                             -------
                                           $  48,123

 Accrued liabilities
  Payroll                                      1,446
  Sales tax                                    1,209
                                             -------
                                               2,655
                                             -------
Total current liabilities                     50,778

COMMITMENT                                         -

MEMBER'S EQUITY                               61,020
                                             -------
                                           $ 111,798
                                             =======



See accompanying notes and independent auditor's report         F-49

                              296 N. STONE, LLC
                             STATEMENT OF INCOME
                         Year ended December 31, 2004


                                                 Amount

SALES                                       $ 817,941

COST OF SALES                                 323,426
                                             --------
Gross profit                                  494,515

OPERATING EXPENSES
 Wages                                        118,326
 Management fee                                     -
 Advertising                                   61,384
 Bank charges and merchant fees                18,895
 Depreciation                                  12,314
 Insurance                                     22,846
 Rent                                         164,961
 Repairs & maintenance                         39,787
 Office expense                                 8,795
 Payroll taxes                                 11,315
 Supplies                                      15,905
 Travel & lodging                               8,183
 Utilities                                     38,224
                                             --------
                                              520,935
                                             --------

NET INCOME (LOSS)                           $ (26,420)
                                              =======



See accompanying notes and independent auditor's report         F-50


                               296 N. STONE, LLC
                         STATEMENT OF MEMBER'S EQUITY
                         Year ended December 31, 2004



Member's equity at beginning of year        $  207,047

Capital contributions                                -

Capital distributions                         (119,607)

Net income (loss)                              (26,420)
                                              --------
Member's equity at December 31, 2004           $61,020
                                              ========








See accompanying notes and independent auditor's report         F-51


                              296 N. STONE, LLC
                            STATEMENT OF CASH FLOW
                         Year ended December 31, 2004


CASH FLOW FROM OPERATING ACTIVITIES

Net income (loss)                         $  (26,420)

Adjustments to reconcile net income to
 net cash used by operating activities
 Depreciation and amortization expense        12,464
 (Incease) decrease in:
  Inventory                                   (1,004)
  Prepaid expenses                            17,411
 Incease (decrease) in:
  Accounts payable                            (2,444)
  Bank overdraft                              12,936
  Accrued liabilities                            115
                                            --------
 Net cash provided by operating activities    13,058
                                            --------
CASH FLOW FROM INVESTING ACTIVITIES
Acquisition of property and equipment              -
                                            --------
 Net cash used by investing activities             -
                                            --------
CASH FLOW FROM FINANCING ACTIVITIES
 Member's contributions                            -
 Member's distrubution                             -
 Decrease in short-term note-net             (10,654)
                                            --------
 Net cash provided by financing activities   (10,654)
                                            --------
Net increase in cash                           2,404

CASH AT BEGINNING OF YEAR                      2,092
                                             -------
CASH AT DECEMBER 31, 2004                 $    4,496
                                             =======

The Company adjusted the cost of leasehold improvements and equipment it previously capitalized from an affiliate in the amount of $100,000 and recorded an advance from a related entity in the amount of $19,607. To record these transactions the sole member recorded a distribution to member of $119,607.




See accompanying notes and independent auditor's report         F-52


                             296 N. STONE, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of 296 N. Stone, LLC is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform with accounting principles accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

1.	Nature of Operations

The Company is established as a single member Limited Liability Company engaged in the night club business and operating under the name "Coconuts" in Tucson, Arizona to take advantage of the limited liability protection.
 The sole member has limited liability; that is, he is not personally liable for the LLC's debts or liabilities except to the extent of his investment and any remaining commitment to the LLC. The management of 296
N. Stone, LLC is held in an affiliated Limited Liability Company that is compensated through management fees designed to strip the operating LLC of all excess cash. No management fees were paid in 2004.

2.	Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.


3.	Inventories

Inventories are valued at the lower cost (first-in, first-out) or market. Inventories consist of liquor, beer, wine, and assorted non-alcoholic beverages, and assorted drink mixes.

See accompanying notes and independent auditor's report         F-53

                             296 N. STONE, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

4.	Property and Equipment

Amortizable and depreciable assets are reported at original cost less accumulated amortization and depreciation. Amortization and depreciation is provided for in amounts sufficient to relate the cost of such assets to operations over their estimated service lives by the straight-line method.
 For federal income tax purposes, amortization and depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. The cost of assets sold or retired and the accumulated amortization or depreciation are removed from the accounts in the year of disposal and any gain or loss is included in operations. Maintenance, repairs and minor improvements are charged to operations as incurred while betterments which substantially extend service lives are capitalized.

5.	Income Taxes

The Company is a single member Limited Liability Company under the laws of the State of Ohio and registered to do business in Arizona. Under those provisions, the Company does not pay federal, state or city corporation income taxes on its taxable income and is not permitted a net operating loss carryover or carryback. Instead, the member is individually liable for federal, state, and city income taxes on the Company's taxable income and receives the tax benefits resulting from any Company net operating losses to the extent he has basis for its deductibility.

6.	Revenue Recognition

The Company is a cash business that maintains its accounting records on the accrual basis of accounting. Accordingly, revenues are recognized as income when the product has been sold and cash is received.

7.	Advertising Expense

The Company expenses advertising costs as incurred. Advertising expenses for the period ended December 31, 2004 were $61,384.

8.	Intangibles

Intangible assets are made up of organizational costs that are amortized over a period of sixty months.

See accompanying notes and independent auditor's report         F-54

                             296 N. STONE, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

9.	Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

10.	Concentrations of Credit Risk Arising from Cash Deposits in Excess in
Insured Limits

The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2004, the Company's uninsured cash balance is - 0-. The Company's cash position throughout the year rarely exceeds $100,000.

11.	 Accounting Period

The Company reports on a calendar year ending December 31.


NOTE B - RELATED PARTY TRANSACTIONS

The Company has an informal management agreement with an affiliated company. That affiliate provides management expertise in exchange for the excess cash profits of the entity. During 2004 the Company did not pay any management fees.

The Company contracted with a related affiliate to design, build and install leasehold improvements and equipment to open the business. The net for store buildouts of $100,000 was capitalized into the equity of the member.


NOTE C - SHORT TERM NOTE

The Company has an unsecured note with a related affiliate. The note is not interest bearing and is due upon demand.

See accompanying notes and independent auditor's report         F-55


                             296 N. STONE, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004


NOTE D - FACILITY LEASE COMMITMENTS

The Company conducts its operations from facilities that are leased under an eight year noncancellable operating lease expiring in June, 2011. The lease entered into August 21, 2003 allowed for rent to commerce the day after lessee obtained authorization by the Arizona Board of Liquor License and Control to use a series 6 liquor license on the premises. The liquor license was issued November 19, 2003. Beginning July 1, 2004 and annually throughout the term of the lease, base rent shall increase 3% on each anniversary date. Additionally, the Company shall pay percentage rent to the extent that six percent of gross quarterly sales shall mean all sales from the Premises that would be subject to sales tax. In addition to the base rent and percentage rent the Company shall pay as additional rent an amount to cover real estate taxes and insurance is $2,942 and is paid monthly with as annual reconciliation. The lease is partially guaranteed up until $100,000 of base rent has been paid. This guarantee has been satisfied.

The Company has an option to terminate the lease effective at midnight on June 30, 2011 and again on June 30, 2016 by providing Lessor with not less that 180 days advance written notice. Lessee has no right to sublease or assign its interest under the lease without prior consent of the Lessor

Future minimum lease payments at December 31, 2004 are as follows:

Periods ending December     Minimum Amount      Executory Cost Amount
   2005                        $ 112,909             $ 36,360
   2006                          116,296               37,460
   2007                          119,785               38,580
   2008                          123,387               39,740
   2009                          127,090               40,930
   Thereafter                    265,728               85,585
                                --------              -------
                               $ 865,195             $278,655
                                ========              =======



Rental expense charged to operations in 2004 amounted to $109,620 and $55,341 for base rent and executory rent, respectively.
                                                                F-56

                             296 N. STONE, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004


NOTE E - EQUIPMENT OPERATING LEASES

Full time employees of the Company are entitled to paid holiday, sick and person days off, depending on the job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when paid actually paid to employees.



NOTE F- SUBSEQUENT EVENT

Effective March 29, 2005 this entity was sold as part of a consolidated acquisition agreement to an unrelated party. The current management group will continue to manage the operations for the benefit of the buyers in exchange for a management fee and other consideration.

                                                                F-57



Couchot, Hogenkamp & Associates, Inc.
Certified Public Accountants
818-A East Franklin Street
Centerville, Ohio 45459
937.436.1400

Independent Auditor's Report

To the Board of Directors
6107 Ridgewood Road, LLC
Dublin, Ohio


We have audited the accompanying balance sheet of 6107 Ridgewood Road, LLC (an Ohio Single Member Limited Liability Company) as of December 31, 2004 and the related statements of income, member's equity, and cash flows from February 10, 2004 (date of inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on the audit.

We conducted the audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable, but not absolute, assurance whether the financial statements are free from material misstatement due to fraud or error. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The audit procedures selected depend on our assessment of the risks of material misstatements in the financial statements. In making those risk assessments, we consider internal control relevant to the entity's preparation of the financial statements as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control; and an audit also includes evaluating the appropriateness of the accounting policies used, the reasonableness of significant accounting estimates made by management, as well as the overall financial statement presentation and disclosures.

We believe that the audit evidence that was obtained is sufficient and appropriate to provide a reasonable basis for our opinion on the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 6107 Ridgewood Road, LLC. as of December 31, 2004, and the results of its operations and its cash flows from February 10, 2004 (date of inception) to December 31, 2004 in conformity with generally accepted accounting principles generally accepted in the United States of America.

Couchot, Hogenkamp & Associates, Inc.

March 28, 2005
                                                                F-58
                         6107 Ridgewood Road LLC
                              BALANCE SHEET
                            December 31, 2004

                 ASSETS, LIABILITIES, AND MEMBER'S EQUITY

CURRENT ASSETS
 Cash                                      $   8,999
 Inventory                                    37,864
                                             -------
 Total current assets                         46,863

PROPERTY AND EQUIPMENT-at cost
 Leasehold improvements                    $ 390,000
 Equipment & fixtures                        219,529
                                             -------
                                             609,529
 Less accumulated depreciation               (58,634)
                                             -------
                                             550,895
                                             -------
                                           $ 597,758
                                             =======
CURRENT LIABILIITES
 Bank overdraft                            $  93,830
 Note payable-insurance                        1,729
 Accounts payable                                795
 Accrued liabilities
  Accrued rent                             $  31,950
  Sales tax                                   31,972
                                             -------
                                              63,922
                                             -------
 Total current liabilities                   160,276

COMMITMENT                                         -

MEMBER'S EQUITY                              437,482
                                             -------
                                           $ 597,758
                                             =======


See accompanying notes and independent auditor's report         F-59

                          6107 Ridgewood Road LLC
                            STATEMENT OF INCOME
         From March 18, 2004 (date of inception) to Decmeber 31, 2004


                                                Amount

SALES                                         $ 2,849,612

COST OF SALES                                   1,255,495
                                                ---------
Gross profit                                    1,594,117

OPERATING EXPENSES
 Wages                                            346,730
 Management fee                                   354,351
 Advertising                                      129,323
 Bank charges and merchant fees                    48,018
 Depreciation                                      58,634
 Insurance                                         26,591
 Rent                                             257,442
 Repairs & maintenance                             39,375
 Office expense                                    16,166
 Payroll taxes                                     70,492
 Supplies                                          24,465
 Travel & lodging                                  33,055
 Utilities                                        133,003
                                                ---------
                                                1,537,645
                                                ---------

NET INCOME                                     $   56,472
                                                =========









See accompanying notes and auditor's report                     F-60

                            6107 Ridgewood Road LLC
                         STATEMENT OF MEMBER'S EQUITY
          From March 18, 2004 (date of inception) to December 31, 2004



Member's equity at February 10, 2004            $       -

Capital contributions                             410,760

Capital distributions                             (29,750)

Net income                                         56,472
                                                  -------
Member's equity at December 31, 2004            $ 437,482
                                                  =======
















See accompanying notes and auditor's report                     F-61

                            6107 Ridgewood Road LLC
                            STATEMENT OF CASH FLOW
         From March 18, 2004  (date of inception) to December 31, 2004


CASH FLOW FROM OPERATING ACTIVITIES
 Net income                                    $   56,472

 Adjustments to reconcile net income to
  net cash used by operating activities
  Depreciation and amortization expense            58,634
  (Increase) decrease in:
   Inventory                                      (37,864)
  Increase (decrease) in:
   Accounts payable                                   795
   Bank overdraft                                  93,830
   Accrued liabilities                             63,922
                                                  -------
 Net cash provided by operating activities        235,789
                                                  -------
CASH FLOW FROM INVESTING ACTIVITIES
 Acquisition of property and equipment           (609,529)
                                                  -------
 Net cash used by investing activities           (609,529)
                                                  -------
CASH FLOW FROM FINANCING ACTIVITIES
 Member's contributions                           410,760
 Member's distrubution                            (29,750)
 Increase in short-term note-net                    1,729
                                                  -------
 Net cash provided by financing activities        382,739
                                                  -------
Net increase in cash                                8,999

CASH AT FEBRUARY 10, 2004                               -
                                                  -------
CASH AT DECEMBER 31, 2004                      $    8,999
                                                  =======
See accompanying notes and auditor's report                     F-62

                           6107 Ridgewood Road, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                              December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of 6107 Ridgewood Road, LLC is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform with accounting principles accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

1.	Nature of Operations

The Company, which opened for business March 18, 2004, is established as a single member Limited Liability Company engaged in the night club business, doing business as "Headliners" in Jackson, Mississippi. The Company is set up as a Limited Liability Company to take advantage of the limited liability protection. The sole member has limited liability; that is, he is not personally liable for the LLC's debts or liabilities except to the extent of his investment and any remaining commitment to the LLC. The management of 6107 Ridgewood Road, LLC is held in an affiliated Limited Liability Company that is compensated through management fees designed to strip the operating LLC of all excess cash.

2.	Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

3.	Inventories

Inventories are valued at the lower cost (first-in, first-out) or market. Inventories consist of liquor, beer, wine, and assorted non-alcoholic beverages, and assorted drink mixes.

                                                                F-63
                          6107 Ridgewood Road, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

4.	Property and Equipment

Amortizable and depreciable assets are reported at original cost less accumulated amortization and depreciation. Amortization and depreciation is provided for in amounts sufficient to relate the cost of such assets to operations over their estimated service lives by the straight-line method. For federal income tax purposes, amortization and depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. The cost of assets sold or retired and the accumulated amortization or depreciation are removed from the accounts in the year of disposal and any gain or loss is included in operations. Maintenance, repairs and minor improvements are charged to operations as incurred while betterments which substantially extend service lives are capitalized.

Depreciation and amortization periods by asset type.

     Equipment                7 yrs.
     Leasehold improvements  10 yrs.

5.	Income Taxes

The Company is a single member limited liability company under the laws of the State of Ohio and registered to do business in Mississippi. Under those provisions, the Company does not pay federal, state or city corporation income taxes on its taxable income and is not permitted a net operating loss carryover or carryback. Instead, the member is individually liable for federal, state, and city income taxes on the Company's taxable income and receives the tax benefits resulting from any Company net operating losses to the extent he has basis for its deductibility.

6.	Revenue Recognition

The Company is a cash business that maintains its accounting records on the accrual basis of accounting. Accordingly, revenues are recognized as income when the product has been sold and cash is received.

7.	Advertising Expense

The Company expenses advertising costs as incurred. Advertising expenses for the period ended December 31, 2004 were $129,323.
                                                                F-64
                          6107 Ridgewood Road, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

8.	Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

9.	Concentrations of Credit Risk Arising from Cash Deposits in Excess in
Insured Limits

The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2004, the Company's uninsured cash balance is - 0-. The Company's cash position throughout the year rarely exceeds $100,000.

10.	 Accounting Period

The Company reports on a calendar year ending December 31.


NOTE B - RELATED PARTY TRANSACTIONS

The Company has an informal management agreement with an affiliated company. That affiliate provides management expertise in exchange for the excess cash profits of the entity. During the current reporting period the Company paid $354,351 of management fee expense.

The Company contracted with a related affiliate to design, build and install leasehold improvements and equipment to open the business. The total capitalized buildout cost for the store was $600,000, of which $189,240 was paid to the affiliate with the remaining unpaid balance of $410,760 capitalized into the equity account of the member.
                                                                F-65
                          6107 Ridgewood Road, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004


NOTE C - SHORT TERM NOTE

The Company entered into an unsecured financing arrangement with a Premium Financing Specialist to pay its general insurance liability for the period 3/17/04 to 3/17/05. The note required down payment of $4,334 and nine equal monthly payments of $1,348 beginning April 12, 2004 at the rate of 8.25%.

NOTE D - FACILITY LEASE COMMITMENTS

On February 13, 2004, the Company entered into a sublease agreement with an unrelated party. The Company, therefore, conducts its operations from these facilities, which are leased under a noncancellable operating lease expiring December 2008.

The initial sublease term (March 18, 2004 through December 31, 2008) requires the subtenant to pay rent of $15,000 on or before the 15th of each month for the entire term of the sublease agreement. Beginning May 1, 2004 the Company leased additional space at the rate of $2,250 per week for the remaining term of the original lease (December 31, 2008) and took over the obligation for the maintenance, taxes, insurance, utilities, etc.
 The subtenant has the option to renew the original sublease for an additional five year term at the monthly rate of $16,667 provided written notice has been given on or before September 1, 2007. Additionally, the subtenant is required to pay maintenance, insurance, property taxes, and all utilities. Currently the monthly amount for this additional rent is $4,500. Rental expense in the amount of $257,442 was charged to operations for the period ended December 31, 2004. The lease does not have a provision that would require additional rent based on sales exceeding some threshold.

The following is a schedule of future minimum lease payments required under the above operating lease as of December 31, 2004:


                                                                F-66
                          6107 Ridgewood Road, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004


NOTE E - EQUIPMENT OPERATING LEASES

The Company leases credit card equipment under a 36 month operating lease beginning September, 2004 requiring monthly payments of $430. Equipment lease payments charged to operations in 2004 were $1720. The lease is guaranteed by the sole member.

The following is a schedule of minimum lease payments required under the above operating leases as of December 31, 2004:

Periods ending December Minimum Amount       Executory Cost Amount

                  2005  $  297,000                $ 54,000
                  2006     297,000                  54,000
                  2007     297,000                  54,000
                  2008     297,000                  54,000
                  2009           -                       -
            Thereafter           -                       -
                         ---------                 -------
                        $1,188,000                $216,000
                         =========                 =======

NOTE F - COMPENSATED ABSENCES

Full time employees of the Company are entitled to paid holiday, sick, and personal days off, depending on the job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

NOTE G - CAPITAL CONTRIBUTIONS

Capital Contributions include $410,760 of unpaid cost to build and acquire leasehold improvements and equipment to open the business. For financial reporting purposes and pursuant to a prospective sales arrangement the unpaid balance is reported as owners capital since the satisfaction of the obligation is part of the consideration.

NOTE H - SUBSEQUENT EVENT

Effective March 29, 2005 this entity was sold as part of a consolidated acquisition agreement to an unrelated party. The current management group will continue to manage the operations for the benefit of the buyers in exchange for a management fee and other consideration.



                                                                F-67


Couchot, Hogenkamp & Associates, Inc.
Certified Public Accountants
818-A East Franklin Street
Centerville, Ohio 45459
937.436.1400

Independent Auditor's Report

To the Board of Directors
1299 Farnam, LLC
Dublin, Ohio


We have audited the accompanying balance sheet of 1299 Farnam, LLC (an Ohio Single Member Limited Liability Company) as of December 31, 2004 and the related statements of income, member's equity, and cash flows from January 1, 2004 (date of inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on the audit.

We conducted the audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable, but not absolute, assurance whether the financial statements are free from material misstatement due to fraud or error. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The audit procedures selected depend on our assessment of the risks of material misstatements in the financial statements. In making those risk assessments, we consider internal control relevant to the entity's preparation of the financial statements as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control; and an audit also includes evaluating the appropriateness of the accounting policies used, the reasonableness of significant accounting estimates made by management, as well as the overall financial statement presentation and disclosures.

We believe that the audit evidence that was obtained is sufficient and appropriate to provide a reasonable basis for our opinion on the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1299 Farnam, LLC. as of December 31, 2004, and the results of its operations and its cash flows from January 1, 2004 (date of inception) to December 31, 2004 in conformity with generally accepted accounting principles generally accepted in the United States of America.

Couchot, Hogenkamp & Associates, Inc.

March 28, 2005
                                                                F-68
                              1299 Farnam, LLC
                               BALANCE SHEET
                             December 31, 2004

                  ASSETS, LIABILITIES, AND MEMBER'S EQUITY

CURRENT ASSETS
 Cash                                   $  16,156
 Inventory                                 28,365
 Prepaid expenses                          62,828
                                          -------
 Total current assets                     107,349

PROPERTY AND EQUIPMENT-at cost
 Leasehold improvements                 $ 133,000
 Equipment & fixtures                     110,000
                                          -------
                                          243,000
 Less accumulated depreciation            (21,761)
                                          -------
                                          221,239
                                          -------
                                        $ 328,588
                                          =======
CURRENT LIABILIITES
 Bank overdraft                         $  37,188
 Accounts payable                           2,729
 Note payable-insurance                     2,593

 Accrued liabilities
  Payroll                               $   3,493
  Sales tax                                 9,694
                                          -------
                                           13,187
                                          -------
 Total current liabilities                 55,697

Deferred rent                              46,501

COMMITMENT                                      -

MEMBER'S EQUITY                           226,390
                                          -------
                                        $ 328,588
                                          =======



See accompanying notes and independent auditor's report         F-69

                             1299 Farnam, LLC
                            STATEMENT OF INCOME
       From January 1, 2004 (date of inception) to December 31, 2004


                                            Amount

SALES                                     $ 1,339,334

COST OF SALES                                 632,108
                                            ---------
Gross profit                                  707,226

OPERATING EXPENSES
 Wages                                        222,383
 Management fee                                57,244
 Advertising                                   64,048
 Merchant fees and bank charges                29,480
 Depreciation and amortization                 21,761
 Insurance                                     28,810
 Rent                                         107,080
 Repairs & maintenance                         24,570
 Office expense                                 8,446
 Payroll taxes                                 38,257
 Supplies                                       4,767
 Equipment rental                               4,032
 Travel & lodging                               6,859
 Utilities                                     77,762
                                            ---------
                                              695,499
                                            ---------

NET INCOME                                $    11,727
                                            =========




See accompanying notes and independent auditor's report         F-70

                            1299 Farnam, LLC
                       STATEMENT OF MEMBER'S EQUITY
      From January 1, 2004 (date of inception) to December 31, 2004



Member's equity at January 1, 2004       $        -

Capital contributions                       234,663

Capital distributions                       (20,000)

Net income                                   11,727
                                           --------
Member's equity at December 31, 2004     $  226,390
                                           ========






See accompanying notes and independent auditor's report         F-71

                            1299 Farnam, LLC
                         STATEMENT OF CASH FLOW
       From January 1, 2004 (date of inception) to December 31, 2004


CASH FLOW FROM OPERATING ACTIVITIES
 Net income                                   $ 11,727

 Adjustments to reconcile net income to
  net cash used by operating activities
  Depreciation and amortization expense         21,761
  (Increase) decrease in:
   Inventory                                   (28,365)
   Prepaid expense                             (62,828)
  Increase (decrease) in:
   Bank overdraft                               37,188
   Accounts payable                              2,729
   Accrued liabilities                          13,187
   Deferred rent                                46,501
                                               -------
 Net cash provided by operating activities      41,900
                                               -------
CASH FLOW FROM INVESTING ACTIVITIES
 Acquisition of property and equipment        (243,000)
                                               -------
 Net cash used by investing activities        (243,000)
                                               -------
CASH FLOW FROM FINANCING ACTIVITIES
 Capital contributions-net                     234,663
 Increase in short-term note-net                 2,593
 Capital distrubution                          (20,000)
                                               -------
 Net cash provided by financing activities     217,256
                                               -------
Net increase in cash                            16,156

CASH AT JANUARY 1, 2004                              -
                                               -------
CASH AT DECEMBER 31, 2004                     $ 16,156
                                               =======




See accompanying notes and independent auditor's report         F-72

                               1299 Farnam, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                              December 31, 2004


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of 1299 Farnam, LLC is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform with accounting principles accepted in the United States of America and have been consistently applied in the preparation of the financial statements.


1.	Nature of Operations

The Company, which opened for business April 22, 2004, is established as a single member Limited Liability Company engaged in the night club business and operating under the name "Cactus Cafe" in Omaha, Nebraska. The Company is set up as a Limited Liability Company to take advantage of the limited liability protection. The sole member has limited liability; that is, he is not personally liable for the LLC's debts or liabilities except to the extent of his investment and any remaining commitment to the LLC. The management of 1299 Farnam, LLC is held in an affiliated Limited Liability Company that is compensated through management fees designed to strip the operating LLC of all excess cash.

2.	Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

3.	Inventories

Inventories are valued at the lower cost (first-in, first-out) or market. Inventories consist of liquor, beer, wine, and assorted non-alcoholic beverages, and assorted drink mixes.
                                                                F-73

                               1299 Farnam, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                              December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

4.	Property and Equipment

Amortizable and depreciable assets are reported at original cost less accumulated amortization and depreciation. Amortization and depreciation is provided for in amounts sufficient to relate the cost of such assets to operations over their estimated service lives by the straight-line method. For federal income tax purposes, amortization and depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. The cost of assets sold or retired and the accumulated amortization or depreciation are removed from the accounts in the year of disposal and any gain or loss is included in operations. Maintenance, repairs and minor improvements are charged to operations as incurred while betterment's which substantially extend service lives are capitalized.

Depreciation and amortization periods by asset type.

     Equipment                7 yrs.
     Leasehold Improvements  10 yrs.

5.	Income Taxes

The Company is a single member Limited Liability Company under the laws of the State of Ohio. Under those provisions, the Company does not pay federal, state or city corporation income taxes on its taxable income and is not permitted a net operating loss carryover or carryback. Instead, the member is individually liable for federal, state, and city income taxes on the Company's taxable income and receives the tax benefits resulting from any Company net operating losses to the extent he has basis for its deductibility.

6.	Revenue Recognition

The Company is a cash business that maintains its accounting records on the accrual basis of accounting. Accordingly, revenues are recognized as income when the product has been sold and cash is received.

7.	Advertising Expense

The Company expenses advertising costs as incurred. Advertising expenses for the period ended December 31, 2004 were $64,048.
                                                                F-74

                               1299 Farnam, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                              December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

8.	Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

9.	Concentrations of Credit Risk Arising from Cash Deposits in Excess in Insured Limits

The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2004, the Company's uninsured cash balance is -0-. The Company's cash position throughout the year rarely exceeds $100,000.

10.	 Accounting Period

The Company reports on a calendar year ending December 31.


NOTE B - RELATED PARTY TRANSACTIONS

The Company has an informal management agreement with an affiliated company. That affiliate provides management expertise in exchange for the excess cash profits of the entity. During the current reporting period the Company paid the affiliate $57,244 in management fees.

The Company contracted with a related affiliate to design, build and install leasehold improvements and equipment to open the business. The total buildout cost for the store was $350,000, of which $115,337 was paid to the affiliate with the remaining unpaid balance of $234,663 capitalized into the equity account of this member.
                                                                F-75

                               1299 Farnam, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                              December 31, 2004

NOTE C - SHORT TERM NOTE

The Company entered into an unsecured financing arrangement with a Premium Financing Specialist to pay its general insurance liability for the period 4/22/04 to 4/22/05. The note required a down payment of $8,859 and nine equal monthly payments of $2,593 beginning May 23, 2004 at the rate of 11.25%.


NOTE D - FACILITY LEASE COMMITMENTS

On December 22, 2003, the Company entered into a lease agreement with an unrelated landlord corporation. The Company, therefore, conducts its operations from these facilities, which are leased under a noncancellable operating lease expiring June 30, 2010.

The initial lease permits six months of zero rent to allow the tenant sufficient time to complete construction and open for business. Additionally, the landlord contributed $107,000 in the form of a rent credit to assist the tenant with improvement costs that ultimately benefit owner. At the point in time lease payments begin, June 22, 2004 and continuing through June 30, 2010, the tenant is required to pay $9,667 per month in rent, on or before the first day of each month.
 Actual cash is paid after the rent credit of $107,000 has been used in full. The tenant has the option to renew the lease for an additional five year term at the fair market value as of the renewal date, not less than 105% of base rent, provided written notice has been given not later than 180 days from June 30, 2010. As additional rent the tenant pays common area maintenance, association dues, insurance, property taxes and special assessments. Currently the monthly amount for this additional rent is $2,295. Minimum rent and executory cost rental expense charged to operations was $107,080 and $26,580 respectively for period ended December 31, 2004. This lease does not have a provision that would require additional rent based on sales exceeding some threshold.

The following is a schedule of future minimum lease payments required under the above operating lease as of December 31, 2004:

                            Minimum     Contingency    Executory
Periods ending December     Amount      Amount         Cost Amounts
                            -----------------------------------------
                   2005     $ 107,080    $     -      $  27,540
                   2006       107,080          -         27,540
                   2007       107,080          -         27,540
                   2008       107,080          -         27,540
                   2009       107,080          -         27,540
             Thereafter        53,540          -         13,770
                              -------      -----        -------
                            $ 588,940    $     -      $ 151,470
                              =======      =====        =======
                                                                F-76

                               1299 Farnam, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                               December 31, 2004

NOTE E - EQUIPMENT OPERATING LEASES

The Company leases credit card and dishwashing equipment under 36 month operating leases beginning April 2004 requiring monthly payments of $191 and $257, respectively. Equipment lease payments charged to operations in period ended December 2004 were $4,032. The lease is guaranteed by the sole member.

The following is a schedule of minimum lease payments required under the above operating leases as of December 31, 2004.


NOTE F - COMPENSATED ABSENCES

Full time employees of the Company are entitled to paid holiday, sick, and personal days off, depending on the job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

NOTE G - CAPITAL CONTRIBUTIONS

Capital contributions include $234,663 of unpaid cost incurred for leasehold improvement and equipment to open the business.

NOTE H - SUBSEQUENT EVENT

Effective March 29, 2005 this entity was sold as part of a consolidated acquisition agreement to an unrelated party. The current management group will continue to manage the operations for the benefit of the buyers in exchange for a management fee and other consideration.
                                                                F-77

Couchot, Hogenkamp & Associates, Inc.
Certified Public Accountants
818-A East Franklin Street
Centerville, Ohio 45459
937.436.1400

Independent Auditor's Report

To the Board of Directors
JP 4th Street Line, LLC
Dublin, Ohio

We have audited the accompanying balance sheet of JP 4th Street Line, LLC (an Ohio Single Member Limited Liability Company) as of December 31, 2004 and the related statements of income, member's equity, and cash flows from March 1, 2004 (date of inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on the audit.

We conducted the audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable, but not absolute, assurance whether the financial statements are free from material misstatement due to fraud or error. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The audit procedures selected depend on our assessment of the risks of material misstatements in the financial statements. In making those risk assessments, we consider internal control relevant to the entity's preparation of the financial statements as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control; and an audit also includes evaluating the appropriateness of the accounting policies used, the reasonableness of significant accounting estimates made by management, as well as the overall financial statement presentation and disclosures.

We believe that the audit evidence that was obtained is sufficient and appropriate to provide a reasonable basis for our opinion on the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JP 4th Street Line, LLC. as of December 31, 2004, and the results of its operations and its cash flows from March 1, 2004 (date of inception) to December 31, 2004 in conformity with generally accepted accounting principles generally accepted in the United States of America.

Couchot, Hogenkamp & Associates, Inc.

March 28, 2005
                                                                F-78
                           JP 4th Street Live LLC
                               BALANCE SHEET
                             December 31 2004

                  ASSETS, LIABILITIES, AND MEMBER'S EQUITY

CURRENT ASSETS
 Cash                                    $   24,850
 Inventory                                   51,503
 Prepaid expenses                            19,367
                                            -------
 Total current assets                        95,720

PROPERTY AND EQUIPMENT-at cost
 Leasehold improvements                  $1,400,000
 Equipment & fixtures                       600,000
                                          ---------
                                          2,000,000
 Less accumulated depreciation             (131,667)
                                          ---------
                                          1,868,333
OTHER ASSETS
 Organizational cost net of
  amortization of $149                          851
                                          ---------
                                         $1,964,904
                                          =========
CURRENT LIABILIITES
 Bank overdraft                          $   24,110
 Note payable-insurance                      12,991
 Accrued liabilities
  Payroll and payroll taxes              $    7,305
  Sales tax        10,969                    18,274
                                          ---------
 Total current liabilities                   55,375

COMMITMENT                                        -

MEMBER'S EQUITY                           1,909,529
                                          ---------
                                         $1,964,904
                                          =========




See accompanying notes and auditor's report                     F-79

                          JP 4th Street Live LLC
                            STATEMENT OF INCOME
         From June 17, 2004 (date of inception) to December 31, 2004

                                                  Amount

SALES                                           $ 3,069,347

COST OF SALES                                     1,192,627
                                                  ---------
Gross profit                                      1,876,720

OPERATING EXPENSES
 Wages                                              283,078
 Management fee                                     318,834
 Advertising                                         75,931
 Merchant fees and bank charges                      53,346
 Depreciation and amortization                      131,816
 Licenses & permits                                  30,780
 Insurance                                           21,320
 Rent                                               292,824
 Repairs & maintenance                               54,132
 Office expense                                      21,810
 Payroll taxes                                       64,237
 Supplies                                            23,048
 Travel & lodging                                    42,997
 Uniforms                                             2,972
 Utilities                                           60,293
                                                  ---------
                                                  1,477,418
                                                  ---------

NET INCOME                                      $   399,302
                                                  =========




See accompanying notes and independent auditor's report         F-80



                         JP 4th Street Live LLC
                      STATEMENT OF MEMBER'S EQUITY
      From March 1, 2004 (date of inception) to December 31, 2004



Member's equity at March 1, 2004       $         -

Capital contributed                      1,527,827

Capital distributions                      (17,600)

Net income                                 399,302
                                         ---------
Member's equity at December 31, 2004   $ 1,909,529
                                         =========
















See accompanying notes and independent auditor's report         F-81

                          JP 4th Street Live LLC
                          STATEMENT OF CASH FLOW
         From March 1, 2004 (date of inception) to December 31, 2004


CASH FLOW FROM OPERATING ACTIVITIES
 Net income                                     $  399,302

 Adjustments to reconcile net income to
  net cash used by operating activities
   Depreciation and amortization expense           131,816
   (Increase) decrease in:
    Inventory                                      (51,503)
    Prepaid expense                                (19,367)
    Other assets                                    (1,000)
   Increase (decrease) in:
    Bank overdraft                                  24,110
    Accrued liabilities                             18,274
                                                 ---------
                                                   102,330
                                                 ---------
 Net cash provided by operating activities         501,632
                                                 ---------
CASH FLOW FROM INVESTING ACTIVITIES
 Acquisition of property and equipment          (2,000,000)
                                                 ---------
 Net cash used by investing activities          (2,000,000)
                                                 ---------
CASH FLOW FROM FINANCING ACTIVITIES
 Member contributions                            1,527,827
 Member distributions                              (17,600)
 Increase in short-term note-net                    12,991
                                                 ---------
 Net cash provided by financing activities       1,523,218
                                                 ---------

Net increase in cash                                24,850

CASH AT MARCH 1, 2004                                    -

CASH AT DECEMBER 31, 2004                       $   24,850
                                                 =========
                                                                F-82
                         JP 4th Street Line, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of JP 4th Street Line, LLC is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform with accounting principles accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

1.	Nature of Operations

The Company, which opened for business June 17, 2004 in Louisville, Kentucky, is established as a single member Limited Liability Company engaged in the night club business and operating under the name "Red Cheetah" in Louisville, Kentucky. The Company is set up as a Limited Liability Company to take advantage of the limited liability protection. The sole member has limited liability; that is, he is not personally liable for the LLC's debts or liabilities except to the extent of his investment and any remaining commitment to the LLC. The management of JP 4th Street Line, LLC is held in an affiliated Limited Liability Company that is compensated through management fees designed to strip the operating LLC of all excess cash.

2.	Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

3.	Inventories

Inventories are valued at the lower cost (first-in, first-out) or market. Inventories consist of liquor, beer, wine, and assorted non-alcoholic beverages, and assorted drink mixes.
                                                                F-83
                         JP 4th Street Line, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

4.	Property and Equipment

Amortizable and depreciable assets are reported at original cost less accumulated amortization and depreciation. Amortization and depreciation is provided for in amounts sufficient to relate the cost of such assets to operations over their estimated service lives by the straight-line method. For federal income tax purposes, amortization and depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. The cost of assets sold or retired and the accumulated amortization or depreciation is removed from the accounts in the year of disposal and any gain or loss is included in operations. Maintenance, repairs and minor improvements are charged to operations as incurred while betterment's which substantially extend service lives are capitalized.

Depreciation and amortization periods by asset type.

     Equipment                7 yrs.
     Leasehold Improvements  10 yrs.

5.	Income Taxes

The Company is a single member limited liability company under the laws of the State of Ohio and registered to do business in Kentucky. Under those provisions, the Company does not pay federal, state or city corporation income taxes on its taxable income and is not permitted a net operating loss carryover or carryback. Instead, the member is individually liable for federal, state, and city income taxes on the Company's taxable income and receives the tax benefits resulting from any Company net operating losses to the extent he has basis for its deductibility.

6.	Revenue Recognition

The Company is a cash business that maintains its accounting records on the accrual basis of accounting. Accordingly, revenues are recognized as income when the product has been sold and cash is received.

7.	Advertising Expense

The Company expenses advertising costs as incurred. Advertising expenses for the period ended December 31, 2004 were $75,931.
                                                                F-84
                         JP 4th Street Line, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

8.	Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

9.	Concentrations of Credit Risk Arising from Cash Deposits in Excess in Insured Limits

The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2004, the Company's uninsured cash balance is -0-. The Company's cash position throughout the year rarely exceeds $100,000.

10.     Accounting Period

The Company reports on a calendar year ending December 31.


NOTE B - RELATED PARTY TRANSACTIONS

The Company has an informal management agreement with an affiliated company. That affiliate provides management expertise in exchange for the excess cash profits of the entity. During the current 2004 reporting period the Company paid the affiliate $318,834 in management fees.

The Company contracted with a related affiliate to design, build and install leasehold improvements and equipment to open the business. The total buildout cost for the store was $2,000,000, of which $472,173 was paid to the affiliate out of profits with the remaining unpaid balance of $1,527,827 capitalized into the equity account of the member.

                                                                F-85
                         JP 4th Street Line, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE C - SHORT TERM NOTE

The Company entered into an unsecured financing arrangement with a Premium Financing Specialist to pay its general insurance liability for the period 6/17/04 to 6/17/05. The note required down payment of $10,283 and nine equal monthly payments of $3,248 beginning July, 2004 at the rate of 10.5%.

NOTE D - FACILITY LEASE COMMITMENTS

On February 28, 2004, the Company entered into a lease agreement with an unrelated corporation. The Company, therefore, conducts its operations from facilities that are leased under a ten year noncancellable operating lease expiring June 30, 2014.

The initial lease term (June 17, 2004 through June 30, 2014) requires the tenant to pay basis rent of $37,100 per month during the first rental year, which includes common facility maintenance cost the base rent was adjusted to $52,117 per month beginning October 2004 due to additional outside patron space. Thereafter the base rent shall be increased by 3% cumulatively, for each succeeding rental year including the renewal period, if elected. Additionally, the Company shall pay percentage rental equal to 7% of Gross Sales in excess of the Gross Sales breakpoint, which is defined as the adjusted basic rental divided by 7 percent. The current year Gross Sales breakpoint is $6,360,000. The first determination point is the one year anniversary date of June 17, 2005; therefore, no obligation is booked at this point.

Additional rental, other than basic rent and percentage rent is for any other items within this lease agreement, including HVAC, trash, etc. This additional executory cost rental currently runs $15,017 per month. Operations have been charged minimum rent and executory cost rent of $292,824 and $60,293, respectively through December 31, 2004.

The following is a schedule of future minimum lease payments required under the above operating lease as of December 31, 2004:

                                                                F-86
                         JP 4th Street Line, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE E - EQUIPMENT OPERATING LEASES

The Company leases credit card equipment under a 36 month operating lease beginning June, 2004 requiring monthly payments of $333.
Equipment lease payments charged to operations in 2004 were $2,331. The lease is guaranteed by the sole member.

The following is a schedule of minimum lease payments required under the above operating leases as of December 31, 2004:
                                                                Executory
Periods ending December   Minimum Amount  Contingent Amount    Cost Amount
                          ------------------------------------------------
                   2005   $  625,400           $      -        $  180,200
                   2006      644,200                  -           185,600
                   2007      663,500                  -           192,200
                   2008      683,400                  -           196,900
                   2009      703,900                  -           202,800
             Thereafter    3,033,200                  -           784,210
                           ---------             ------         ---------
                          $6,353,600           $      -        $1,741,910
                           =========             ======         =========

NOTE F - COMPENSATED ABSENCES

Full time employees of the Company are entitled to paid holiday, sick, and personal days off, depending on the job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

NOTE G - CAPITAL CONTRIBUTIONS

Capital Contributions include $1,527,827 in unpaid cost of leasehold improvement and equipment incurred to open the business. For financial reporting purposes and pursuant to a prospective sales arrangement the unpaid cost of construction is capitalized since the full satisfaction of the obligation is considered part of the purchase price.

NOTE H- SUBSEQUENT EVENT

Effective March 29, 2005 this entity was sold as part of a consolidated acquisition agreement to an unrelated party. The current management group will continue to manage the operations for the benefit of the buyers in exchange for a management fee and other consideration.
                                                                F-87




              Unaudited Pro Forma Condensed Financial Statements
                                      of
          Headliners Entertainment Group, Inc. and Acquired Limited
                             Liability Companies


The following unaudited pro forma condensed combined financial statements give effect to the Consolidated Acquisition Agreement entered into on March 29, 2005 between Headliners Entertainment Group, Inc., a Delaware corporation and Paul Butler and JHF Properties, LLC an Ohio limited liability company using the purchase method of accounting for the business combination. The Consolidated Acquisition Agreement terminated and replaced all prior agreements (formal and informal) made among Headliners Entertainment Group, Inc. ("Headliners") and Paul Butler and JHF Properties, LLC (collectively, "JHF").

On March 31, 2005, pursuant to the Consolidated Acquisition Agreement, Headliners acquired all of the right, title and interest in five limited liability companies and the right to receive the net income of a sixth limited liability company. The Consolidated Acquisition Agreement provides for Headliners to acquire ownership of the sixth limited liability company at a second closing , which will occur after JHF has obtained $2,300,000 for the sale of Headliners common stock. Each of the limited liability companies operates an entertainment complex consisting of a dance club and other facilities, one each in Cincinnati, Kansas City, Tucson, Jackson, Louisville and Omaha.

The consideration paid for the six limited liability companies consists of $2,275,000 previously paid to JHF and a 0% convertible debenture due on March 31, 2008 in the principal amount of $5,000,000. The debenture is convertible into Headliners common stock at the option of JHF at any time until the note matures at a conversion price equal to the average of the closing bid prices of Headliners common stock for the five trading days immediately preceding the conversion. At the maturity date, the entire principle amount that remains outstanding may be converted at the option of Headliners.

In accordance with the Consolidated Acquisition Agreement Headliners and JHF have also commenced development of a project in Hampton, Va. (the "Virginia Project"). The Virginia Project will include a comedy club utilizing the Rascals trademark. JHF will be responsible for supervising the development and construction of the Virginia Project. The fee charged by JHF for the design and development of the Virginia Project is the sum of (a) $1,400,000 paid in cash on March 31, 2005 and (b) the value of the 7,000 shares issued by Headliners to JHF in June 2004. The value of the 7,000 shares will be determined by the amount of the proceeds received upon the sale of the shares by JHF.

Additionally, the Consolidated Acquisition Agreement contains provisions under which JHF will manage the seven properties and properties subsequently constructed by Headliners and JHF. In consideration for the management services, Headliners has issued common stock with a market value of $2,300,000 to JHF. Headliners has committed that if the proceeds realized by JHF from selling the shares are less than $2,300,000, Headliners will issue additional shares until JHF realized $2,300,000 in proceeds. Additionally, JHF will receive a weekly cash fee equal to the net cash flow of the six limited liability companies less $32,500, but limited to the greater of $11,538 or 200% of the average weekly salary and bonus paid in cash to Headliners chief executive officer. Headliners will also pay $3,500 per week to reimburse JHF for its office staff and a monthly car allowance of $3,600.

                                                                F-88

The transaction will be accounted for as an acquisition of the six limited liability companies under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price is allocated to the net tangible and intangible assets acquired by Headliners in connection with the transaction, based on their fair values as of the completion of the transaction. The excess cost over the net tangible and identifiable intangible assets is allocated to goodwill. The preliminary purchase price allocation is subject to finalization of the intangible asset acquired.

The unaudited pro forma condensed combined balance sheet gives effect to the transaction as if it occurred on December 31, 2004. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2004 give effect to the transaction as if it had occurred on January 1, 2004.

The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-k/A and result in preliminary allocation of the purchase price based on estimates of the fair value of the assets acquired and liabilities assumed. Management believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma financial data. The unaudited pro forma financial data may not be indicative of the financial position or results that would have occurred if the transaction had been in effect on the dates indicated or which may be obtained in the future.

The unaudited pro forma financial data should be read in conjunction with the historical consolidated financial statements and notes thereto of Headliners and the limited liability companies. Headliners historical consolidated financial statements are included in Headliners Annual Report on Form 10-KSB for the year ended December 31, 2004. The limited liability companies financial statements and related notes thereto are attached as exhibits to this Form 8-K/A.

                                                                F-89

             Unaudited Pro Forma Condensed Combined Balance Sheet
                              December 31, 2004

                                                         Historical
-----------------------------------------------------------------------------------------------------------------------------------
                 Headliners      1333         4115        296 N      6107        1299          JP             Pro          Pro
               Entertainment   Sycamore    Mill Street    Stone   Ridgewood     Farnum      4th Street       Forma        Forma
                Group, Inc.   Street, LLC      LLC         LLC    Road, LLC   Street, LLC   Line LLC     Adjustments     Combined

Assets

Current Assets
 Cash         $    29,058   $   9,111    $   7,078   $   4,496  $   8,999   $    16,156  $      24,850   $ 2,500,000a
                                                                                                          (1,400,000)d  $ 1,199,748
 Inventory              -      20,241       14,154      16,821     37,864        28,365         51,503             -        168,948
 Advances to
  affiliate             -           -        4,500           -          -             -              -             -          4,500
 Other current
  assets            1,500       6,257        4,511       5,044          -        62,828         19,367             -         99,507
 Assets to be
  disposed of     125,000           -            -           -          -             -              -             -        125,000
               --------------------------------------------------------------------------------------------------------------------
Total Current
 Assets           155,558      35,609       30,243      26,361     46,863       107,349         95,720     1,100,000      1,597,703
Property and
 equipment, net 1,202,293     137,534      102,882      84,293    550,895       221,239      1,868,333             -      4,167,469
Construction in
 progress         558,876           -            -           -          -             -              -             -        558,876
Investment in
 limited
 liability
 Companies,
 cost method    2,275,000           -            -           -          -             -              -    (2,275,000) b           -
Intangible
 assets                 -           -            -           -          -             -              -     4,477,554  b   4,477,554
Deposit                 -           -            -           -          -             -              -     1,400,000  d   1,400,000
Prepaid
 management
 fees                   -           -            -           -          -             -              -     2,300,000  c   2,300,000
Other assets       10,000      14,244        4,467       1,144          -             -            851             -         30,706
               --------------------------------------------------------------------------------------------------------------------
Total Assets    4,201,727     187,387      137,592     111,798    597,758       328,588      1,964,904     7,002,554     14,532,308
               ====================================================================================================================
Liabilities and
 Stockholders' Deficit
Current Liabilities
 Accounts
 payable and
 accrued
 expenses       1,595,247      94,609       67,345      31,171    158,547        53,104         42,384             -      2,042,407
Notes payable     852,615           -            -      19,607      1,729         2,593         12,991       800,000 a    1,689,535
Promissory
 notes          3,025,000           -            -           -          -             -              -             -      3,025,000
              ---------------------------------------------------------------------------------------------------------------------
Total Current
 Liabilities    5,472,862      94,609       67,345      50,778    160,276        55,697         55,375       800,000      6,756,942
Note Payable,
 net of
 discount               -           -            -           -          -             -              -     1,700,000 a    1,700,000
Deferred rent           -           -            -           -          -        46,501              -             -         46,501
                 ------------------------------------------------------------------------------------------------------------------
Total
 Liabilities    5,472,862      94,609       67,345      50,778    160,276       102,198         55,375     2,500,000      8,503,443
Stockholders'
 Deficit
 (Members
 Equity)
 Common stock         190           -            -           -          -             -              -           770 c          960
 Additional
 paid-in
 capital       16,232,891           -            -           -          -             -              -     2,299,230 c   18,532,121
Accumulated
 deficit      (17,504,216)          -            -           -          -             -              -             -    (17,504,216)
Convertible
 debenture              -           -            -           -          -             -              -     5,000,000 b    5,000,000
Members equity          -      92,778       70,247      61,020    437,482       226,390      1,909,529    (2,797,446)b            -
             ----------------------------------------------------------------------------------------------------------------------
Total Stockholders'
 Deficit
 (Members
 Equity)      (1,271,135)      92,778       70,247      61,020    437,482       226,390      1,909,529     4,502,554      6,028,865
             ----------------------------------------------------------------------------------------------------------------------
Total Liabilities
 and
 Stockholders'
 Deficit     $ 4,201,727    $ 187,387    $ 137,592   $ 111,798  $ 597,758     $ 328,588    $ 1,964,904   $ 7,002,554   $ 14,532,308
             ======================================================================================================================

                                                                F-90

               Unaudited Pro Forma Condensed Combined Balance Sheet
                                 December 31, 2004


The following unaudited pro forma adjustments relate to the acquisition as if it had occurred as of December 31, 2004. The pro forma adjustments are based on preliminary estimates that may change as additional information is obtained.

a. This adjustment represents the indebtedness incurred in connection with the acquisition as follows:

    Issuance of promissory note   $ 3,000,000
    Discount on note                  500,000
                                    ---------
    Cash received                 $ 2,500,000
                                    =========

In addition to the discount on the note, the note bears interest at the rate of 12% per year. The note is due November 21, 2007.

b. The following represents the allocation of the purchase price to the acquired assets and assumed liabilities of the acquired limited liability companies and is for illustrative purposes only. This allocation is preliminary and based on the limited liability companies assets and liabilities as of December 31, 2004.

   Cash paid for the acquisition                $  2,275,000
   Issuance of convertible debenture to seller     5,000,000
                                                  ----------
                                                   7,275,000
   Fair value of net assets to be acquired         2,797,446
                                                  ----------

   Excess purchase price to be allocated to
    intangible assets                           $  4,477,554
                                                  ==========
c. These adjustments represent the common shares of Headliners Entertainment Group, Inc. issued to JHF on the date of the agreement for management services of the limited liability companies to be provided.

d. This adjustment represents the cash paid to JHF for the commencement of the Hampton, Virginia project.



                                                                F-91

          Unaudited Pro Forma Condensed Combined Statement of Operations
                       For the Year Ended December 31, 2004


                                                         Historical
-----------------------------------------------------------------------------------------------------------------------------------
                 Headliners      1333         4115        296 N      6107        1299          JP             Pro          Pro
               Entertainment   Sycamore    Mill Street    Stone   Ridgewood     Farnum      4th Street       Forma        Forma
                Group, Inc.   Street, LLC      LLC         LLC    Road, LLC   Street, LLC   Line LLC     Adjustments     Combined




Net Sales      $ 1,317,898   $ 2,265,743  $ 1,011,850  $ 817,941  $ 2,849,612  $ 1,339,334 $ 3,069,347  $          -  $ 12,671,725
Cost of Sales      582,687       770,174      370,343    323,426    1,255,495      632,108   1,192,627             -     5,126,860
               -------------------------------------------------------------------------------------------------------------------
Gross Profit       735,211     1,495,569      641,507    494,515    1,594,117      707,226   1,876,720             -     7,544,865

General and
 Administrative
 Expenses
 General and
  Administrative
  Expenses      3,650,133      1,509,672      652,568    520,935    1,537,645      695,499   1,477,418    (1,491,323) g
 Stock Based
  Compensation  5,795,849              -            -          -            -            -           -             -     5,795,849
               -------------------------------------------------------------------------------------------------------------------
Total General
 and
 Administrative
 Expenses       9,445,982      1,509,672      652,568    520,935    1,537,645      695,499   1,477,418       483,853    16,323,572
               -------------------------------------------------------------------------------------------------------------------
Other Income
 (Expense)
 Interest
  expense        (126,812)             -            -          -            -            -           -      (300,000) e
 Other income         740              -            -          -            -            -           -             -           740
               -------------------------------------------------------------------------------------------------------------------
Total Other
 Expense         (126,072)             -            -          -            -            -           -      (487,500)     (613,572)
               -------------------------------------------------------------------------------------------------------------------
Net (Loss)
 Income From
 Continuing
 Operations   $(8,836,843)    $  (14,103)   $ (11,061)  $(26,420)   $  56,472    $  11,727   $ 399,302    $ (971,353)  $(9,392,279)
               ===================================================================================================================

                                                                F-92

        Unaudited Pro Forma Condensed Combined Statement of Operations
                             December 31, 2004


The following adjustments to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2004 relate to the acquisition as if it had occurred as of January 1, 2004. The pro forma adjustments are based on preliminary estimates that may change as additional information is obtained.

e. This adjustment represents the interest expense on the new promissory note issued in connection with the acquisition. An interest rate of 12% per year, assuming the debt was outstanding as of January 1, 2004.

f. This adjustment represents the amortization of the discount on the promissory note issued in connection with the acquisition, assuming the debt was outstanding as of January 1, 2004.

g. This adjustment represents the elimination of the limited liability companies' expense for the management fee paid to JHF for the year ended December 31, 2004.

h. This adjustment represents the estimated management fees to JHF pursuant to Article III of the Consolidated Acquisition Agreement, assuming the transaction occurred on January 1, 2004.

             Part II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

     Headliners' By-laws provide that Headliners will indemnify our directors and officers against liabilities arising from their service as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Headliners pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Headliners of expenses incurred or paid by a Director, officer or controlling person of Headliners in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, Headliners will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Our certificate of incorporation also provides that our directors will not be personally liable to us for monetary damages for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors.

Item 25.  Other Expenses of Issuance and Distributions

     The following are the expenses that Headliners expects to incur in connection with the registration and distribution of the shares being registered. All of these expenses (other than the filing fee) are estimated, and will not be certain until after the registration statement is declared effective. Headliners will pay all of these expenses; the selling shareholders will pay none of them.

      Filing Fee....................... $16,862
      Accounting fees..................   5,000
      Transfer Agent ..................     500
      Legal fees.......................  10,000
      Printing expenses................     300
                                         ------
           TOTAL....................... $32,662
                                         ======
Item 26.  Recent Sales of Unregistered Securities.

     In October 2002 Headliners issued 2 shares of common stock to Andrew Freundlich. The securities were issued in consideration for a loan extension. The shares were valued at $250,000 per share, the market price of the shares on the date of issuance. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own account. There were no underwriters.

     In January 2003 Headliners issued 1.213 shares of common stock to Michael Margolies. The securities were issued in consideration for management services performed by Mr. Margolies. The shares were valued at $4,500 per share, the market price on the date the shares were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own account. There were no underwriters.

     In January 2003 Headliners issued 300 shares of common stock to Marod Holdings LLC and Rodmar Holdings, LLC. The securities were issued in consideration for a loan. The shares were valued at $4,500 per share, the market price on the date the shares were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose executives had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

     In May 2003 Headliners issued 1,000 shares of common stock to Rodmar Holdings LLC. The securities were issued in consideration for satisfaction of $500,000 due on a promissory note. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

     In June 2003 Headliners issued 275 shares of common stock to iCapital
Finance Inc. and Basic Investors Inc.   The securities were issued in
consideration for their undertaking to provide capital-raising services. The shares were valued at $2,000 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose executives had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

     In June 2003 Headliners issued 7.5 shares of common stock to National Financial Comm. Corp. The securities were issued in satisfaction of a $10,000 obligation. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

     In August 2003 Headliners issued 2,000 shares of common stock to Eduardo Rodriguez and Michael Margolies. The securities were issued in consideration for their undertaking to provide management services. The shares were valued at $700 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to individuals who had access to detailed information about Headliners and were acquiring the shares for their own accounts. There were no underwriters.

     In October 2003 Headliners issued 120 shares of common stock to Live Oak Capital LLC. The securities were issued in consideration for an undertaking to pay $60,000 for the shares. The sale was exempt pursuant to
Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

     In October 2003 Headliners issued a total of 321.231 shares of common stock to Cornell Capital Partners, LP, Newbridge Securities Corp., and Butler Gonzalez LLP. The securities were issued to compensate these entities for their roles in completing the Equity Line of Credit Agreement between Cornell Capital Partners and Headliners. The shares were valued at $350 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose principals had access to detailed information about Headliners and were acquiring the shares for their own accounts. There were no underwriters.

     In December 2003 Headliners issued 1,000 shares of common stock to Stanley Chason. The securities were issued in partial satisfaction of a $265,000 obligation. The amount of the obligation to be satisfied depended on the proceeds to be realized by sale of the shares, and was not known at the time of issuance. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and was acquiring the shares for his own account. There were no underwriters.

     In December 2003 Headliners issued a total of 1,500 shares of common stock to Mark Magnusson and Drew Magnusson. The securities were issued in partial satisfaction of an obligation of approximately $155,000. The amount of the obligation to be satisfied depended on the proceeds to be realized by sale of the shares, and was not known at the time of issuance. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to individuals who had access to detailed information about Headliners and were acquiring the shares for their own accounts. There were no underwriters.

     In December 2003 Headliners issued a total of 1,250 shares of common stock to Rodmar Holdings LLC and Marod Holdings LLC. The securities were issued in satisfaction of an obligation of approximately $300,000. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose executives had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

     From January 2004 through December 2005 Headliners sold a total of 59,468 shares of common stock to Cornell Capital Partners, LP. The shares were sold for $2,215,000 cash. The sales were exempt pursuant to Section 4(2) of the Act since the sales were not made in a public offering and were made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

     In May 2004 Headliners sold 2,542.373 shares of common stock to Jeff
D. Halverson. The shares were sold for $50,000 cash. The sale was exempt pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own accounts. There were no underwriters.

     In May 2004 Headliners issued 5,900 shares of common stock to Brett Salter. The securities were issued in consideration for his undertaking to provide financial and management consulting services to Headliners through the six year term of the agreement. The shares were valued at $90 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose executives had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

     In May 2004 Headliners issued 2,000 shares of common stock to P.A. Whalen & Company. The securities were issued in satisfaction of a $100,000 obligation, with a covenant by P.A. Whalen & Company to return to Headliners any shares that remain after the proceeds from selling the shares reach $100,000. The shares were valued at $100,000, based on the terms of the agreement. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose owner who had access to detailed information about Headliners and was acquiring the shares for its own account. There were no underwriters.

     In June 2004 Headliners issued a total of 33,290 shares of common stock to 29 individual investors. The shares were sold for $932,500 cash. The sales were exempt pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder since the sales were not made in a public offering and were made to individual who had access to detailed information about Headliners and who were acquiring the shares for their own accounts. There were no underwriters.

     In June 2004 Headliners issued 7,000 shares of common stock to JHF Property Holdings, LLC. The shares were issued as an advance payment of Headliners' obligation to pay $1,400,000 to JHF Property Holdings to develop an entertainment facility. The shares will be valued at the amount realized by JHF Property Holdings when the shares are sold. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

     In July 2004 Headliners sold 30,000 shares of common stock to Kevin Waltzer. The shares were sold for $500,000 cash. The sale was exempt pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own accounts. There were no underwriters.

     In July 2004 Headliners issued a total of 3,600 shares of common stock to Wall Street At Home.com, Inc. and Oceanic Consulting LLC. The shares were issued in consideration for their services as finders who introduced investors to Headliners. The shares were valued at $80 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to
Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose executives had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

     In August 2004 Headliners issued a total of 11,900 shares of common stock to Paul Negroni, XXR Consulting, Inc. and Trans Global Industries, Inc. The securities were issued in consideration for their undertaking to provide financial and management consulting services. The shares were valued at $60 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose executives had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

     In August 2004 Headliners issued 2,000 shares of common stock to Stanley Chason. The securities were issued in partial satisfaction of a $265,000 obligation. The shares were valued at $60, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and was acquiring the shares for his own account. There were no underwriters.

     In August 2004 Headliners issued a total of 3,000 shares of common stock to Mark Magnusson and Drew Magnusson. The securities were issued in partial satisfaction of an obligation of approximately $155,000. The amount of the obligation to be satisfied depended on the proceeds to be realized by sale of the shares, and was not known at the time of issuance. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to individuals who had access to detailed information about Headliners and were acquiring the shares for their own accounts. There were no underwriters.

     In December 2004 Headliners issued 5,000 shares of common stock to Speridon Rouhana. The securities were issued in consideration for his undertaking to provide financial and management consulting services. The shares were valued at $15 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own account. There were no underwriters.

     In January 2005 Headliners issued 6,000 shares of common stock to Stanley Chason. The securities were issued in partial satisfaction of a $60,000 obligation. The shares were valued at $11, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and was acquiring the shares for his own account. There were no underwriters.

     In February 2005 Headliners issued 165,000 shares of common stock to
The Rodriguez Family Trust and The Margolies Family Trust. The shares were issued in consideration for the management services provided to Headliners by
Eduardo Rodriguez and Michael Margolies.   The shares were valued at $8.00 per
share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose principals had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

     In March 2005 Headliners issued 7,600,000 shares of common stock to
G&H Management L.L.C.. The shares were issued in consideration for the management services provided to Headliners by Eduardo Rodriguez and Michael
Margolies.   The shares were valued at $3.00 per share, the market value of the shares on the date they were issued.  The sale was exempt pursuant to
Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose principals had access to detailed information about Headliners and which was acquiring the shares for its own accounts. There were no underwriters.

     In March 2005 Headliners issued 2,400,000 shares of common stock to Kevin Waltzer. The shares were issued in consideration for Mr. Waltzer's forbearance in collecting his loans to Headliners, and for various consulting services and business opportunities he has provided to Headliners. The shares were valued at $3.00 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and was acquiring the shares for his own accounts. There were no underwriters.

     In June 2005 Headliners issued a total of 62,500 shares of common stock to Mark Iacono and Thomas Parker. The shares were issued in consideration for the release by Messrs. Iacono and Parker of any claims against Headliners. The shares were valued at $1.50 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to individuals who had access to detailed information about Headliners and were acquiring the shares for their own accounts. There were no underwriters.

Item 27.  Exhibits and Financial Statement Schedules

Exhibits

3-a Articles of Incorporation, as amended on May 6, 1993 and August 9, 1999 - Filed as an exhibit to the Company's Registration Statement on Form 10-SB and incorporated herein by reference.

3-a(1) Certificate of Amendment to Articles of Incorporation dated March 17, 2003 - filed as an exhibit to the Quarterly Report on Form 10-QSB for the period ended March 31, 2003 and incorporated herein by reference.

3-1(2) Certificate of Amendment to Articles of Incorporation dated May 24, 2004 - filed as an exhibit to the Current Report on Form 8-K dated June 1, 2004 and incorporated herein by reference.

3-1(3) Certificate of Amendment to Articles of Incorporation dated March 3, 2005 - filed as an exhibit to the Annual Report on Form 10-KSB for the year ended December 31, 2004 and incorporated herein by reference.

3-b By-laws - Filed as an exhibit to the Company's Registration Statement on Form 10-SB and incorporated herein by reference.

5       Opinion of Robert Brantl, Esq.

10-a Joint Management Agreement dated March 7, 2005 among Headliners Entertainment Group, Inc., Global Concepts, Ltd., Eduardo Rodriguez, Michael Margolies, The Rodriguez Family Trust and The Margolies Family Trust - filed as an exhibit to the Current Report on Form 8-K dated March 7, 2005 and incorporated herein by reference.

10-b Secured Convertible Debenture dated August 19, 2005 issued by Headliners to Cornell Capital Partners, LP. - filed as an exhibit to the Current Report on Form 8-K dated August 19, 2005 and incorporated herein by reference.

10-c Secured Convertible Debenture dated June 28, 2005 issued by Headliners to Cornell Capital Partners, LP. - filed as an exhibit to the Current Report on Form 8-K dated June 28, 2005 and incorporated herein by reference.

10-d Amended Pledge and Escrow Agreement dated June 28, 2005 between Headliners Entertainment Group, Inc. and Cornell Capital Partners, LP
        - filed as an exhibit to the Current Report on Form 8-K dated June 28, 2005 and incorporated herein by reference.

10-e Standby Equity Distribution Agreement dated March 16, 2005 between Headliners Entertainment Group, Inc. and Cornell Capital Partners, LP
        - filed as an exhibit to the Current Report on Form 8-K dated March 16, 2005 and incorporated herein by reference.

10-f    Subscription Agreement between the Registrant and Ckrush
        Entertainment, Inc. - filed as an exhibit to the Current Report on Form 8-K dated June 28, 2005 and incorporated herein by reference


10-g Shopping Center Lease dated November 28, 2003 between Eklecco LLC and Palisades Comedy LLC d/b/a Rascals Comedy Club for premises in the Palisades Center, West Nyack, NY - filed as an exhibit to the Registration Statement on Form SB-2 (333-116117) and incorporated herein by reference

10-h Management Agreement dated June 7, 2005 among Headliners Entertainment Group, Inc., Rascals Montclair, Inc., Irrevocable Margolies Family Trust, Irrevocable Rodriguez Family Trust and Gerry Pontones. - previously filed as an exhibit to this registration statement.

10-i Settlement Agreement dated July 22, 2005 among Headliners, Paul Butler, Jon B. Field, Jon H. Field, and JHF Properties, LLC.- filed as an exhibit to the Current Report on Form 8-K dated July 22, 2005 and incorporated herein by reference

21      Subsidiaries -   Rascals Comedy Club Stage Door Grill, Inc.
                         D.E.M. Amusements, Inc.
                         Rascals Cherry Hill, Inc.
                         Palisades Comedy LLC
                         1133 Sycamore Street LLC
                         4115 Mill Street LLC
                         296 N. Stone LLC
                         6107 Ridgewood Rd LLC
                         1299 Farnam St LLC
                         JP 4th Street Live LLC

23-a.   Consent of Bagell, Josephs & Company, LLC

23-b    Consent of Rosenberg Rich Baker Berman & Company, P.A.

23-c    Consent of Couchot, Hogenkamp & Associates, Inc.

23-d    Consent of Robert Brantl, Esq. is contained in his opinion.

Item 28.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities
Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Headliners, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Headliners of expenses incurred or paid by a Director, officer or controlling person of Headliners in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, Headliners will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement to:

                (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Headliners Entertainment Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the Town of Montclair and the State of New Jersey on the 23rd day of August, 2005.

                                  Headliners Entertainment Group, Inc.

                                  By: /s/Eduardo Rodriguez
                                  ----------------------------
                                  Eduardo Rodriguez, Chairman


     In accordance with to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities stated on August 23, 2005.



/s/Eduardo Rodriguez        President (Chief Executive Officer, Chief Financial
------------------------     Officer, Chief Accounting Officer), Director
Eduardo Rodgrguez

/s/Michael Margolies        Director
------------------------
Michael Margolies